UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
2025	|

Cautionary Note Regarding Forward-Looking Statements; Available Information
This Proxy Statement contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, the Company’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “will be,” “will continue, “will likely result,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans. Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, and are based on management's expectations and assumptions at the time the statements are made and are not guarantees of future results. The Company describes risks and uncertainties that could cause actual results and events to differ materially in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission (“SEC”), including under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise. References to the Company’s website in this Proxy Statement are provided as a convenience, and the information on the website is not, and shall not be deemed to be, a part of, or incorporated into, this Proxy Statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Texas Capital Bancshares, Inc., that electronically file with the SEC at http://www.sec.gov.
TCBI 2025|Notice of Annual Meeting and Proxy Statement i

A Letter from the CEO and Chair
Texas Capital Bancshares, Inc.
2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201

March 6, 2025

To our fellow stockholders:

On behalf of the Board of Directors, we are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Texas Capital Bancshares, Inc. at 7:30 a.m., central daylight time, on Tuesday, April 15, 2025, at our corporate headquarters, Texas Capital Center, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
Our Firm materially progressed its transformation in 2024, as collective and deliberate strategic actions continue to establish our Firm as worthy of serving the best clients in our markets. We are operating a unique, full-service, Texas-based platform with superior product breadth and banker execution, increasingly resulting in the high-quality stakeholder outcomes we believed the model would ultimately be capable of producing.
The Board is focused on the many factors that contribute to long-term strong performance for our stockholders, including continued investment in products, technology and people. Highlights of our work in the past year include:
Financial Resiliency
A core element of our strategy is maintaining balance sheet positioning sufficient to support our clients through market and rate cycles, and our industry leading liquidity and capital continue to afford us a competitive advantage. Year-end CET11 of 11.4% with Tangible Common Equity to Tangible Assets2 of 10%, plus a robust cash and securities position, allows for a consistent and proactive market-facing posture, making us distinctly capable of supporting the diverse and broad needs of our clients in what continues to be a dynamic and unique operating environment for all industries. Over the last three years, we prioritized the resiliency of both our balance sheet and business model as a core tenant of our franchise. With unquestioned market momentum, an increasingly differentiated platform, and robust capital and liquidity, we are well-positioned to execute throughout 2025.
Board Refreshment
We are committed to maintaining a vital Board in the future. An experienced and well-rounded Board is a crucial part of the Firm’s commitment to financial resiliency and good governance. We engaged with several stockholders throughout the year and intently listened to your feedback.
Through our ongoing recruitment process, we strive to identify a robust pipeline of potential director candidates who reflect the right mix of experience and skills to continue providing independent oversight. This past year, we welcomed Mark Midkiff, who has nearly three decades of leadership and public company experience in the banking industry, to the Board. Additionally, Ranjana Clark has been nominated to join our Board. She brings 25 years’ experience in the financial services industry. Due to the director retirement age policy, James (“Jim”) Browning will retire from the Board following the Annual Meeting. We would like to take this opportunity to thank Jim for his years of service, as the Firm has benefited greatly from both his leadership and his deep expertise in banking and public accounting matters during his more than 15 years of service.
In January 2025, the Board voted to appoint Rob Holmes, the Company’s CEO and President, as Chairman effective immediately after the 2025 Annual Meeting. Bob Stallings, the current Chairman, will serve as Lead Independent Director.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 1

A Letter from the CEO and Chair
Executive Compensation and Stockholder Engagement
To attract and retain top talent, we take a fair and long-term approach to compensation. This includes pay-for-performance practices that are responsive to and aligned with our stockholders, fostering a culture that reflects our values and supports our risk and strategic framework.
We have a history of being receptive to stockholder feedback. In 2024, we expanded and continued our stockholder outreach and engagement. Generally, stockholders were deeply supportive of management, the Firm’s strategy and its long-term performance.
Over the last several years, we have enjoyed meeting many of you, stockholders of the Firm, and greatly appreciate the discussions and the insights you have shared with us as we continue to execute on our strategic plan. We look forward to our ongoing engagement, and we are grateful for your support of the Firm as we drive value creation for all our stakeholders.
Your vote is important to us. At this year’s Annual Meeting, you will be asked to vote on several items, including the election of our directors, the executive compensation program and an amended and restated equity plan. Approval of these matters is important to our ability to operate the business consistent with our pay-for-performance philosophy and compensation model, which promotes alignment between our employees and stockholders. Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted in accordance with your preference.
We are excited to continue delivering value to our stockholders and clients in 2025 and beyond.
On behalf of the entire Board, we are grateful for your investment and your support.

Sincerely,
Rob C. Holmes
Chairman-Elect, President and Chief Executive Officer
Robert W. Stallings
Chairman of the Board

1 Common Equity Tier 1 capital divided by risk-weighted assets.
2 Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 2

Notice of Annual Meeting
Texas Capital Bancshares, Inc.
2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, April 15, 2025, at 7:30 a.m. (central daylight time)
Location:	Texas Capital Center, 7th Floor, 2000 McKinney Avenue, Dallas, Texas 75201
Items of Business:
▪To elect thirteen (13) directors – Paola M. Arbour, Jonathan E. Baliff, Ranjana B. Clark, Rob C. Holmes, David S. Huntley, Charles S. Hyle, Thomas E. Long, Mark W. Midkiff, Elysia Holt Ragusa, Steven P. Rosenberg, Robert W. Stallings, Dale W. Tremblay, and Laura L. Whitley – each to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

▪To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;
▪To approve, on an advisory basis, the 2024 compensation of the Company’s named executive officers as described in the Proxy Statement;
▪To approve the 2022 Long-Term Incentive Plan, as amended and restated, as described in the Proxy Statement; and
▪To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
Record Date:	Stockholders of record at the close of business on February 19, 2025 are the only stockholders entitled to notice of and to vote at the Annual Meeting.

The Proxy Statement for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Texas Capital Bancshares, Inc. follows. Financial and other information about the Company are contained in the Annual Report to Stockholders for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), which accompanies the Proxy Statement.
To ensure that your shares are represented at the meeting, the Company urges you to submit your voting instructions by proxy as promptly as possible. You may submit your proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also submit a proxy via mail by following the instructions on the proxy card or voting instruction card. You are encouraged to submit a proxy via the Internet. It is convenient and saves the Company significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
The Company is making the Proxy Statement and the form of proxy first available on or about March 6, 2025.

By order of the board of directors,
Anna M. Alvarado
Managing Director, Chief Legal Officer &
Corporate Secretary
March 6, 2025
Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON April 15, 2025:
The Company’s 2025 Notice of Annual Meeting and Proxy Statement, 2024 Annual Report (including the Company’s Annual Report on Form 10-K) and other proxy materials are available at www.proxydocs.com/TCBI.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 3

Notice of Annual Meeting
VOTING INFORMATION
It is very important that you vote in order to play a part in the future of the Company. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.

Who is Eligible to Vote
You are entitled to one vote for each share of common stock you own. Only those stockholders that owned shares of the Company’s common stock on February 19, 2025, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 46,124,746 shares of common stock outstanding held by 129 identified holders.
The Company is furnishing its proxy materials to its stockholders primarily through the Internet in accordance with rules adopted by the Securities and Exchange Commission. Stockholders have been mailed a Notice of Internet Availability of Proxy Materials on or around March 6, 2025, which provides them with instructions on how to vote and how to access the proxy materials on the Internet. It also provides instructions on how to request paper copies of these materials. Stockholders who previously enrolled in a program to receive electronic versions of the proxy materials will receive an email notice with details on how to access those materials and how to vote.

How to Vote
Even if you plan to attend the Annual Meeting, please submit your voting instructions by proxy right away using one of the following methods for submitting a proxy (see page 10 for additional information). Make sure to have your proxy card, voting instruction form (“VIF”) or Notice of Internet Availability (“Notice”) in hand and follow the instructions. If your shares are held in the name of a broker, bank or other nominee, please follow the voting instructions that you receive from the broker, bank or other nominee entitled to vote your shares, which may include requesting and bringing to the meeting a Legal Proxy.

VOTE IN ADVANCE OF THE MEETING*			VOTE AT THE MEETING
via the Internet	by phone	by mail

Visit www.proxypush.com/TCBI to submit a proxy via your computer or mobile telephone	Call 1-866-390-5385 (toll-free) or the number on your proxy card or VIF	Sign, date and return your proxy card or VIF	Bring your proxy card, VIF or Notice and Legal Proxy

*You will need the control number included on your proxy card, VIF or Notice.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Stockholders may call toll free: (833) 501-4842.

Electronic Stockholder Document Delivery
Instead of receiving future copies of annual meeting proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents and will also give you an electronic link to the proxy voting site.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 4

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary provides an overview of selected information in this year’s Proxy Statement. The Company encourages you to read the entire Proxy Statement before voting.

Vision: To Be the Flagship Financial Services Firm Headquartered in Texas, Serving the Best Clients in our Markets

Goals:
▪Employer of choice in Texas for people interested in growing their career in financial services
▪Strong execution on the core set of financial products coupled with industry expertise and higher-touch service that earns us the right to provide advice when it counts
▪Financially resilient firm that is easy to do business with and is both proactive and responsive to client, employee and community needs
▪Build trusted relationships in our core markets and industries that lead us to being a “first call” from top clients and prospects
			Building a Technology-Enabled and Scalable Operating Model

Core Values:
1. Act with transparency, candor and discipline in all the Company does. 2. Be accountable to one another, clients, communities and stakeholders. 3. Commit to excellence every day. 4. Foster a culture of opportunity through trust, collaboration and respect.

Annual Meeting of Stockholders

Date & Time	Location	Record Date
April 15, 2025 7:30 a.m. CDT	Texas Capital Center, 7th Floor 2000 McKinney Ave. Dallas, Texas 75201	February 19, 2025

Voting Matters
Stockholders will be asked to vote on the following matters at the Annual Meeting:
		Board Recommendation	Page Reference

Proposal One – Election of Directors The Board believes that each of the thirteen director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.		✓ Vote FOR each director nominee	13

Proposal Two – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2025, and this appointment is being submitted to stockholders for ratification. The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the independent auditor is in the best interests of the Company and its stockholders.		✓ Vote FOR	52

Proposal Three – Advisory Approval of the Company’s Executive Compensation The Company seeks a non-binding advisory vote from its stockholders to approve the 2024 compensation of the NEOs as disclosed in this Proxy Statement. The Board values the opinions of stockholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.		✓ Vote FOR	54

Proposal Four – Approval of the 2022 Long-Term Incentive Plan, as amended and restated The Board recommends that stockholders approve the Company's 2022 Long-Term Incentive Plan, as amended and restated, to increase the available share reserve by 1.1 million shares and extend the plan’s maturity date by two years.		✓ Vote FOR	101
TCBI 2025|Notice of Annual Meeting and Proxy Statement 5

Proxy Statement Summary

Governance Highlights

Board Composition (See page 13)
The Board is made up of a highly-engaged group of individuals with a wide range of thought and relevant experience, expertise, backgrounds and qualifications necessary to oversee the business. The Governance and Nominating Committee regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the proper mix of skills, experience, backgrounds and qualifications that are relevant to the Company’s current and future business and strategy, and to introduce fresh perspectives and broaden the views and experience represented on the Board.

Director Nominees (See page 17)
The following table provides summary information about each director nominee. Each nominee is to be elected by a plurality of the votes cast, but the Company’s governance guidelines require that each director who receives more “withhold” votes than “for” votes in the election must offer to resign.

					Committee Memberships
Nominee	Age[1]	Primary Occupation	Indepen- dent	Director Since	Audit	Risk	Gover- nance	Compen- sation	Tech- nology
Paola M. Arbour	61	CIO, Tenet Healthcare		2021			X		CH
Jonathan E. Baliff À	61	CFO / Director, Redwire Corporation		2017	X
Ranjana B. Clark	64	Retired Head of Global Transaction Banking, MUFG		—
Rob C. Holmes À	60	Chairman-Elect, CEO / President, Texas Capital Bancshares, Inc.		2021
David S. Huntley	66	Former Chief Compliance Officer, AT&T Inc.		2018	X			CH
Charles S. Hyle À	74	Former Chief Risk Officer, KeyCorp		2013	X	CH
Thomas E. Long À	68	Co-CEO / Director, Energy Transfer LP		2022	CH
Mark W. Midkiff À	62	Former Chief Risk Officer, KeyCorp		2024		X			X
Elysia Holt Ragusa	74	Principal, RCubetti LLC		2010			CH	X
Steven P. Rosenberg	66	President, SPR Ventures, Inc.		2001		X		X	X
Robert W. Stallings ◊	75	Chairman / CEO, Stallings Capital Group, Inc.		2001		X
Dale W. Tremblay À	66	Executive Chairman, C.H. Guenther & Son LLC		2011	X		X
Laura L. Whitley À	63	Chief Financial Officer, Urban Strategies		2023		X		X

À= Financial Expert	◊ = Board Chair CH = Committee Chair		[1] Age as of Proxy Mailing Date.

Board Independence and Leadership (See pages 13 and 26)
Each year the Board reviews and evaluates the Board’s leadership structure. In 2024, the Board appointed Robert W. Stallings as its Chairman for 2024 and through the 2025 Annual Meeting. In January 2025, the Board appointed Rob C. Holmes, the current CEO and President, as Chairman effective immediately after the 2025 Annual Meeting. Mr. Stallings will serve as Lead Independent Director when Mr. Holmes becomes Chair. James H. Browning is retiring as of the Annual Meeting in accordance with the Company’s retirement guideline. All of the current directors, other than the CEO, are independent (12 of 13 current members, and 12 of 13 director nominees).

TCBI 2025|Notice of Annual Meeting and Proxy Statement 6

Proxy Statement Summary

Governance Highlights (cont.)

Board Profile* (See page 16)
The Board identified particular skills, qualifications, expertise, attributes, and experience that are important to be represented on the Board as a whole, in light of the Company’s current and future business needs. The following table indicates the number of director nominees that have the noted skill, qualification or experience.

Balanced Mix of Skills, Qualifications and Experience
Financial Services Expertise
7
Accounting, Financial Reporting
6
Public Company Board Experience
9
Board Leadership Role
6
C-Suite Experience
13
Information Technology / Cyber Security
3
M&A Experience
11
Privacy / Data Security
3
Regulatory Compliance
7
Risk Management
6
Sales / Marketing
6
SEC "Financial Expert"
7

BOARD REFRESHMENT* 2025: Ranjana Clark 2024: Mark Midkiff 2023: Laura Whitley 2022: Thomas Long 2021: Paola Arbour 2021: Rob Holmes

*Charts reflect the retirement of Mr. Browning at the Annual Meeting and assume the election of Ranjana Clark at the Annual Meeting.
Stockholder Engagement and Outreach (See pages 42 and 57)
The Company routinely engages with various stakeholders, including stockholders, rating agencies, proxy advisory services, and customers on a variety of matters. This year, management contacted many of the stockholders for the purpose of formally engaging with them about their 2024 proxy vote and a variety of topics, including Board composition and succession, executive compensation (including performance measures and metrics), social and governance topics and Company performance. Overall, the engagement meetings were positive and constructive. See “Governance – Stockholder Engagement” and “Executive Compensation – 2024 Say on Pay and Stockholder Engagement” for more information on specific discussions and actions since the last annual meeting.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 7

Proxy Statement Summary

Governance Highlights (cont.)

Corporate Responsibility Update (See page 33 and following)
The Company established a Stewardship Council in 2021, which is overseen by the Governance and Nominating Committee, consisting of executive leadership and senior management, to navigate and more proactively manage and evaluate risk in corporate responsibility matters.

▪The Company headquarters, also known as Texas Capital Center, is located in a leased building designated as a Leaders in Energy and Environment Design (LEED) Gold-certified facility by the U.S. Green Building Council.
▪The Bank currently operates only 10 physical branches and will continue to focus on its branch-lite model, as evidenced by its investment in and the growth of its fully online, consumer platform, Bask Bank, which offers a variety of savings products to consumers.
▪The Bank continued a record of strong community involvement in 2024 through employee volunteerism (over 6,200 hours), impact lending ($427.5 million, which includes community development lending, small business and Small Business Administration loans), impact investing ($36.5 million) and philanthropy ($4.1 million).
▪The Bank partnered with the Texas Capital Foundation to further the Firm’s assistance to Texas nonprofit entities.
▪Strong Board and corporate governance practices support overall effectiveness and enable management to effectively manage the business and maintain integrity in the marketplace.
▪During 2024, senior management reached out to stockholders owning 68.8% of the common stock and, along with Board members, met with stockholders owning 44.8% of the shares to discuss corporate responsibility and related governance issues and to better understand how these fit into their investment analysis and decision-making.
▪The Bank is already subject to some of the strictest regulations of any industry. The Bank’s information systems, internal controls, and capital allocations are just a few places it faces more scrutiny than the average public company. At the end of the day, good corporate governance takes the form of policies and programs.
▪The Company has continued development of security controls and processes through various means.

Governance Practices (See pages 13, 29 and 82)
The Board is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens the Board, keeps management accountable and helps build public trust in the Company. Highlights of the Company’s governance practices include:

▪An annual election of directors
▪Plurality voting in uncontested director elections with offer of director resignation if “withheld” votes exceed “for” votes
▪An independent Board Chairman or Lead Independent Director
▪Independent directors, other than CEO
▪A director retirement policy
▪A director capacity, commitment and over boarding policy
▪The ability to remove directors with or without cause
▪Action by written consent / the right to call a special meeting
▪No poison pill
▪Executive sessions of independent directors
▪Annual Board and Committee evaluations

▪A strong stockholder outreach program
▪Robust stock ownership guidelines for directors and executives (directors-5x; CEO-6x; other EOs-4x)
▪An insider trading policy with a prohibition on hedging and pledging
▪A comprehensive recoupment policy
▪An equity grant policy
▪An annual advisory vote on executive compensation
▪Risk oversight by the Board and Committees, including cybersecurity and AI by the Technology Committee
▪Human capital management oversight by the Board and the Compensation and Human Capital Committee
▪Corporate responsibility oversight by the Governance and Nominating Committee
▪Board oversight of Company issues related to public policy, philanthropy, and community participation

TCBI 2025|Notice of Annual Meeting and Proxy Statement 8

Proxy Statement Summary

Performance Highlights and Compensation

2024 Company Performance Snapshot (See page 60)
$60.3 Million Net Income[1] $208.3 Million Net Income (Adj.)†	$1.28 Diluted EPS[2] $4.43 Diluted EPS (Adj.)†	$66.36 Book Value Per Share $66.32 Tangible Book Value Per Share[3]

$3.4 Billion Stockholders’ Equity	$25.2 Billion Total Deposits	$30.7 Billion Total Assets
Transforming the Company into Texas’ flagship financial services firm.
▪Substantial and transformative investments over the past three years delivered a higher operating model – continued progress on the core components of long-term value creation and leveraged proven capabilities to deliver tech-enabled process improvements
▪In 2024, the firm expanded products and capabilities to include:
▪Texas Capital Securities Energy Equity Research / Texas Capital Direct Lending / Public Finance capabilities
▪Enhanced payment capabilities, including commercial card offerings and consumer digital payments
▪Broader business banking services, including SBA lending
▪Modernized Private Bank platform and capabilities to enhance client experience
▪Highlights include:
▪Strong fee income from areas of focus of $178 million, related to Investment Banking & Advisory Fees, Trading Income, Treasury Product Fees[4] and Wealth Management & Trust Fee Income, which experienced a 36% year over year increase
▪Peer-leading balance sheet strength – 10.0% Tangible Common Equity to Tangible Common Assets[5] and 11.4% CET 1 Ratio[6]; with growth in both Book Value per Share and Tangible Book Value per Share during 2024
▪Further improved deposit base by shifting away from a reliance on higher-cost, index deposit sources
▪Other accomplishments:
▪Strategic acquisition of approximately $400 million committed loan exposure in healthcare, a focus area
▪Repositioned balance sheet through a sale of $1.2 billion legacy low-yield securities (with a $179.6 million pre-tax loss on sale) and purchased $1.1 billion of securities yielding > 5.25%
▪Best Regional Bank for 2024 (Bankrate); America’s Best Regional Banks 2025 (Newsweek)

2024 NEO Compensation* (See pages 65 - 77)
	Compensation Elements	Compensation Decisions
Short- Term‡	Base Salary	▪All NEOs received a base salary commensurate with their position after consideration of peer market data
Annual Incentive Bonus: Financial Goals (70%): ▪Return on Average Assets (35%) ▪Efficiency Ratio (35%) Management Strategic Objectives (30%)
▪Maximum payout for each portion of the award is 150% of target
▪Assessment of Company performance on two Financial Goals, Return on Average Assets and Efficiency Ratio, produced an aggregate payout of 123% of target on the financial performance measures
▪Assessment of individual NEO performance on the tailored Management Strategic Objectives ranged from 100% to 150%, with the CEO’s aggregate incentive bonus payout set at 131% of target
▪The Management Strategic Objectives were individualized for each NEO based on four key firm-wide strategic goals, and measured against a scorecard. See “Performance Assessment Framework” below

Long- Term‡	Performance-Based RSUs (50% of award): Cliff vesting at the end of a 3-year performance period based on: ▪Three-year Average ROTCE[7]† (60%) ▪Relative TSR to Peer Group[8] (40%)
▪All NEOs received an award of performance-based RSUs, or PRSUs, for 2024
▪Maximum payout for each portion of the award is 200% of target
▪Performance metrics for the full three-year performance period established at grant
▪Payout of 2022 PRSUs determined at 172.4% of target

	Time-Based RSUs (50% of award): Ratable vesting over a 3-year vesting period, subject to continued employment	▪All NEOs received an award of time-based RSUs for 2024 ▪All NEOs (except Mr. Oman) received an additional time-based RSU award with 3-year cliff vesting[9]
Notes: * See Annex A for definitions of certain financial metrics used.
[1] Net income available to common stockholders. [2] Diluted earnings per common share. [3] Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end. [4] Includes service charges on deposit accounts, as well as fees related to commercial card program, merchant transactions and FX transactions. [5] Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles. [6] Common Equity Tier 1 capital divided by risk-weighted assets. [7] Return on Tangible Common Equity. [8] Rank within Compensation Peer Group (KBW Regional Bank Index) based on Relative Total Stockholder Return. [9] See “Compensation Discussion and Analysis - Pay Practices - Elements of Compensation Plan - 2024 Performance-Based Equity Awards.” † Non-GAAP financial measures. See Annex A for information concerning these measures, including a description of how these measures are calculated and a reconciliation to the most comparable GAAP financial measure. ‡ Both short-term and long-term awards are subject to recoupment under the Company’s Recoupment Policy. Long-term awards also subject to hold requirements.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 9

Proxy Statement
PROXY STATEMENT
For the Annual Meeting of Stockholders to be held on April 15, 2025
This Proxy Statement is being furnished to the stockholders of Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”), on or about March 6, 2025, in connection with the solicitation of proxies by the board of directors to be voted at the 2025 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on April 15, 2025, at 7:30 a.m. at Texas Capital Center, 7th Floor, 2000 McKinney Avenue, Dallas, Texas 75201. The Company is the parent corporation of Texas Capital Bank (“Texas Capital Bank” or the “Bank”; the Company and the Bank collectively referred to as the “Firm”, where appropriate).

In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the proxy materials to each stockholder, the Company is furnishing proxy materials to its stockholders on the Internet. You will not receive a printed copy of the proxy materials unless you specifically request them. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

INFORMATION ABOUT SOLICITATION AND VOTING
Record Date and Voting Securities
Only those stockholders that owned shares of the Company’s common stock on February 19, 2025, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 46,124,746 shares of common stock outstanding held by 129 identified holders. Stockholders are entitled to one vote for each share of common stock that are owned. Outstanding shares of the Company’s Series B Preferred Stock currently do not have voting rights.
Quorum and Voting
The Company’s by-laws provide that the holders of a majority of the votes attributed to the shares of issued and outstanding common stock as of the record date entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum to transact business. Abstentions, withheld votes, votes against and broker non-votes (described below) will be counted as “present” for purposes of establishing a quorum. If there are not sufficient shares present in person or represented by proxy and entitled to vote at the Annual Meeting for a quorum or to approve any proposal, the board of directors may postpone or adjourn the Annual Meeting to permit the further solicitation of proxies.
If a stockholder holds common stock through a bank, broker or other nominee, such bank, broker or other nominee will be prevented from voting, or may otherwise choose not to vote, common shares in the stockholder’s account if the stockholder has not given the broker voting instructions on matters considered non-routine, such as the election of directors and matters involving executive compensation (resulting in what is referred to as a “broker non-vote”). Thus, it is important that stockholders vote their shares to ensure that they are represented on all matters at the Annual Meeting.
For each of the proposals, the voting options, Board recommendation, applicable voting standard, and effect of withheld votes, abstentions and broker non-votes, if any, are as follows:

TCBI 2025|Notice of Annual Meeting and Proxy Statement 10

Proxy Statement

Voting Item[1]	Voting Options	Board Recommends	Voting Standard	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes
1. Election of Directors	For, Withhold	FOR each nominee	Plurality of votes cast2 3	Votes withheld have no effect[3]	None
2. Ratification of appointment of Ernst & Young LLP for 2025	For, Against, Abstain	FOR	Majority of shares present and entitled to vote	Against	Broker non-votes not expected
3. Advisory Vote to Approve the Compensation of the Named Executive Officers	For, Against, Abstain	FOR	Majority of shares present and entitled to vote	Against	None
4. Approval of 2022 Long-Term Incentive Plan, as amended and restated	For, Against, Abstain	FOR	Majority of shares present and entitled to vote	Against	None
[1] The Company believes that Item 2 (Ratification of the appointment of auditors) is considered a “routine” matter under the New York Stock Exchange Rules. The Company believes that the remaining three matters are considered “non-routine”.
[2] The thirteen nominees receiving the highest number of votes “for” will be elected.
[3] However, a director who receives more “withheld” votes than “for” votes is required to submit a resignation under the Company’s Majority Vote Policy (see below).

In accordance with the Company’s Majority Voting Policy, any nominee for election as a director receiving a greater number of “withhold” votes than votes “for” election in an uncontested election must deliver his or her resignation to the Board. The Board will determine whether to accept the resignation based upon the recommendation of the Governance and Nominating Committee and consideration of the circumstances. The Company will disclose the Board’s decision and the process by which it was reached. Stockholders may not cumulate votes in the election of directors.
Preliminary voting results will be announced during the Annual Meeting, and final results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons designated in the enclosed proxy will vote your proxy in their discretion on such matters.
The individuals named as proxies will vote properly completed proxies received prior to the Annual Meeting in the way you direct. If you send in a properly completed proxy but do not specify how the proxy is to be voted, the shares represented by your proxy will be voted to elect the thirteen director nominees, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025, to approve, on an advisory basis, the 2024 compensation of the named executive officers, and to approve the 2022 Long-Term Incentive Plan, as amended. If shares are held by a bank, broker or other nominee and the stockholder wants to vote in person at the Annual Meeting, the stockholder must obtain a legal proxy from the record holder and present it at the Annual Meeting.
Stockholders of record may revoke a proxy at any time before the proxy is exercised by any of the following:
1.delivering written notice of revocation to Texas Capital Bancshares, Inc., Attn: Corporate Secretary – Annual Meeting, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201;
2.submitting another properly completed proxy card that is later dated;
3.voting by telephone at a subsequent time;
4.voting through the Internet at a subsequent time; or
5.voting in person at the Annual Meeting.
If shares are held in the name of a broker, bank or other nominee, please follow the instructions received from them to instruct them to revoke the voting of your shares.
Please review the proxy materials and follow the relevant instructions to vote your shares. The Company hopes you will exercise your rights and fully participate as a stockholder.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 11

Proxy Statement
Solicitation of Proxies
It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote your shares by following the instructions as set forth in the Notice of Internet Availability of Proxy Materials. Your proxy will be voted in accordance with the directions you provide.
The Company’s Board is making this solicitation and the Company will pay the costs and all expenses of this proxy solicitation. The directors, officers and employees of the Company and the Bank may also solicit proxies by telephone or in person but will not be paid additional compensation to do so. The Company engaged Alliance Advisors, LLC to assist with the solicitation of proxies for a fee of $14,500. The Company also agreed to reimburse Alliance Advisors, LLC for certain expenses and to indemnify Alliance Advisors, LLC against certain losses and expenses. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.
The Company is permitted to send a single Notice of Annual Meeting of Stockholders (“Notice”) and any other proxy materials it chooses to mail to stockholders who share the same last name and address, unless the stockholders have notified the Company of their desire to receive multiple copies of the Notice or proxy materials. This procedure is called “householding” and is intended to reduce printing and postage costs.
The Company will promptly deliver, upon written or oral request, a separate copy of the Notice or proxy materials to any stockholder residing at an address to which only one copy was mailed. If you would like to receive a separate copy of the Notice or other proxy materials, either now or in the future, please contact the Company in writing at the following address: Texas Capital Bancshares, Inc., Attn: Investor Relations, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, or via telephone at (214) 932-6600.
If you hold your shares through a bank, broker or other nominee and would like to receive additional copies of the Notice and any other proxy materials, or if multiple copies of the Notice or other proxy materials are being delivered to your address and you would like to request householding, please contact your bank, broker or nominee.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 12

Governance
GOVERNANCE
The Company is committed to effective corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. See “Board and Corporate Governance: Strong Governance Practices” for more information.
The Company’s corporate governance guidelines, Board committee charters and other materials can be accessed on the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx. The Company will promptly deliver free of charge, upon request, a copy of the corporate governance guidelines, Board committee charters or Code of Business Conduct and Ethics, or its most recent Form 10-K or Annual Report, to any stockholder requesting a copy. Requests should be directed to Corporate Secretary, Texas Capital Bancshares, Inc., 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Company’s SEC filings, including Forms 3, 4 and 5 filed by the Company’s directors and executive officers, can be accessed on the website at https://investors.texascapitalbank.com/financials/sec-filings/default.aspx.

PROPOSAL ONE – Election of Directors
Background
Based on the recommendation of the Board’s independent Governance and Nominating Committee (“Governance Committee”), the Board nominated thirteen directors for election at the Annual Meeting – Paola M. Arbour, Jonathan E. Baliff, Ranjana B. Clark, Rob C. Holmes, David S. Huntley, Charles S. Hyle, Thomas E. Long, Mark W. Midkiff, Elysia Holt Ragusa, Steven P. Rosenberg, Robert W. Stallings, Dale W. Tremblay, and Laura L. Whitley – to serve a one-year term expiring at the 2026 annual meeting of stockholders, or until their successors are elected and qualified. All of the nominees have indicated their willingness to continue to serve as a director if elected. Each of the nominees have previously been elected as directors of the Company by stockholders, except for Mr. Midkiff, who was elected by the Board in May 2024, and Ms. Clark, whom the Board has nominated as a director for election at the Annual Meeting. The Company’s management has no reason to believe that any nominee will be unable to serve.
At the Annual Meeting, you will have the opportunity to elect these thirteen nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these thirteen nominees. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the Board.
The Board determined that each of the Company’s current directors, and each of the director nominees, other than Mr. Holmes, the Company’s Chief Executive Officer and President, qualifies as an “independent director” as defined in relevant listing standards of the Nasdaq Stock Market and applicable SEC rules.
Directors are elected by a plurality of the votes cast at the Annual Meeting. However, in accordance with the Company’s Majority Voting Policy, any nominee for election as a director receiving a greater number of “withhold” votes than votes “for” election in an uncontested election must deliver his or her resignation to the Board, for consideration by the Governance Committee and the Board. See “Proxy Statement –Quorum and Voting” on page 10.
It is the Company’s policy to encourage directors and nominees for director to attend the annual meeting. Last year, eleven of the then twelve directors and nominees for director attended the annual meeting.
There is no family relationship between or among any of the executive officers or directors. There are no arrangements or understandings between any of the executive officers or directors and any other person pursuant to which any of them are elected as a director or appointed as an officer.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 13

Governance

Board Composition and Refreshment	Board Refreshment

Ensuring the Board is comprised of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of the stockholders is a principal priority of the Board and the Governance Committee. The Board and the Governance Committee also understand the importance of Board refreshment and composition, and strive to maintain an appropriate balance of tenure, skills and fresh perspectives on the Board. The Board believes that new perspectives and new ideas are critical to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring.	Over the last nine years: ▪8 new directors elected /nominated ▪New Chairman appointed ▪New CEO appointed ▪Rotation of Three Committee Chairs ▪Expanded skills and qualifications represented on the Board

Since 2021, five new directors, including a new CEO / President and four new independent directors, either joined or were nominated to the Board. This approach to refreshing the Board has aimed to balance the importance of adding new directors to the Board, while also facilitating their onboarding by providing for a transition period that allows them to work with our more tenured directors before the latter retire from the Board.
Qualifications Required of All Directors
The Board and the Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, and a willingness to assume fiduciary responsibilities. In addition, the Board conducts interviews of potential director candidates to assess integral qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board is made up of a highly-engaged group of individuals with a wide range of thought and relevant experience, expertise, backgrounds and qualifications necessary to oversee the business. The Governance Committee regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to the Company’s current and future business and strategy, and to introduce fresh perspectives and broaden the views and experience represented on the Board.
Mr. Midkiff joined the Board in June 2024. The Governance Committee and the full Board carefully reviewed his experience, skills and attributes, including his independence. The Governance Committee and the Board elected him to the Board in May 2024 and recommended him to stockholders for re-election at the 2025 Annual Meeting. He had been recommended as a candidate by a director candidate search firm.
Ms. Clark was nominated as a director by the Board, and the Board determined to recommend her to stockholders for election at the 2025 Annual Meeting. The Governance Committee and the full Board carefully reviewed her experience, skills and attributes, including her independence. She had been recommended as a candidate by a director candidate search firm.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 14

Governance
Qualifications, Attributes, Skills and Experience on the Board
The Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate professional and industry knowledge, skills, experience, integrity, reputation, financial expertise and leadership abilities that are necessary to oversee the Company’s business and are appropriate for the Company’s governance. To that end, the Governance Committee identifies and evaluates nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgement and other qualities that the Governance Committee views as critical to effective functioning of the Board.
The directors have a wide range of skills, including expertise in finance, accounting, transformation and technology. The Governance Committee and the Board identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current and future business needs. The following table summarizes certain characteristics of the Company and the associated qualifications, attributes, skills and experience that the Board believes should be represented on the Board.

Qualifications, Attributes, Skills and Experience	Characteristics
Financial Services Expertise	Experience in one or more of the Company’s specific financial services areas
Accounting, Financial Reporting	Experience as an accountant or auditor at an accounting firm, chief financial officer, or other relevant experience in accounting and financial reporting
Public Company Board Experience	Experience as a board member of another public company
Board Leadership Role	Experience in a leadership role on a board of directors, including Chair, Lead Director, or Committee Chair
C-Suite Experience	Experience as a CEO, CFO, COO, CIO, CRO or other senior executive of a major organization or public company
Information Technology / Cybersecurity	Experience understanding information systems and technology, and implications for operating businesses, including cybersecurity
M&A Experience	Experience with respect to banking, mergers and acquisitions, private equity, capital markets transactions, investment banking, and long-term strategic planning
Privacy / Data Security	Experience managing privacy and data security risks in a large organization
Regulatory Compliance	Experience in regulatory matters or affairs, including as part of a regulated financial services firm or other highly-regulated industry
Risk Management	Experience managing risks in a large organization or risks facing large financial institutions
Sales / Marketing	Experience building or supervising sales / marketing organizations, including for new markets or products / services
SEC “Financial Expert”	Experience in financial and accounting matters, as determined by the Board to meet the requirements of a “Financial Expert” under SEC Rules

TCBI 2025|Notice of Annual Meeting and Proxy Statement 15

Governance
Board Qualifications, Experience and Demographics
The following chart reflects various qualifications, experience and demographics of the thirteen director nominees. Each director nominee also contributes other important skills, expertise, experience, viewpoints, and personal attributes to the Board that are not reflected in the chart below.

Arbour	Bailiff	Clark	Holmes	Huntley	Hyle	Long	Midkiff	Ragusa	Rosenberg	Stallings	Tremblay	Whitley
Qualifications and Experience													
Financial Services Expertise		•	•	•		•		•			•		•
Accounting, Financial Reporting		•		•		•	•	•					•
Public Board Experience		•	•	•			•	•	•	•	•	•	
Board Leadership Role			•						•	•	•	•	•
C-Suite Experience	•	•	•	•	•	•	•	•	•	•	•	•	•
Information Technology / Cybersecurity	•		•										•
M&A Experience		•	•	•	•		•	•	•	•	•	•	•
Privacy / Data Security	•				•			•					
Regulatory Compliance	•			•	•	•	•	•					•
Risk Management	•			•	•	•		•					•
Sales / Marketing			•	•				•	•	•		•	
SEC “Financial Expert”		•		•		•	•	•				•	•
Demographics													
African American or Black					•								
Alaskan Native or Native American									•				
Asian			•										
Hispanic / Latinx													
Native Hawaiian or Pacific Islander													
White	•	•		•		•	•	•		•	•	•	•
Female	•		•						•				•
Male		•		•	•	•	•	•		•	•	•

A mark in the chart above indicates a specific area of focus or expertise that the director brings to our Board. The matrix above does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 16

Governance
Director Nominees
Information About Board Nominees
The Board has nominated the individuals listed below to be elected directors of the Company at the Annual Meeting. See “Proposal One – Election of Directors” on page 13. Each of the Company’s current directors also serves as a director of the Company’s wholly-owned bank subsidiary, Texas Capital Bank (the “Bank”). In connection with his or her election to the Company’s Board, these nominees will also be elected to the board of the Bank.
The following sets forth self-reported biographical information the Company has obtained from the director nominees, including each director’s age on the date of this Proxy Statement, principal occupation, employment and business experience during the last five years, current director positions with other public companies, the year in which the nominee became a director of the Company, and other information. The following also sets forth the director’s particular qualifications, experience, skills or expertise that, when considered in the aggregate, led the Governance Committee to recommend that person as a nominee to serve as a director of the Company.

Career Highlights

▪Executive Vice President and Chief Information Officer, Tenet Healthcare Corporation (since 2018), oversees the leadership and strategic direction for Tenet’s information technology (IT) systems and identifies opportunities to support that company’s expansive care network through the application of digital technology, data analytics, automation and customer experience
▪Prior to joining Tenet, she served as President, ProV International (2017 - 2018), and Vice President, ServiceNow (2016 - 2017)
▪Earlier in her career, Arbour served as vice president of service delivery at Dell Services, where she was responsible for global service delivery and customer experience; and served as Vice President in services across Europe and the United States for EDS

Paola M. Arbour	Committee Membership(s) ▪Governance and Nominating ▪Technology (Chair)
EVP and Chief Information Officer, Tenet Healthcare Corp.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2021	▪More than 35 years of experience leading and transforming IT organizations ▪Executive management experience ▪IT and customer experience expertise	▪Board member, the Technology Business Management Council ▪Member, Blumberg Capital Innovation Council ▪Member, Evanta CIO Community for Gartner
Independent
Age 61

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

TCBI 2025|Notice of Annual Meeting and Proxy Statement 17

Governance

Career Highlights

▪Chief Financial Officer, Director (since 2021), and member Nominating and Corporate Governance Committee, Redwire Corporation a/k/a Redwire Space (NYSE:RDW)
▪Operating Partner, Genesis Park, a private investment company
▪Former President, Chief Financial Officer, and Director, Genesis Park Acquisition Corp. (NYSE:GNPK), a special purpose acquisition company (SPAC) (from 2020 until its merger with Redwire Corporation in 2021)
▪Former CEO, President and Director (2014 - 2019), and Senior Vice President and Chief Financial Officer (2010 - 2014), Bristow Group Inc. (NYSE:VTOL), an industrial aviation solutions provider offering helicopter transportation, search and rescue, and aircraft support services.[1] Mr. Baliff ceased serving as an executive officer of Bristow in February 2019
▪Executive Vice President - Strategy (2008 - 2010), NRG Energy; and Managing Director (1997 - 2008), Global Energy Group, Credit Suisse

Jonathan E. Baliff	Committee Membership(s) ▪Audit
Chief Financial Officer and Director, Redwire Corporation; U.S. Air Force Veteran	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2017
▪Extensive financial / leadership experience in executive and director roles with public companies
▪Focus on corporate strategy, coupled with banking experience earlier in his career
▪SEC “Financial Expert”

▪U.S. Air Force (1985 until retirement in 1993 with the rank of Captain) ▪Board Member, Alley Theatre ▪Board of Advisors, Georgetown Graduate Schools of Foreign Service
Independent
Age 61

	Other Current Public Directorships ▪Redwire Corporation	Public Directorships in the Past Five Years ▪Genesis Park Acquisition Corp. ▪Bristow Group Inc.

1 The 2014 global oil price collapse and ensuing turmoil in offshore transportation services resulted in several businesses in the industry filing for bankruptcy, including Bristow Group Inc. (“Bristow”), which filed for Chapter 11 bankruptcy protection in May 2019. Bristow was the world’s largest commercial helicopter and industrial aviation company serving the energy and government sectors. Despite the 2014 global oil price collapse, Bristow continued to recognize revenue growth while Bristow’s peer group’s revenues fell by an average of ~10% annually with most competitors filing for bankruptcy over the same period.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 18

Governance

Career Highlights

▪Former senior executive (2013 - 2023), Mitsubishi UFJ Financial Group (“MUFG”), including as Head, Global Transaction Banking (2019 - 2013), and Head, Transaction Banking Americas (2013 - 2019)
▪Chief Customer and Marketing Officer (2011 - 2013), PayPal, Inc.
▪Former financial institutions executive in roles spanning payments, marketing, strategy and business leadership
▪Board Member, Chair, Compensation Committee, and Member, Nominating & Corporate Governance Committee (since 2021), Xometry Inc. (NASDAQ: XMTR)
▪Board Member (since 2022), InvestCloud Inc., a wealth technology company that provides digital solutions for the financial services industry
▪Board Member and Member, Audit Committee, Nominating and Corporate Governance Committee (since 2014), StanCorp Financial Group Inc., a financial services and insurance company

Ranjana B. Clark	Committee Membership(s) ▪None
Retired Head of Global Transaction Banking, MUFG	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director nominee	▪Global C-level financial services executive and board member ▪Over 35 years’ leadership experience in payments, marketing, strategy, digital transformation and customer experience	▪President’s Leadership Council of The Asia Foundation ▪Fellow, Stanford University Distinguished Careers Institute
Independent
Age 64

	Other Current Public Directorships ▪Xometry Inc.	Public Directorships in the Past Five Years ▪None

Career Highlights

▪Chief Executive Officer, President and director (since 2021), Chairman-Elect, Texas Capital Bancshares, Inc. (NASDAQ: TCBI); CEO and President, Texas Capital Bank (since 2021)
▪Former senior executive, JPMorgan Chase & Co. and predecessor firms (1989 - 2020), including as Global Head of Corporate Client Banking and Specialized Industries (2011 - 2020), co-head of JPMorgan’s North American Retail Industries Investment Banking practice (2005 - 2011), head of Investment Banking for the southern region of the U.S. (2010 - 2011), and had shared oversight of the Commercial Banking Credit Markets business, which provided Asset Based Lending and other credit solutions (2016 - 2020)

Rob C. Holmes	Committee Membership(s) ▪None
Chief Executive Officer, President, Chairman-Elect and Director, Texas Capital Bancshares, Inc.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2021	▪Extensive knowledge of all aspects of the Company’s business ▪Leadership, extensive knowledge and expertise in investment and commercial banking on a global basis ▪SEC “Financial Expert”	▪Advisory Board, University of Texas at Austin McCombs School of Business ▪Board Member, Baylor Health Care System Foundation ▪Member, University of Texas at Austin Development Board ▪Salesmanship Club
Non-Independent
Age 60

	Other Current Public Directorships ▪Dillard’s, Inc.	Public Directorships in the Past Five Years ▪None

TCBI 2025|Notice of Annual Meeting and Proxy Statement 19

Governance

Career Highlights

▪Former Senior Executive Vice President and Chief Compliance Officer (2014 - 2023), AT&T Inc. and subsidiaries, a global leader in telecommunications, media and technology, responsible for developing privacy policies, legal and regulatory compliance, and ensuring adherence to internal compliance requirements, and protecting company assets
▪Former Senior Vice President and Assistant General Counsel, AT&T Services (2012 - 2014)
▪Former Senior Vice President and General Counsel, AT&T Advertising Solutions and AT&T Interactive (2010 - 2012)

David S. Huntley	Committee Membership(s) ▪Audit ▪Compensation and Human Capital (Chair)
Former SVP and Chief Compliance Officer, AT&T Inc.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2018	▪More than 27-year career with AT&T Inc. and subsidiaries ▪Compliance and legal expertise ▪Experience developing and implementing policies to safeguard the privacy of customer and employee information
▪Director, AT LAST!, the Baylor Health Care System Foundation, and the Dallas Citizens Council
▪Trustee, Southern Methodist University
▪Public Trustee, Dallas Medical Resources
▪Executive Committee, Texas Business Hall of Fame

Independent
Age 66

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

Career Highlights

▪Retired Senior Executive Vice President and Chief Risk Officer (2004 - 2012), KeyCorp and KeyBank National Association (holding company and regional bank based in Cleveland, Ohio)
▪Former executive (1980 - 2003), Barclays Capital, working in the U.S. and London, most recently as Managing Director and Global Head of Credit Portfolio Management – London
▪Former banker (1972 - 1980), JP Morgan

Charles S. Hyle	Committee Membership(s) ▪Audit ▪Risk (Chair)
Former Chief Risk Officer, KeyCorp	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2013	▪Broad financial services experience ▪Managing bank credit and operational risk ▪SEC “Financial Expert”	▪An active impact investor in several startup social enterprises focused on educational technology through Learn Launch + Accelerator in Boston
Independent
Age 74
	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

TCBI 2025|Notice of Annual Meeting and Proxy Statement 20

Governance

Career Highlights

▪Co-Chief Executive Officer (since 2021) and director (since 2019), Energy Transfer LP and its general partner, LE GP, LLC. Formerly Energy Transfer Group's Chief Financial Officer (CFO) (2016 - 2020)
▪Chairman of the Board (since 2021) and director (since 2018), USA Compression GP, LLC
▪CFO and director, Penn Tex Midstream GP, LLC (2016 - 2017)
▪Executive Vice President and CFO, Regency GP LLC (2010 - 2015)
▪Vice President and CFO, Matrix Service Company (2008 - 2010), and DCP Midstream Partners, LP (2005 - 2008)
▪Various executive / financial positions with Duke Energy Corp. (1998 - 2005)

Thomas E. Long	Committee Membership(s) ▪Audit (Chair)
Co-CEO and Director, Energy Transfer LP	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2022	▪Extensive financial / leadership experience serving in roles with public companies ▪Focus on corporate finance, coupled with energy-related experience ▪SEC “Financial Expert” and CPA (inactive)	▪Member, Financial Executives International ▪Director, TXSE Texas Stock Exchange Board
Independent
Age 68

	Other Current Public Directorships ▪Energy Transfer LP ▪LE GP, LLC	Public Directorships in the Past Five Years ▪Director of the general partner of Sunoco LP (2016 - 2021)

Career Highlights

▪Retired Chief Risk Officer (2018 - 2023), KeyCorp and KeyBank National Association, a holding company and regional bank based in Cleveland, Ohio
▪Former Deputy Chief Credit Officer (2017), BB&T (now Truist), a banking and financial services firm
▪Former Chief Risk Officer (2015 - 2017), GE Capital Corporation, the financial services division of General Electric
▪Former Chief Risk Officer, MUFG Americas / Union Bank
▪Former banker, Line of Business and Risk Executive, Wachovia (now Wells Fargo)

Mark W. Midkiff	Committee Membership(s) ▪Risk ▪Technology
Former Chief Risk Officer, KeyCorp	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2024	▪More than 38 years’ financial services experience, including commercial real estate ▪More than 30 years’ experiencing managing bank and corporate credit and operational risk ▪SEC “Financial Expert”	▪Member, Advisory Council of the International Association of Credit Portfolio Managers (IACPM) ▪Director-At-Large, ProSight Risk Management Association
Independent
Age 62

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

TCBI 2025|Notice of Annual Meeting and Proxy Statement 21

Governance

Career Highlights

▪Principal (since 2018), RCubetti LLC, a business operations, investment and sales advisory firm
▪Retired International Director, Jones Lang LaSalle Incorporated (2008 - 2017), a commercial real estate services company
▪Former President and Chief Operating Officer, The Staubach Company (from 2001 until its merger with Jones Lang LaSalle in 2008)
▪Former director (2007 - 2018), Lead Director, member, Compensation Committee, and Chair, Nominating and Corporate Governance Committee, Fossil Group, Inc.

Elysia Holt Ragusa	Committee Membership(s) ▪Compensation and Human Capital ▪Governance and Nominating (Chair)
Principal, RCubetti LLC	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2010	▪C-Suite and public company board experience ▪Commercial real estate expertise ▪Leadership training experience ▪Change management expertise ▪M&A expertise ▪Expertise in sales and marketing	▪Board of Directors, The Contemporary Austin ▪Advisory Board, University of Texas McCombs School of Business ▪United Way of Dallas Allocation Chair
Independent
Age 74

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪Fossil Group, Inc.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 22

Governance

Career Highlights

▪President (since 1997), SPR Ventures, Inc., a private investment company
▪Former owner, CEO and President (from 2006 until its sale in 2018), SPR Packaging LLC, a manufacturer of flexible packaging for the industrial and consumer industry
▪Former President (1992 - 1997), Arrow Industries, now a subsidiary of ConAgra, Inc.
▪Director (since 2008), Chair, Nominating and Corporate Governance Committee, and member, Audit Committee, Cinemark Holdings, Inc., a leader in the motion picture exhibition industry with theatres and screens in the U.S. and Latin America
▪Former director (2006 - 2014), PRGX Global, Inc. (f/k/a PRG-Schultz International Inc.), a supplier of specialized data auditing services; and former director (1996 - 2004), Reddy Ice Group Inc. (f/k/a Packaged Ice Inc.), with various board committee assignments

Steven P. Rosenberg	Committee Membership(s) ▪Compensation and Human Capital ▪Risk ▪Technology
President, SPR Ventures, Inc.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2001
▪Corporate leadership and private entrepreneurial investment experience
▪Public company boards / management experience
▪Experience in accounting and financial management, sales and marketing
▪M&A expertise
▪Chair of the Akiba Yavneh Academy Foundation ▪Chair of Dahan Fund for Bar Ilan University, Israel ▪Chair of Dallas Holocaust and Human Rights Museum Endowment ▪Member, National Council, AIPAC
Independent
Age 66

	Other Current Public Directorships ▪Cinemark Holdings, Inc.	Public Directorships in the Past Five Years ▪None

Career Highlights

▪Chairman of the Board and Chief Executive Officer (since 2001), Stallings Capital Group, Inc., an investment company
▪Retired Executive Chairman of the Board (2001- 2021, when GAINSCO was acquired by State Farm), GAINSCO, Inc., a property and casualty insurance company
▪Former CEO of an asset management company as well as a savings bank
▪Former director (trust manager) (2002 - 2007), Crescent Real Estate Equities Company and the Federal Home Loan Bank of Dallas

Robert W. Stallings	Committee Membership(s) ▪Risk
Chairman of the Board, Texas Capital Bancshares, Inc. Chairman & CEO, Stallings Capital Group, Inc.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2001	▪Banking, financial services and insurance expertise ▪Private entrepreneurial investment experience ▪Public company board experience	▪Chairman & Founder, The Stallings Foundation
Independent
Age 75

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

TCBI 2025|Notice of Annual Meeting and Proxy Statement 23

Governance

Career Highlights

▪Executive Chairman (former President / CEO, since 2001), C.H. Guenther & Son LLC (dba Pioneer Flour Mills), a food manufacturer of high-quality products and one of the oldest privately held companies in the U.S.
▪Prior to joining C.H. Guenther, senior officer, The Quaker Oats Company, responsible for all Worldwide Food Service Businesses
▪Former director (2005 - 2019), member, Audit Committee, and Chair, Compensation Committee, Clear Channel Outdoor Holdings, Inc., a large, public advertising company
▪Director, Monogram Foods, a privately-owned major co-packer and private label provider for strategic partners throughout the nation; former director, Nature Sweet Ltd., a privately-owned agricultural and distribution company

Dale W. Tremblay	Committee Membership(s) ▪Audit ▪Governance and Nominating
Executive Chairman, C.H. Guenther & Son LLC	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2011	▪Public / private company management leadership experience ▪M&A and private equity experience ▪Sales & marketing experience ▪Public company board experience ▪SEC “Financial Expert”
▪Director, Haven for Hope
▪Vice Chair, Pritzker Advisory Board
▪Former Director, San Antonio Opera
▪Former Founding Board Member, Texas Can Academy - San Antonio
▪Former Consumer Advisory Committee Member, Federal Reserve Bank of Dallas

Independent
Age 66

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪Clear Channel Outdoor Holdings, Inc.

Career Highlights
▪Chief Financial Officer (since 2021), Urban Strategies, a Washington, D.C.-based privately-held company and one of the largest Early Head Start government contractors providing educational services for low-income families
▪Former Executive Vice President, Bank of America for nearly 35 years in a variety of increasingly responsible capacities, including Head of Global Commercial Banking, Banc of America Business Capital leading asset-based lender, Head of Credit & Treasury Products, President – Consumer Banking Products & Services, and President – Private Banking Central Region. She was a member of the firm’s Operating Committee and Global Banking & Markets Operating Committee

Laura L. Whitley	Committee Membership(s) ▪Compensation and Human Capital ▪Risk
Chief Financial Officer, Urban Strategies	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2023
▪Extensive knowledge of all aspects of banking with nearly 35 years’ experience & leadership in the industry
▪Expertise in accounting, financial management & regulatory reporting
▪Board and executive management expertise
▪NACD cybersecurity certification
▪SEC “Financial Expert”
▪Member, World Vision Inc. Board of Directors & Chair, Audit Committee ▪Founding member, AT&T Performing Arts Center Board of Directors ▪Founding Chair, United Way of Dallas Women of Tocqueville
Independent
Age 63

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

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Governance
Retiring Director
Mr. Browning has been a director of the Company since 2009, and served as Chair of the Company’s Audit Committee from 2013 to 2023. He is retiring from the Company as of the 2025 Annual Meeting in accordance with the Company’s director retirement guideline.

Career Highlights

▪Former Partner (1980 - 2009), KPMG LLP, an international audit, tax and advisory services firm, after more than 38 years with the firm
▪Former Chairman of the Board, director and member, Audit Committee (2012 - 2021, when acquired by Viasat Inc.), RigNet Inc., a global technology company providing customized communications services, applications, real-time machine learning and cybersecurity solutions to enhance customer decision-making and business performance
▪Director (since 2016), and Chair, Audit Committee, Herc Holdings Inc., a full-service equipment rental company (NYSE: HRI)

James H. Browning	Committee Membership(s) ▪Audit ▪Governance and Nominating
Former Partner, KPMG	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2009	▪More than 38 years in public accounting ▪Expertise in financial / accounting / SEC matters ▪Vast experience dealing with public company boards ▪SEC “Financial Expert”	▪Member, AICPA ▪Member, NACD
Independent
Age 75

	Other Current Public Directorships ▪Herc Holdings Inc.	Public Directorships in the Past Five Years ▪RigNet, Inc.

The Board unanimously recommends that you vote “FOR” the thirteen director nominees.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 25

Governance
BOARD AND COMMITTEE MATTERS
Board of Directors
The Board oversees the business affairs of the Company. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval by the Board. Special meetings of the Board are held as required from time to time when important matters arise that require action between scheduled meetings. The Board held seven meetings during 2024. Each of the Company’s directors participated in at least 75% of the meetings of the Board and its committees on which the director served during 2024.
Board Leadership Structure
The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board believes it is important to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individual serving as Chief Executive Officer, and the needs and opportunities of the Company and the Board as they change over time. The Board evaluates the Board leadership structure annually for possible change.
For the last few years, the Company’s Corporate Governance Guidelines provided that, except in limited circumstances, the Chairman should be independent of management. Following a review of the practices of similarly situated, exchange-listed bank holding companies, in January 2025, the Board determined it to be advisable to update the Guidelines to grant the Board discretion to combine or separate the positions of Chairman and Chief Executive Officer depending on the needs and circumstances of the Company as they exist from time to time. On January 22, 2025, the Board elected Rob C. Holmes, the Company’s CEO and President, as Chairman, effective after the 2025 Annual Meeting, with Mr. Stallings, the current Chairman, to serve as Lead Independent Director. The Guidelines were revised to accommodate the new leadership structure, including by bolstering the role of the Lead Independent Director. The Board’s actions reflect its deep confidence in Mr. Holmes’ transformational leadership and strategic vision for the Company. This new governance structure, the Board believes, provides an effective consolidation of leadership under Mr. Holmes, along with a balance of oversight by independent directors.
A significant portion of the Board’s oversight responsibilities is carried out through its five independent, principal standing committees: Audit Committee, Risk Committee, Governance and Nominating Committee, Compensation and Human Capital Committee (“Compensation Committee”), and Technology Committee. Allocating responsibilities among committees allows more in-depth attention devoted to the Board’s oversight of the business and affairs of the Company. See “Risk Oversight” below for more information. Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed. Each committee reviews reports from senior management and reports its actions to, and discusses its recommendations with, the full Board.
All committee chairs are appointed at least annually by the Board. Committee chairs are responsible for:
▪Calling meetings of their committees
▪Approving agendas for their committee meetings
▪Presiding at meetings of their committees
▪Serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO
▪Working directly with the senior management responsible for committee mandates
Board members have direct access to management and regularly receive information from and engage with management during and outside of formal Board meetings. In addition, the Board and each committee has the authority and resources to seek legal or other expert advice from sources independent of management.
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Governance
Board Evaluation
The Board and the Board committees regularly evaluate their own effectiveness throughout the year. The evaluation is a multifaceted process that includes an annual formal self-evaluation process developed and administered under the direction of the Governance Committee, periodic one-on-one discussions between each director and the Board Chairman, individual director input on agenda topics for Board and committee meetings and strategic planning sessions, executive sessions held in Board and committee meetings without management present, and periodic input to the CEO and senior management on enhancements to Board and committee effectiveness.
Process
Determine focus areas, scope, and format. The formal self-evaluation has historically been in the form of written questionnaires administered by Board members or management. Each year, the Governance Committee discusses and considers the appropriate approach, including areas of focus, scope and format, and approves the selected evaluation process. In 2023 and 2024, the Governance Committee determined to use a new format under which each director would meet with the Governance Committee Chair and the Board Chairman in combination with written questionnaires.
Conduct evaluation. Members of the Board and each Board committee participate in the formal evaluation process, responding to questions designed to elicit information to be used in improving Board and committee effectiveness.
Review feedback in executive sessions. Director feedback solicited from the formal self-evaluation process is discussed during Board and committee executive sessions and, where appropriate, addressed with management.
Respond to director input. In response to feedback from the multifaceted evaluation process, the Board and committees work with management to take concrete steps to improve policies, processes and procedures to further Board and committee effectiveness.
One-on-one discussions with Board Chairman and Committee Chairs. In addition to the formal annual Board and committee evaluation process, the independent Board Chairman and all Committee Chairs speak with each independent Board member regularly, at least quarterly, and receive input regarding Board and committee practices and management oversight. Throughout the year, directors also have the opportunity to provide input directly to committee chairs or to management.
The Board and the Board committees are continuously evaluated for their own effectiveness throughout the year.
Formal self-evaluation
The Board believes that there are five areas where the Board should focus: Board and committee composition; Board culture; Board and committee focus; Board process; and information and resources.
Composition. Through the self-evaluation process, the Board assesses its overall director recruitment and succession planning processes and committee composition.
Board culture. The Board considers its role in setting the standard for the Company’s culture and values by forging a collegial and collaborative dynamic that values independent judgment and emphasizes accountability. As part of this review, directors evaluate how they interact among themselves and with management, including the importance of challenging and holding management accountable. This past year, the self-evaluation included a focus on enhancing Board skills, succession, engagement and refreshment as the Company continues to grow and mature its platform, product and service offerings and execute on its strategy.
Focus. The Board and the Board committees consider their effectiveness in performing key oversight responsibilities in a number of areas, including: strategy; risk; and management talent and succession planning. They continuously evaluate the sufficiency of information received and the time spent in these areas. They regularly reassess their oversight focus by engaging in dialogue with management, soliciting feedback from stockholders and other stakeholders, and receiving third-party perspectives on the competitive environment, opportunities for growth, macroeconomic trends, and geopolitics.
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Governance
Process. As part of the formal self-evaluation process, directors review overall Board and committee structure, the allocation of meeting time, cadence of meetings, efficiency and other meeting processes. In addition, outside of the formal self-evaluation process, each of the directors also meets with management and with the Board Chairman through a combination of executive sessions, smaller group sessions, and one-on-one meetings. Directors are focused on Board and committee meeting structure so as to allow ample time for discussion, debate, and in-depth review of key topics and trends, and to facilitate focus on strategic topics.
Information and resources. Through the self-evaluation process, the Board and committees evaluate the quality of meeting materials and presentations and the overall amount and type of information, education, and training opportunities they receive both from management and outside advisors and experts. The directors continue to highlight the need for clear, comprehensive, and concise information to effectively support their oversight responsibilities, including understandable and targeted materials that identify key issues.
The Governance Committee considered industry trends, practices of peers, feedback from stockholders, and regulatory developments in creating the formal 2024 self-evaluation. The formal 2024 self-evaluation solicited directors’ views on topics in each of the five key areas of board effectiveness, including topics covering the Company’s current operating environment, input from stockholders learned during engagement discussions, and areas of opportunity. As part of its ongoing review of Board and committee composition, the Governance Committee also continued to seek input on the Board’s director succession planning process, including Board and committee leadership succession planning. Results are shared with management, as appropriate, to assist the Board and committees in making enhancements to address opportunities identified.
Enhancements made in response to formal Board self-evaluations
In response to feedback solicited from the Board and committees in 2024, the Company continues to:
▪Adapt meeting structure and cadence to enhance the Board’s ability to perform its oversight responsibilities and to promote Board engagement, including through a mix of in-person and virtual meetings, and by providing ample time during Board and committee meetings for discussion, debate, in-depth reviews, and executive sessions
▪Prepare meeting materials that are tailored and allow for an understanding of key issues, while maintaining completeness, and providing timely updates, as needed
▪Enhance presentations for Board and committee meetings so that they complement and add insight beyond written meeting materials, while leaving ample time for question and answer sessions and other discussion
▪Provide more opportunities for the Board to interact with employees throughout the organization, both formally and informally, and for one-on-one and smaller group discussions between directors and management on critical issues, including mid-quarter meetings
▪Support directors’ discussion and decision-making on Board leadership succession planning and committee membership, including a focus on future needs
▪Enhance discussion about areas of emerging risk at Board, Risk Committee and Technology Committee meetings, including in-depth reviews of key topics including cybersecurity risk, operational resilience, and risks arising from the economic environment
▪Provide additional information on topics identified by directors as desired areas of increased focus for the development of Board strategic planning sessions, including information related to technology and operations, the regulatory landscape and the economic outlook
▪Present deep dives on human capital management-related topics at the Board and committee level
▪Enhance information provided to support the Board’s management talent and succession planning responsibilities, including information on how specific performance goals factor into executive management’s performance evaluations
▪Provide educational opportunities during regularly scheduled meetings, with an emphasis on topics requested by directors and current events and trends
▪Provide third-party perspectives on the Company, peers, the industry, and the economy, and on stockholder and stakeholder feedback in Board and committee materials and presentations and through additional resources
TCBI 2025|Notice of Annual Meeting and Proxy Statement 28

Governance
Board and Corporate Governance: Strong Governance Practices
The Board is committed to providing sound governance for the Company. The Board adopted Corporate Governance Guidelines (the “Guidelines”) and charters for each committee of the Board to provide a flexible framework of policies relating to the governance of the Company. These documents are available in the “Governance Documents” section of the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx.

The Company’s sound governance practices include:
▪Annual election of all directors
▪Plurality voting for directors in uncontested elections with a required offer of resignation by any director who receives more “withhold” votes than “for” votes in the election
▪Independent Board Chairman or Lead Independent Director
▪All directors are independent, other than CEO; 100% principle standing committee member independence
▪Director retirement policy
▪Director capacity, commitment and over boarding policy
▪Directors may be removed with or without cause
▪Action by written consent / stockholder right to call special meeting permitted
▪Executive sessions of independent directors at each regular Board meeting
▪Annual Board and Committee evaluations
▪Strong investor outreach program, including participation by the Chairman and other Directors
▪Accountability to maintain stock ownership per director and executive guidelines
▪Insider Trading Policy and prohibition on hedging and pledging
▪Equity Grant Policy
▪Comprehensive recoupment policy
▪Ongoing director education
▪Ongoing consideration of Board composition, skills and refreshment
▪Strong director attendance: each director then in office attended the 2024 annual meeting and 75% or more of total meetings of the Board and committees on which he or she served during 2024
▪Board oversight of corporate responsibility matters
▪Board and Compensation Committee oversight of human capital management matters
▪Direct Board access to management and access to independent advisors
▪No poison pill
Among the policies addressed in the Guidelines are the following:
▪Retirement policy. A director who reaches the age of 75 at or before the time of his or her election will not be eligible for re-election to the Board, subject to waiver of this requirement on an annual basis by unanimous vote of the remaining members of the Board. Mr. Browning, the former Chairman of our Audit Committee, has turned 75 since our last annual meeting of stockholders and is therefore not standing for election at the 2025 annual meeting of stockholders. Mr. Stallings also turned 75 since our last annual meeting of stockholders. The Board, by unanimous vote (Mr. Stallings abstaining), determined in January 2025 that the value of Mr. Stallings’ contribution made it advisable that he continue to serve as a director and Lead Independent Director. Moreover, the Board determined that a smooth transition of the Chairman role was in the Company’s best interest. As a result, the Board waived the retirement age policy for Mr. Stallings for one year and nominated him for re-election at the 2025 Annual Meeting.
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Governance
▪Board leadership structure. Provides the Board with flexibility to determine the appropriate leadership structure for the Company and requires a Lead Independent Director with robust responsibilities in the event the Chairman is not independent.
▪Limits on other board service. No director may serve on more than four public company boards (including the Company’s Board), but the Chairman may only serve on a maximum of two other public company boards. The Company’s CEO and other executive officers may serve on only one other public company board.
▪Review of significant responsibility changes. Any director who retires from his or her principal employment, or whose principal occupation or business association changes substantially, must tender a letter of resignation to the Board. The Board will determine whether to accept the resignation based on the recommendation of the Governance Committee after its review of the circumstances.
▪Annual meeting attendance. The Board expects all of its members to attend the Company’s annual meetings of stockholders. Of the twelve directors then serving on the Board, eleven of the directors were in attendance at the 2024 Annual Meeting.
▪Director compensation. Director compensation includes an equity component representing approximately half of each director’s annual compensation to align director interests with the long-term interests of stockholders. See “Director Compensation” below.
▪Director stock ownership. The Board established stock ownership guidelines for directors to further align their interests with the long-term interests of stockholders. Directors are expected to own common stock having a value of at least five times the cash portion of the annual retainer paid to independent directors, and may not dispose of any shares of the Company’s common stock unless they own, and will continue to own, common stock with a value at or above that level.
▪Executive pay governance and stock ownership. As discussed in more detail below at “Executive Compensation – Compensation Discussion and Analysis”, the Guidelines include policies addressing:
▪Executive stock ownership
▪No excise tax gross-ups with respect to executive compensation received upon a change in control
▪No “single trigger” payment or acceleration of benefits upon a change in control
▪Recoupment or “Clawback” of incentive compensation upon a restatement of the Company’s financial statements
▪Other policies. As discussed in more detail below at “Executive Compensation – Compensation Discussion and Analysis – Compensation and Other Policies”, the Board and the Compensation Committee have adopted other governance and compensation policies, including:
▪Insider Trading and Anti-Hedging / Anti-Pledging Policy
▪Equity Grant Policy
TCBI 2025|Notice of Annual Meeting and Proxy Statement 30

Governance
Risk Oversight
The Board is responsible for oversight of management and the business affairs of the Company, including the management of risk. The Board oversees an enterprise-wide approach to risk management, intended to support the achievement of strategic objectives to optimize the organizational performance and enhance stockholder value while operating within the Company’s risk appetite statement. Although the Board has the ultimate oversight responsibility for the risk management process, the Board has generally delegated the responsibility of risk oversight activities to the Board’s Risk Committee. Certain other Board-level committees are delegated oversight of specific aspects of risk management. For example, human capital and incentive compensation risk is overseen by the Compensation Committee of the Board. Risk in corporate responsibility matters is overseen by the Governance and Nominating Committee. Although the Risk Committee has oversight of substantially all of the enterprise risk categories (with the Technology Committee having primary oversight of information technology and cybersecurity risk), the Audit Committee of the Board has primary reporting and oversight of certain programs and operating activities that have key risk management roles or attributes, including financial reporting, internal audit, external audit and most aspects of the compliance management program. The following graph shows the Board’s allocation of key risk topics to the various Board committees.

Board of Directors

Risk Committee	Audit Committee

▪Oversight of the Company’s management of credit, liquidity, strategic, reputational, market, interest rate, operational, compliance, financial, and capital adequacy (“enterprise”) risks
▪Annual review and approval of the Company’s risk management framework and review and recommendation to the Board of the Company’s risk appetite statement
▪Oversee the activities of the Company’s Executive Risk Committee, which is chaired by the Company’s Chief Risk Officer, who has a direct reporting relationship to the Risk Committee
▪Review and monitoring of regulatory results
▪Confirm that the Company’s lending activities are within the context of the Company’s risk framework
▪Communicate with the other Board committees to assure the integrated oversight of the full range of enterprise risks

▪Oversight of major financial risk exposures
▪Monitor the Company’s financial reporting risk, including the allowance for credit losses, and regulatory compliance risk
▪Review significant risk trends identified by internal audit

Governance and Nominating Committee

▪Oversight of risk in corporate responsibility matters ▪Oversight of risk related to corporate governance practice and procedure

Compensation and Human Capital Committee

▪Review and oversight of compensation plan risk assessments ▪Oversight of risk related to human capital management, including talent management, executive succession planning and culture

Technology Committee

▪Oversight of information technology and cybersecurity risk
▪Oversight of information technology strategy, operations, risk profile and significant information technology investments, including in cybersecurity and emerging technology developments

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Governance
To embed risk management into the front-line processes while maintaining a strong system of oversight, the enterprise risk management (“ERM”) Framework establishes a “Three Lines of Defense” model for risk governance. The Three Lines of Defense clarifies the roles and responsibilities of the Lines of Business (“LOBs”) (first line of defense), Independent Risk Management (second line of defense), and Internal Audit (third line of defense) relative to the management of risk, as well as provides a framework that supports the integrity of information escalated to the risk governance committees and to the Board. The three lines are balanced in importance and stature and must all operate effectively across the organization to enable strong risk management.

The ERM principles and related components detailed within the accompanying chart represent a summary of the Company’s overall ERM Framework.
To provide clarity on the role of certain parties relative to the three lines of defense, all departments / functions have been mapped to each line of defense. There are instances and functions that transcend the three lines of defense that have responsibilities inclusive of those in the first and second lines of defense but other than risk-taking activities. Furthermore, a formal organizational structure is in place which outlines the chain of command/line of authority within each business area.

Management established an internal Executive Risk Committee (“ERC”), reporting to the Board's Risk Committee, chaired by the Company’s Chief Risk Officer (Mr. Oman), and comprised of executives responsible for all major categories of risk to provide management oversight and guidance related to the Company’s enterprise risk management, including the CEO and CFO. The ERC updates the Company’s risk appetite statement and enterprise risk management policy on an annual basis and establishes various risk tolerances focused on quantitative and qualitative key risk indicators, which are ultimately approved by the Board.
In addition, the Bank conducts a Capital Stress Test exercise to assess the capital adequacy in a stressed economic environment while ensuring alignment with the Board’s Risk Appetite. The Capital Stress Test Framework is part of the overall capital planning and management process. Management’s Capital Management Committee (“CMC”) is responsible for the governance, oversight, decision-making and approval for the annual capital stress test exercise. The CMC is designed to escalate matters, as necessary, to the Asset/Liability Committee (“ALCO”) and then to the Executive Risk Committee.
Controls are incorporated into the process, establishing principles and policies to ensure that the capital stress test exercise is governed and consistent with various stakeholder expectations. The capital adequacy assessment will underpin which capital actions can be carried out after the review of the capital stress test results and the appropriate approvals.
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Governance
Board’s Role in Human Capital Management and Talent Development
The Board believes that human capital management and talent development are vital to the Company’s continued success. They are integral elements of the Company’s strategic framework, and the Company strives to create a workplace with meaningful opportunities that will attract and retain the best and brightest in a historically competitive talent landscape.
The Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other executive officer positions. The Governance and Nominating Committee oversees the development of the process and protocols regarding succession plans for the CEO, and annually reviews these protocols. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and their potential to succeed to the position of CEO, developed in consultation with the Chairman and the Chair of the Governance and Nominating Committee. The Board meets regularly with high-potential executives, both in small group and one-on-one settings. During 2024, the Board oversaw the appointment of a new Chief Risk Officer in connection with Mr. Storms’ retirement. In addition, the Board reviewed and discussed the talent planning process with management as well as the succession plan for the entire Operating Committee as well as business-critical roles.
With respect to the broader organization, the Board is actively engaged in the oversight of the corporate culture and is continuously focused on supporting management developing a culture that is aligned with the Company’s long-term strategy. This includes reinforcing a set of behaviors throughout the Company that management believes are critical to empower performance, including voicing opinions fearlessly, raising the bar on talent and acting with integrity. In addition, the Board and its applicable committees regularly engage with employees at all levels of the organization to provide oversight on a broad range of other human capital management topics, which includes, among others, benefits, health and safety, and employee development. Employee feedback is considered in designing and evaluating employee programs and benefits and in monitoring current practices for potential areas of improvement. See “Governance – Corporate Responsibility Highlights”.

Corporate Responsibility Highlights
Overview
The Company’s vision is, “To be the flagship financial services firm headquartered in Texas serving the best clients in our markets.” In order to make that happen, the Firm needs to ensure it has the appropriate level of focus in the management of its corporate responsibility matters. The Firm takes a comprehensive approach to corporate responsibility that includes investing in its communities, creating a culture of strong corporate governance, and attracting and retaining the best talent. The Firm is deeply committed to fostering an environment where individuals feel valued, respected and empowered to succeed in a respectful, merit-based, performance-driven environment. The Company believes that this approach enables it to effectively serve its stockholders, clients, communities and colleagues.
While the Firm’s programs continue to evolve, it is currently focusing on creating value through the following prioritized areas: governance, sustainable finance, respectful workplace, engaging and empowering employees, philanthropy, employee giving and volunteerism, investment in affordable housing and taking a proactive approach to cybersecurity to protect Bank employees and customers. The Company continues to assess its strategy by listening and advocating for issues that matter most to its various stakeholders.
The Company launched a Stewardship Council in 2021, led by the Chief Legal Officer, which is responsible for oversight of corporate responsibility matters, including involvement of key internal executives and integration with the Bank’s strategy. During 2022, the Firm enhanced the Council by solidifying the monthly cadence of meetings, expanded the Council by adding additional executives to ensure all stakeholders are engaged to enhance the comprehensive approach, and identified gaps and other areas for improvement internally to drive further improvements that are aligned with the Firm’s strategy and mission.
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Governance

Stockholders

Board of Director and Committee Oversight

é	é	é	é

Stewardship Council

1. Operating Committee-Level Leadership Integrating with Strategy
2. Subject Matter Experts from Across the Company to Drive Execution
3. Monthly Meeting Cadence to Maintain Momentum
4. Education and Baselining to Move Efficiently
5. Organized Sub-Teams to Coordinate Activities

Clear and Effective Communication to Both Internal and External Stakeholders

Areas of 2024 Focus
The Company continues to refine its focus on how its business impacts individuals, groups and communities around the world. As further described below, key accomplishments in 2024 included:
▪Heightened focus on supporting employees, clients and communities, which includes enhancing employee benefits and other programs to assist clients and provide local and regional support
▪Expanded efforts to advance respectful workplace effort initiatives, including
▪market-related activities
▪continued purposeful university hiring efforts
▪purposeful community-focused events
▪Greater transparency through increased internal reporting and disclosures
▪Partnered with the Texas Capital Foundation
▪Becoming the Employer of Choice in Texas for people interested in growing their career in financial services and offering benefits that improve lives:
▪improvements to the human capital management system
▪enhancements in financial, physical, emotional, and professional well-being
▪individualized credit training
▪enhanced new employee onboarding
▪continued offering of healthy cooking classes and incentives to improve physical and mental well-being
▪enhanced the Intern and Analysts Programs (STARS)
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Governance
Texas Capital Bank - Awards and Recognitions
▪2025 – Newsweek America’s Best Regional Banks & Credit Unions
▪2024 and 2025 – Bankrate Best Regional Bank
▪2024 and 2025 – GoBankingRates Best Money Market Accounts
▪2024 – GoBankingRates Best Southwest Regional Banks
▪2024 – D CEO Energy Awards – Financing/Capital Deal of the Year
▪2024 – ABF Journal 2024 Dealmaker of the Year
▪2024 – Texas Bankers Association Cornerstone Award
Much of what the Firm does with respect to corporate responsibility is smart business and, done right, leads to value creation. Management could not work effectively without extensive employee engagement, as described below. Another thing that shapes how the Company thinks about corporate responsibility is the fact that, because its primary operating subsidiary is a bank, it is already subject to some of the strictest regulation of any industry. Even with that high bar, the Company has been able to deliver on its strategic transformation plan and continues reinvesting in the communities it serves.
Governance and Reporting
The Company’s corporate responsibility program is under the primary oversight of the Governance and Nominating Committee, with the Compensation Committee focusing on human capital management (including talent management, employee engagement, executive succession planning and culture). Management reviews and discusses strategy, goals, practices and performance with the Board, which also receives management updates on progress, ratings, disclosures and stakeholder engagement. At the executive management level, the corporate responsibility program is led by the Chief Legal Officer, in collaboration with an advisory council established in 2021, now named the Stewardship Council, which ensures appropriate alignment and involvement from the Chief Executive Officer, other executive leaders and cross-functional management. In 2022, the Company published on its website a new landing page titled “Our Values in Action,” meant to highlight the Company’s corporate responsibility progress and initiatives in real-time rather than waiting to share the news in a quarterly or yearly periodical.

Operational Environmental Impact

The Company is focused on operating the business in a responsible and financially sustainable manner, as it believes it better serves its communities while also having a positive effect on operating expenses. The Company also believes that it’s important for its clients to reflect the values behind how it does business, which is why it endeavors to steward its capital and resources toward investments that drive value, and responsible and sustainable business practices.

The Firm’s corporate headquarters, Texas Capital Center, is located in a leased building that has been designated as a LEED Gold-certified building, and its newer lease, the North Dallas Campus, is also a LEED certified (Silver level) building. Additionally, the Firm’s branch-light operating philosophy allows it to avoid the impact on the environment of operating a large number of facilities, while still allowing it to serve clients with the level of service its clients have come to expect.

▪Construction techniques being used for the Texas Capital Center renovation incorporate waste diversion, paint low in volatile organic compounds, “Cradle to Cradle Certified” carpet, and other practices and methodologies to promote a sustainable environment.
▪Design elements such as daylight harvesting, and touchless faucets and water closets are being incorporated in Texas Capital Center to ensure healthy and optimized lighting levels and energy savings.
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Governance
▪Sustainable Finance.
The Firm’s lending agreements require that energy industry and real estate construction clients comply with all applicable federal, state and local environmental regulatory requirements. The Company is proud to support clients who excel in sustainable business practices.
As part of the regular process around engaging with clients and potential clients, the Bank’s “know your customer" program and due diligence assessments help evaluate potential risk factors so that the Company can remain committed to doing business in the most responsible way possible.

Human Capital Management

The health, safety and well-being of employees and clients is of paramount importance. This includes financial, physical, mental and social well-being.

▪Health & Safety. The Company’s policy is to provide a safe and healthy workplace. In 2024, the Company continued its support of employees, clients and communities in a variety of ways.

▪The Company maintained focus on the health and safety of every employee. With the continued focus on the business continuity plan, every employee can be accounted for in the event of an emergency and routines were developed to communicate roles and responsibilities.
▪Focused on improved safety and enhancements to most of our locations across the State of Texas.
▪Moved to a new mental health provider resulting in additional counseling sessions at no additional cost, as well as enhanced physical health support for employees.
▪The TCB Employee Disaster Relief Fund exists to help employees who are facing financial hardship immediately after a natural disaster or an unforeseen personal hardship. The Fund relies primarily on individual donations from employees and support from the Bank to fund this program. Every contribution helps and when combined with the donations of others can provide a tax-free grant (USA) to help a fellow employee in need when they are facing the unexpected. The program is financially supported by 100% of the Firm’s Operating Committee.

▪Respectful Workplace.
Our biggest asset is our people. Having a workplace where all employees feel valued, and respected, and have an opportunity to exceed, is an integral part of the strategy to build a strong, performance-driven culture where employees can reach their full potential professionally and personally. The Firm’s initiatives around ensuring a respectful workplace are a driver and an enabler for employees to thrive within the Firm’s teams, with clients, and in the Firm’s communities.

The Firm is committed to doing the right thing for our employees, clients, investors and stakeholders; and performance continues to be a focus by hiring and retaining the best talent expected to produce results and increase stockholder value.
▪Workplace Culture.
The Firm is deeply committed to fostering an environment where individuals feel valued, respected, and empowered to succeed as outlined in our firm values. Our goal is to create a culture where employees are motivated by the opportunity to use their talents and skills toward the Firm’s success, and all individuals feel a sense of belonging as they contribute to the Firm’s mission. This reflects our approach to workplace culture and equal opportunity.
Recruiting Talent. The Firm will continue to invest in recruiting strategies to hire the best talent to serve our clients and communities.
Employee Resource Groups (ERG). The focus in 2024 for all ERGs was on building the business. This included everything from local community events to development topics throughout the year. In addition to advancing educational awareness, the ERGs led the way in creating opportunities for employees to give back to the communities the Firm serves through volunteerism.
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Attracting The Best Talent: Performance-Driven Opportunities. The Firm believes the foundation of success lies in hiring and retaining the best talent based on qualifications, skills, and experience. All decisions regarding hiring, promotions, compensation and other opportunities are made with an emphasis on merit and individual contributions. The Firm does not implement quotas, targets, or other metrics that prioritize demographic factors over individual capabilities. Instead, the Firm evaluates employees and candidates based on objective criteria, including their education, experience, achievements and ability to deliver results. This ensures that every individual has an equal opportunity to thrive, develop and advance based on their efforts and accomplishments. Our approach reflects our belief that, when the most qualified individuals are empowered to succeed, the Firm as a whole benefits and we create an environment that fosters excellence and opportunity.
In its efforts to attract the best talent, the Firm continued to refine its talent pipeline through intern and early career programs. Resources were created for hiring managers, and all hiring managers were required to complete online training. The Firm filled over 500 roles in 2024, with approximately 25% of those roles filled by internal candidates.

Developing Our Talent. The Firm is committed to supporting the development of its employees at every level in the organization. Every employee is given the opportunity to grow and develop his or her career through formal training and on-the-job experience. In 2024, employees actively engaged in nearly 80,000 hours of learning to develop both technical and leadership skills. Approximately 20% of the employee population expanded or changed roles as part of their career growth and professional development.

In 2024, part of the Firm’s training and development included:
▪Revising and updating critical annual regulatory compliance and mandatory corporate training for all employees.
▪Building and delivering technical, job-specific skills training for areas such as operations, sales, credit and technology.
▪Launching information sessions for all employees on how to own their own career
▪Refining the analyst program to enhance focus on critical credit training, technical training and leadership skills.
▪Continuing the new manager development program that supports management integration and development to enable success.
▪Designing and implementing a First Year Experience program for new hires.
As an organization, the Firm has had and continues to have purposeful focus on attracting, developing, engaging and retaining talent. Focus on these foundational components drives sustainable success, resulting in the advancement of talent and growth of the Firm. Being an employer of choice requires a concerted effort and being intentional in all that the Firm does.
The Firm is committed to providing employees with the resources necessary to successfully drive their careers. To facilitate this, the Firm implemented a Leadership Model that identifies the critical skills and behaviors necessary to be successful at every level. Additionally, the Firm has created Success Profiles, which describe the critical knowledge, skills and abilities needed for every role in the Firm. These tools work together to help employees identify areas to focus on to qualify for promotion and role expansion.
Because the Firm wants employees to be successful in their role, it offers technical training to upskill on systems, methodologies and processes needed to best serve our clients.
Each year, the Firm continues to refine and update its early career program for both interns and college graduates to ensure that this emerging talent has strong credit and technical skills to achieve the Firm’s goals and best serve its clients. Additionally, the Firm empowers its analysts through targeted leadership training, resulting in building partnerships and a network across the Firm.
Managers play a critical role in the success of their employees. The Firm has a manager training program with regular installments focused on upskilling managers and ensuring they have the tools needed to coach employees. This year, the Firm implemented a program for new managers (hired or promoted) that focuses
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on critical tasks and responsibilities for managers and provides training on important leadership and management skills that will enable them to be impactful leaders. It also provides meaningful connection with leaders and peers across the Firm to help ensure they are set up for success.
The Firm continues to hold information sessions for managers and employees to learn more about new processes being implemented or important topics that increase job effectiveness.
Engaging Our Talent. In 2024, the Firm launched its first employee engagement survey under the current management team. The survey resulted in over 80% employee participation and provided valuable insights for management into what is going well and where there is opportunity to do better.
The Firm continued to have quarterly fireside chats with the CEO for senior leaders. This enables the CEO to speak directly with senior leaders, post-earnings, and discuss items that are top of mind, ensuring alignment on priorities and upcoming milestones/events. Additionally, this forum gave the team a chance to ask questions, engaging leaders in a meaningful and impactful way.
The First Year Experience was designed to ensure that all new hires have a positive transition into the Firm. This program focuses on key components of the business model and operating model. It allows for more connection to leaders of the Firm, information on the ERGs and volunteer opportunities, as well as the information needed to springboard new employees into their role with a foundation that enables success.
Every employee is encouraged to have a development plan that is being discussed with their direct manager throughout the year. This process, along with success profiles, provides employees the tools and feedback needed to advance their career.
There are many other opportunities for employees to engage with others across the Firm, including volunteer events and various wellness programs.
Retaining Our Talent. The Firm’s talent planning process facilitates a discussion with senior leaders about talent. This year, there was increased focus on individual development plans to foster clarity for professional success and leadership growth.
The Firm’s performance management process includes setting goals, mid-year conversations and year-end performance evaluation – all of which are documented in the human capital management system. These targeted conversations allow managers to coach performance, guide career development, and manage performance. The Firm’s pay-for-performance culture enables it to retain the best talent and encourage their progress and development.
The Firm continues to offer competitive pay and benefits and strive to make improvements each year while managing cost.
The Firm utilized feedback from exit interviews to drive improvements where possible.

▪Community Impact.
The Firm has always been committed to helping build and transform the communities it serves by making strategic financial investments in the community and promoting a strong corporate culture of volunteerism. The Firm’s Community Impact Program exists to help reduce barriers that stand in the way of the historically underserved becoming healthy, resilient and prosperous.
The Community Impact Program accomplishes this in three ways: through lending in quality affordable housing and other services and educational facilities; through investing in various funds that infuse capital into growing small businesses; and through service in giving of our time, talent and resources to help support nonprofit organizations serving the needs of individuals and families in these communities.

Community Impact Lending. Texas Capital Community Development Corporation (TCCDC), a wholly owned subsidiary of the Firm, exists to make loans and investments to help revitalize and stabilize low- and moderate-income (LMI) communities within our Texas markets. This impact lending creates a ripple effect in communities where there is a historic lack of investment and resources.
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In 2024, the Firm financed $427.5 million in community development lending. These loans helped create 661 affordable housing units, 430 permanent jobs, three new school buildings, two new medical facilities, and one amusement park.
Impact Lending Highlights:
▪Texas has a shortage of workforce housing for low-income families. With the influx of new “market rate” multi-family housing in historically low- to moderate-income communities, families are being priced out of these communities. Public Housing Agencies play a key role in helping preserve affordability by leveraging their tax-exempt status in new public/private developments. In 2024, the Bank financed a 228 mixed-income multi-family housing development in Houston, Texas, with 100% tax exemption for 99 years provided 50% of the units (114) are restricted to tenants at 80% of area median income and 40% of the units (92) are restricted to families at no more than 160% of area median income. As housing and rents continue to rise, programs like this are crucial to maintaining affordability.
▪As a member of the Federal Home Loan Bank of Dallas (FHLB), the Bank leverages all FHLB housing programs available to members to help create affordable housing for thousands of households, homeowners and renters. In 2024, the Bank submitted 10 Affordable Housing Program (AHP) applications and, through a very competitive process, 3 of 10 applications were awarded totaling $6 million in AHP funding. The developments included a new 60-unit transitional and supportive housing development for women and children, a 96-unit housing for homeless men and 52 units of permanent, supportive housing for veterans.
▪The Firm’s Government, Nonprofit and Institutions (GNI) team specializes in loan products and services to organizations serving the needs of under-resourced communities and provides impactful financing for expansion of charter schools, nonprofit services and municipalities. The GNI team financed construction of a new charter school campus in Houston, Texas. The new campus will allow the school to grow the current student population from 855 to over 1200 students, of which 85% are considered disadvantaged and/or have free or reduced lunch.
Community Impact Investing. TCCDC makes strategic investments in lending consortia funds that provide equity and subordinated debt to small and growing businesses. These investment funds include Small Business Investment Corporations (SBICs), Community Development Financial Institutions (CDFIs) and real estate funds that invest in preserving affordable multi-family housing. The Bank is also a leader in strategic partnerships with and investments in nonprofit entities that infuse capital into small-to-midsize businesses. In 2024, TCCDC invested $36.5 million in various funds that provided much needed capital to these constituents.
Impact Investing Highlights:
▪Invested $10 million in an SBIC fund that operates in the Critical Technology areas. This fund is one of two in the country that works in conjunction with the Small Business Administration (SBA) and the Department of Defense in providing funding to businesses in cybersecurity and other areas of defense.
▪Invested $3 million in an SBIC to provide senior secured debt, mezzanine debt and equity investments targeting small business franchises with multi-unit business models and creating new jobs in LMI communities.
Community Impact Services. The Firm envisions communities where all families have access to a great quality of life, an education that will prepare them for success and the support they need to thrive. Through Texas Capital Foundation, the Firm has always upheld its philanthropic commitment to the communities it serves under the three pillars of Live, Learn and Lift.
▪Live: Responding to the basic needs to support quality of life
▪Learn: Providing educational opportunities for a lifetime of success
▪Lift: Supporting transitional and supportive services for individuals, small businesses and veterans
In 2024, the Firm invested more than $4.1 million in philanthropic gifts through Texas Capital Foundation grants and corporate giving to over 100 organizations throughout the Company’s Texas communities.
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In addition to philanthropic giving, the Firm’s employees are the heartbeat of the Firm and regularly volunteer their time, talent and resources to serve nonprofits and other organizations that help uplift people in need. In 2024, employees served over 6,200 volunteer hours by repairing homes for elderly residents, restocking food pantries, building playgrounds, teaching kids how to code and teaching financial well-being courses.
Philanthropic & Service Highlights:
▪Texas Capital Foundation pledged one of its largest grants of $1 million to The National Medal of Honor Museum in Arlington, Texas. The National Medal of Honor Museum is a museum that honors United States Armed Forces Medal of Honor recipients, founded and funded by the National Medal of Honor Museum Foundation. It educates the public by sharing Medal of Honor values and the engaging stories of recipients and their sacrifices for our nation. The National Medal of Honor Museum serves as the premier national institution dedicated to the stories, impact and legacy of service members and focuses on the six fundamental character values embodied in the Medal of Honor: courage, sacrifice, commitment, integrity, citizenship and patriotism.
▪Texas Capital Foundation also provided grant funding for Alamo Trust Inc. (Texas Alamo) for the new Texas Cavaliers Education Center that will feature the Texas Capital STEAM (Science, Technology, Engineering, Art and Mathematics) Learning Lab, connecting science with Texas history. Children will study preservation and archaeology of the Alamo site through hands-on science and art activities. The STEAM Lab will engage students of all ages with interactive approaches to history, combining archaeology, physics, art and more. The Lab invites learners of all ages to make discoveries and unlock interdisciplinary potential at the Alamo.
Supporting Others Through Philanthropy and Service Highlights. The Firm has an abiding commitment to supporting organizations that help under-served businesses with the technical assistance they need to grow their businesses. In 2024, the Firm funded several such programs across our Texas markets.
▪The Firm was a presenting sponsor and panelist at a summit that focused on providing information on access to capital and banking relationships.
▪The Firm is a leading strategic partner of the Business Beyond the Battlefield Summit, a program geared toward equipping veteran entrepreneurs and small business with the financial and technical tools they need to scale their businesses. The Firm served as a session moderator and provided small business product information to participants.
▪The Firm partnered with a Texas workforce development organization to provide financial literacy education to vulnerable members of the Austin and Central Texas community. Bilingual classes are taught in person and focus on budgeting, saving and investing, building credit, credit reporting and controlling debt.
▪Political Activities.
Corporate responsibility includes participation from time to time in the political and public policy process, specifically in areas that impact the banking industry, as well as clients, stockholders, employees and communities. It is important that the Firm engage with legislators and policymakers, where appropriate, and support initiatives to advocate constructively for the long-term interests of the Company’s business and key constituents. The Company participates in the political process through contributions from its political action committee (“PAC”). The PAC annually solicits contributions from eligible employees and makes bipartisan contributions in compliance with local, state, and federal election laws. All political contributions are approved by a separate PAC Board comprised of senior executives and employees of the Firm. The Company does not use corporate funds to make direct political contributions to candidates for public office or groups organized to influence political campaigns under Section 527 of the Internal Revenue Code. The Firm is a member of several financial services-related trade associations across Texas and the United States that help further the interests of the Firm’s business and key constituents through effective grassroots advocacy on behalf of the industry. The Governance Committee recognizes the importance of appropriate governance and risk management of the Company’s corporate political activities, and reviews activities for alignment with the Company’s business, strategy, and corporate values, as well as compliance with applicable laws and regulations.
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Governance
▪Corporate Governance.
Strong corporate governance practices support the Firm’s overall effectiveness and enable the Firm to manage its business and maintain its integrity in the marketplace. The Company believes strong governance is essential and constructive at all levels, from the Board to executive management and throughout the Firm.
For more information about the Firm’s governance practices, see “Board and Corporate Governance: Strong Governance Practices” and “Compensation Governance Best Practices”. During 2024, directors and management met with stockholders to discuss governance matters and related matters and issues, and to better understand how these fit into their investment analysis and decision making. See “Stockholder Engagement” below.
Because the Company’s primary operating subsidiary is a bank, the Bank has robust controls and reviews, which cover everything from stress testing to anti-money laundering activities. As noted above, the Firm has a strong ERM Framework allowing the Firm to examine potential risk at multiple levels and with internal executive- and Board-level oversight.
▪Information Security.
In 2024, the Firm further enhanced its security program to battle the growing cyber threat. These included, among other things, enhancing its DevSecOps capabilities with best in class technologies, re-platforming the security policy management solution, modernizing the data security posture management platform, and continuing to mature its overall cybersecurity program, which included independent third-party validation. These enhancements contribute to the Company’s ability to protect its employees, clients and third-party partners.
Additionally, the Firm continued enhancing its capability to address cyber threats – an industry-wide growing risk that is ever evolving. In that regard, the Firm bolstered its security operations by investing in new and innovative training for cyber defenders, deploying a next generation security operations platform, engaging a third party to assess and review the Firm’s incident response plan, and conducting an external AI defense assessment. These capabilities resulted in assisting clients in protecting funds, and defending the Firm from cyber threats, while providing peace of mind and engendering the trust of employees and clients.
The Firm maintained its focus on employees and clients by enhancing the Cyber Education and Awareness program that included enhanced Phish testing, educational videos, cybersecurity training, and multiple cybersecurity presentations from the Federal Bureau of Investigations, highlighting the strong partnership the Firm maintains with law enforcement and its clients and customers in each market to educate and highlight how cyber threats may affect them and what the Firm does to protect and combat these threats.
▪Code of Conduct and Ethics.
The Company’s Code of Conduct and Ethics is updated yearly, and all directors, officers, and employees are required to adhere to the principles of honesty and transparency set forth in the Code of Conduct and Ethics and Company policies.
The above summary reflects selected highlights of the Firm’s various corporate responsibility efforts and is not an exhaustive list.
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Governance
Stockholder Engagement
The Board and management team greatly value the perspectives and feedback of the Company’s stockholders, which is why they maintain an ongoing, proactive engagement with stockholders throughout the year in a variety of ways. Throughout the year, the Investor Relations team and executive leaders regularly meet with current stockholders, prospective investors, and investment research analysts. These meetings typically include the Company’s CEO, CFO, and Investor Relations Team in order to engage stockholders and solicit feedback on various topics relevant to the Company’s strategy and performance. Additionally, management attended numerous investment analyst sponsored industry conferences and conducted a non-deal roadshow to meet both in person and virtually with existing and prospective investors.
In Fall 2024, two directors – Mr. Stallings (the Chairman) and Mr. Huntley (the Compensation Committee Chair) – and members of executive management continued engagement efforts, meeting with many investors to discuss progress under the strategic plan, executive compensation and other topics outlined below. In some instances, the directors and management discussed the voting results on the Company’s 2024 Say on Pay Vote, which was higher than the prior year. For more information, see “Executive Compensation – 2024 Say on Pay Vote and Stockholder Engagement” below. Overall, the engagement meetings were positive and constructive with many investors expressing appreciation for the Company’s strategy and new executive team, and additional discussion concerning the compensation plans. The Company continually evaluates enhancements to its corporate governance, corporate responsibility and executive compensation practices, and appreciates engaging with key stakeholders, including stockholders, in the evaluation of these enhancements.

Engagement
Strategies
Engage with: ▪Institutional investors ▪Retail stockholders ▪Equity research analysts ▪Proxy advisory firms ▪Industry thought leaders ▪Investment bankers	Communicate through: ▪Proxy Statement ▪Annual Report ▪SEC Filings ▪Press Releases ▪Investor Presentations ▪Investor relations website ▪Investor meetings
 2024 Engagements:
▪Met with stockholders and potential investors nationwide
▪Attended five investor conferences and five research analyst hosted group meetings
▪Executive management participated in one non-deal roadshow
▪Chief Executive Officer conducted the 2024 Annual Meeting of Stockholders
▪Fall 2024 engagement with top holders

Topics discussed:
▪Business strategy and execution
▪Financial performance
▪Compensation and incentive plans (metrics and targets)
▪Corporate responsibility and governance issues and programs
▪Data security programs
▪Board succession and composition
▪Ad hoc topics

Opportunities to engage: ▪Investor engagement program ▪Quarterly earnings calls ▪Investor conferences ▪Non-deal roadshows ▪Annual stockholders’ meeting ▪Headquarter visits from investors

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Governance
Committees of the Board of Directors
The Board has five standing committees:
•Audit Committee
•Risk Committee
•Governance and Nominating Committee
•Compensation and Human Capital Committee
•Technology Committee
The following table sets forth the current composition of the committees as of the date of this Proxy Statement and the number of meetings of each committee during 2024.

Director[1]	Independent Director	Audit Committee	Risk Committee	Governance and Nominating Committee	Compensation and Human Capital Committee	Technology Committee
Paola M. Arbour	✓			•		£
Jonathan E. Baliff À	✓	•
James H. Browning À	✓	•		•
Rob C. Holmes À
David S. Huntley	✓	•			£
Charles S. Hyle À	✓	•	£
Thomas E. Long À	✓	£
Mark W. Midkiff À	✓		•			•
Elysia Holt Ragusa	✓			£	•
Steven P. Rosenberg	✓		•		•	•
Robert W. Stallings ◊	✓		•
Dale W. Tremblay À	✓	•		•
Laura L. Whitley À	✓		•		•
Meetings in 2024:	Board = 7	6	4	4	5	0 [2]
◊ Chairman of the Board £ Committee Chair ● Committee Member À Financial Expert
[1] Ranjana B. Clark is a nominee for election to the Board. If elected to the Board at the Annual Meeting, the Board intends to appoint Ms. Clark to the Audit Committee and the Technology Committee.
[2] The Technology Committee was formed on January 22, 2025.

A general description of the functions performed by each committee is set forth below. For more information about the risk oversight delegated to each committee, see “Risk Oversight” above beginning on page 31.
▪Audit Committee. The Audit Committee oversees the Company’s and the Bank’s processes related to financial and regulatory reporting, internal controls, and regulatory and legal compliance. The Audit Committee also oversees the Company’s internal controls over financial reporting, management’s preparation of the financial statements of the Company, the Company’s methodology for establishing the allowance for credit losses and the sufficiency of quarterly provisions for credit losses, and reviews and assesses the independence and qualifications of the Company’s independent registered public accounting firm. The Audit Committee appoints the firm selected to be the Company’s independent
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registered public accounting firm and monitors the performance of such firm, reviews and approves the scope of the annual audit and quarterly reviews and reviews with the independent registered public accounting firm the Company’s annual audit and annual consolidated financial statements. The Audit Committee also oversees the Company’s internal audit staff, which includes reviewing with management the status of internal accounting controls, and evaluates areas having a potential financial or regulatory impact on the Company that may be brought to the Audit Committee’s attention by management, the independent registered public accounting firm, the Board or by employees or other sources, including the Company’s confidential “hotline” maintained to allow employees to make confidential reports of matters requiring attention.
The Board determined that all of the Audit Committee’s members are able to read and understand fundamental financial statements and are independent of management as contemplated by the current listing standards of the Nasdaq Stock Market and SEC rules. The Board also determined that five members of the Audit Committee, Messrs. Baliff, Browning, Hyle, Long and Tremblay, as well as directors Mr. Holmes, Mr. Midkiff and Ms. Whitley, qualify as “audit committee financial experts” as defined by the SEC and also satisfy the Nasdaq Stock Market’s financial sophistication requirements. The Board adopted a written charter for the Audit Committee.
▪Risk Committee. The Risk Committee oversees the Company’s policies and processes related to risk identification, assessment, monitoring and management, including the establishment of a comprehensive risk framework for the Company and setting and monitoring the risk appetite of the Company. See “Risk Oversight” above. The Board determined that all of the members of the Risk Committee, including the Chairman, are “independent” directors. The Board adopted a written charter for the Risk Committee.
▪Governance and Nominating Committee. The Governance and Nominating Committee (“Governance Committee”) oversees the corporate governance policies for the Company and identifies, screens, recruits and recommends director candidates to the Board. The Governance Committee makes recommendations concerning the composition of the Board and its committees, considers any corporate governance issues that arise and develops appropriate recommendations, develops specific criteria for director independence, and assesses the effectiveness of the Board. The Board adopted a written charter for the Governance Committee.
The Governance Committee regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to the Company’s current and future business and strategy, and to introduce fresh perspectives and broaden the views and experience represented on the Board. The Governance Committee considers industry knowledge and other business expertise, personal traits such as character, integrity and wisdom, and the candidate’s understanding of business operations, marketing, finance or other aspects relevant to the success of a large publicly-traded corporation, with a bank subsidiary, in today’s business environment, among other factors, when evaluating candidates for the Board. These considerations ensure the Board is comprised of individuals who are able to contribute a variety of viewpoints, which the Governance Committee believes is an important component in ensuring that the Board exercises good judgment and diligence.
The Governance Committee evaluates and recommends individual director candidates in the context of the needs and then-current make-up of the Board as a whole. The objective is to recommend individuals who will, acting as a group, contribute to the success of the Company’s business and advancement of stockholder interests through the exercise of sound judgment.
The Governance Committee regularly assesses whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Governance Committee from current directors, stockholders, professional search firms, officers or other persons. The Governance Committee considers individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. See Additional Information” below. All candidates are reviewed in the same manner regardless of the source of the recommendation.
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▪Compensation and Human Capital Committee. The Compensation and Human Capital Committee (“Compensation Committee”) advises management and makes recommendations to the Board with respect to the compensation and other employment benefits of the named executive officers of the Company. The Compensation Committee also oversees the Company’s long-term incentive and annual incentive programs for executive officers and employees. The Board adopted a written charter for the Compensation Committee.
The Board determined that all of the Compensation Committee’s members are independent of management as contemplated by the current listing standards of the Nasdaq Stock Market, and are also independent under SEC rules, including SEC Rule 16b-3. For more information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis” later in this Proxy Statement.
▪Technology Committee. The Technology Committee assists the Board in fulfilling its oversight responsibilities and promoting effective information technology governance related to the Company’s information technology strategy, operations and risk management, including oversight of information technology and cybersecurity risk, and significant information technology investments in areas such as, cybersecurity, strategy, risk management and emerging technology developments. See “Risk Oversight” above. The Board has determined that all of the members of the Technology Committee, including the Chair, are “independent” directors. The Board adopted a written charter for the Technology Committee.
▪Trust Committee. In addition to the Board’s five standing Committees, the Board established in January 2025 a Trust Committee of the Bank comprised of three independent members of the Board to supervise the trust and fiduciary activities of the Bank, Mr. Rosenberg (Chair), Mr. Long and Ms. Whitley. Members of the Trust Committee will receive compensation at the same rate as the chairs and members of the standing committees.
Additional Governance Matters
Communications with the Board
Stockholders may communicate with the Board, including the non-management directors, by sending an e-mail to bod@texascapitalbank.com or by sending a letter to the Board, c/o Corporate Secretary, Texas Capital Bancshares, Inc., 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit stockholder correspondence to the Chairman of the Board, the Lead Independent Director or to any specific director to whom the correspondence is directed.
Code of Business Conduct and Ethics
The Company adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of its directors and employees, including its CEO, CFO, and Chief Accounting Officer. The Code of Conduct is available on the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx. Any amendments to, or waivers from, the Code of Conduct applicable to the executive officers will be posted on the Company’s website within four days of such amendment or waiver.
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Director Compensation
Director Compensation
Director Compensation Process
The Company’s director compensation program is intended to enhance its ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of common stock. The Board reviews director compensation every two years based on recommendations by the Compensation Committee (in consultation with the Governance Committee). The Compensation Committee has the authority to engage a consulting firm to evaluate director compensation and, since 2018, has engaged Pearl Meyer to assist in setting director compensation. The Compensation Committee reviews director compensation taking into account multiple factors, including pay practices at publicly traded companies, continued expansion of director, committee chair and Board Chairman responsibilities, and the growing time commitment. The Committees and the Board base their determinations on director compensation on recommendations from Pearl Meyer and on market practices and reviewing trends at other S&P 500 companies and compensation peer companies (outlined below). The Compensation Committee continues to look at the structure of Board compensation to more align with industry and peer groups. The Board approved a new director compensation package effective April 19, 2022.
Under the Company’s 2022 Long-Term Incentive Plan, approved by stockholders in 2022, with respect to any one calendar year, the aggregate compensation that may be granted to any individual non-employee director, including all meeting fees, cash retainers and retainers granted in the form of awards, shall not exceed $500,000; provided, however, that the Board may, in its sole discretion, make exceptions to such limit in extraordinary circumstances if it determines in its sole discretion that such exception is advisable.
2024 Director Compensation
The following are the annual retainers and fees paid to the directors for service on the Board and committees during 2024 (pro-rated as applicable):

Position	Cash Retainer (Annual Rate)
Board Members - Annual Board Retainer	$70,000
Chairman of the Board	$90,000
Audit Committee Chair	$30,000
Risk Committee Chair	$30,000
Compensation and Human Capital Committee Chair	$25,000
Governance and Nominating Committee Chair	$25,000
Committee Member (not Chair)	$10,000
Director Equity Retainer
$80,000 issued in the form of restricted stock units

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2024 Director Compensation Table*
The following table contains information pertaining to the compensation of the Company’s Board for fiscal year 2024. Amounts below also include fees paid for service on subsidiary board committees.

Name	Fees Earned or Paid in Cash (A)	Stock Awards (B)(C)	Total
Paola M. Arbour	$90,000	$80,013	$170,013
Jonathan E. Baliff	80,000	80,013	160,013
James H. Browning	105,000	80,013	185,013
David S. Huntley	102,500	80,013	182,513
Charles S. Hyle	120,000	80,013	200,013
Thomas E. Long	95,000	80,013	175,013
Mark W. Midkiff	26,666	66,713	93,379
Elysia Holt Ragusa	115,000	80,013	195,013
Steven P. Rosenberg	90,000	80,013	170,013
Robert W. Stallings	170,000	80,013	250,013
Dale W. Tremblay	102,500	80,013	182,513
Laura L. Whitley	85,000	80,013	165,013
*Columns for which no amounts are reported have been deleted. Mr. Holmes is also a director of the Company but he receives no separate compensation for his service as a director. His compensation is included in the “2024 Summary Compensation Table” below.
(A)Amounts represent meeting fees paid upon attendance of board and committee meetings, annual retainer fees and fees for service as chairman of the board or a committee.
(B)Amounts represent the aggregate grant date fair value of time-based RSUs, determined in accordance with Accounting Standard Codification (ASC) Topic 718. On April 23, 2024, the then currently serving directors received 1,330 RSUs, with a grant date fair value of $60.16 per share, which will vest in full on April 23, 2025. On June 3, 2024, Mr. Midkiff received 1,134 RSUs, with a grant date fair value of $58.83 per share, which will vest in full on April 23, 2025. Messrs. Browning, Hyle, and Rosenberg elected to defer vesting of 100% of their award of such units until their respective date of separation from the Board. Mr. Tremblay elected to defer vesting of 100% of his award of such units until the earlier of 5 years from the date such awarded units become vested units, or the date of separation from the Board.
(C)As of December 31, 2024, each of the current directors (other than Mr. Holmes) held 1,330 unvested RSUs, except for Mr. Midkiff who held 1,134 unvested RSUs.
Director Stock Ownership Guidelines
The Board established stock ownership guidelines for directors to further align their interests with the long-term interests of stockholders. Directors are expected to beneficially own shares of common stock having a value of at least five times the cash portion of the annual retainer paid to independent directors. The types of securities that count toward the required ownership guideline include (i) shares of common stock owned outright, whether individually or through beneficial ownership in a trust or entity, and (ii) vested or unvested time-based RSUs. Directors may not dispose of any such shares unless they own, and will continue to own, common stock with a value at or above that level. As of the computation date, December 31, 2024, all of the then current independent directors had attained the minimum stock ownership levels based on holdings, except for Mr. Midkiff, who joined the Board in 2024.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 47

Stock Ownership Information
STOCK OWNERSHIP INFORMATION
Principal Stockholders and Beneficial Owners
The following table sets forth information as of the record date for the Annual Meeting, February 19, 2025 (except to the extent indicated otherwise in the footnotes below), concerning the beneficial ownership of the Company’s common stock by each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of common stock.

Persons Known to Company Who Own More Than 5% of Outstanding Shares of Company Common Stock	Number of Shares of Common Stock Beneficially Owned		Percent of Shares of Common Stock Outstanding*
BlackRock, Inc. and certain affiliates	5,998,709	(A)	13.0%
The Vanguard Group and certain affiliates	4,888,236	(B)	10.6%
T. Rowe Price Investment Management, Inc.	3,277,403	(C)	7.1%
Dimensional Fund Advisors LP and certain affiliates	3,265,086	(D)	7.1%
State Street Corporation and certain affiliates	2,844,869	(E)	6.2%
*    Percentage is calculated on the basis of 46,124,746 shares, the total number of shares of common stock outstanding on February 19, 2025.
(A)    Based on the most recently available Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. (“BlackRock”). According to its Schedule 13G/A, BlackRock reported sole voting power with respect to 5,888,415 shares and sole dispositive power with respect to 5,998,709 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares the Company’s common stock reported. No one person's interest in the shares of common stock reported is more than five percent of the total outstanding common stock, as of the date the Schedule 13G/A was filed. The Schedule 13G/A contained information as of December 31, 2023 and may not reflect current holdings of the Company’s common stock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(B)    Based on the most recently available Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). According to its Schedule 13G/A, Vanguard reported shared voting power with respect to 32,094 shares, sole dispositive power with respect to 4,805,652 shares and shared dispositive power with respect to 82,584 shares. According to the Schedule 13G/A filed by Vanguard, one or more other persons were known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of the Company’s common stock reported. No one other person's interest in the common stock reported was more than five percent of the total outstanding common stock, as of the date the Schedule 13G/A was filed. The Schedule 13G/A contained information as of December 29, 2023 and may not reflect current holdings of the Company’s common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(C)    Based on the most recently available Schedule 13G/A filed with the SEC on November 14, 2024 by T. Rowe Price Investment Management, Inc. (“T. Rowe”). According to its Schedule 13G/A, T. Rowe reported sole voting power with respect to 3,264,688 shares, and sole dispositive power with respect to 3,277,403 shares. The Schedule 13G/A contained information as of September 30, 2024 and may not reflect current holdings of the Company’s common stock. The address for T. Rowe is 101 E. Pratt St., Baltimore, MD 21201.
(D)    Based on the most recently available Schedule 13G/A filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”). According to its Schedule 13G/A, Dimensional reported sole voting power with respect to 3,216,928 shares and sole dispositive power with respect to 3,265,086 shares. Dimensional provides investment advice to four registered investment companies and acts as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional may act as an advisor or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares. However, all shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares. The Schedule 13G/A contained information as of December 29, 2023 and may not reflect current holdings of the Company’s common stock. The address for Dimensional is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(E)    Based on the most recently available Schedule 13G/A filed with the SEC on January 25, 2024 by State Street Corporation (“State Street”). According to its Schedule 13G/A, State Street reported shared voting power with respect to 330,982 shares and shared dispositive power with respect to 2,844,869 shares. The Schedule 13G/A contained information as of December 31, 2023 and may not reflect current holdings of the Company’s common stock. State Street’s address is State Street Financial Center, 1 Congress St., Suite 1, Boston, MA 02114.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 48

Stock Ownership Information
Ownership of Management
The following table sets forth information as of the record date for the Annual Meeting, February 19, 2025, concerning the beneficial ownership of the Company’s common stock and the Company’s depositary shares representing a 1/40th interest in one share of the Company’s 5.75% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, by: (a) each director, director nominee, and named executive officer (“NEO”); and (b) all of the Company’s executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options, restricted stock units (“RSUs”) or stock appreciation rights (“SARs”) held by that person that are currently exercisable or will become exercisable or vest within 60 days of February 19, 2025 are deemed exercised and outstanding.

Name of Director, Director Nominee, and NEO (1)	Number of Shares of Common Stock Beneficially Owned		Percent of Shares of Common Stock Outstanding*	Number of Depositary Shares for Preferred Stock Beneficially Owned		Percent of Depositary Shares for Preferred Stock Outstanding*
Anna M. Alvarado	20,597		**	–		**
Paola M. Arbour	4,341	(2)	**	–		**
Jonathan E. Baliff	8,265		**	–		**
James H. Browning	19,974	(3)	**	–		**
Ranjana B. Clark	–		–	–		–
John W. Cummings	7,821		**	–		**
Rob C. Holmes	236,252		**	–		**
David S. Huntley	9,468		**	–		**
Charles S. Hyle	13,020	(4)	**	–		**
Thomas E. Long	9,173		**	–		**
Mark W. Midkiff	—
David W. Oman	—		**	–		**
Elysia Holt Ragusa	15,795		**	–		**
Steven P. Rosenberg	39,380	(5)	**	–		**
J. Matthew Scurlock	17,857	(6)	**	–		**
Robert W. Stallings	368,670	(7)	**	340,000	(8)	2.83%
Dale W. Tremblay	14,995		**	–		**
Laura L. Whitley	5,631		**	–		**
All current executive officers and directors as a group	791,239		1.72%	340,000		2.83%
*    Percentage is calculated on the basis of 46,124,746 shares of common stock, and 12,000,000 depositary shares representing a 1/40th interest in one share of the Company’s 5.75% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, each outstanding on the record date, February 19, 2025.
**    Less than 1% of the issued and outstanding shares of the class.
(1)    Unless otherwise stated, the address for each person in this table is 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
(2)    Includes 2,710 shares held by Ms. Arbour, as well as 1,631 deferred shares.
(3)    Includes 18,343 shares held by Mr. Browning, as well as 1,631 deferred shares.
(4)    Includes 10,012 shares held by Mr. Hyle, as well as 3,008 deferred shares.
(5)    Includes 1,377 deferred shares held by Mr. Rosenberg, 2,646 shares held by the Rosenberg Family Trust, and 35,357 shares held by EAD Investments, Ltd. Mr. Rosenberg and his spouse are the beneficiaries of the two trusts that have equal ownership of EAD Investments, Ltd.
(6)    Includes 17,479 shares held by Mr. Scurlock, as well as 378 RSUs that will vest within 60 days.
(7)    Includes 283,631 shares held by Mr. Stallings and 85,039 shares held by SCG Ventures LP. Mr. Stallings and his spouse are the owners of Stallings Management LLC that is a general partner of SCG Ventures LP.
(8)    Includes 84,587 depositary shares held by Mr. Stallings, 215,413 depositary shares held by SCG Ventures LP and 40,000 depositary shares held by the Stallings Foundation.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 49

Stock Ownership Information
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of its equity securities, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. The Company, based solely on a review of its Section 16(a) reports filed during 2024, believes that the required Section 16(a) reports were filed on a timely basis by its directors and executive officers, except that a Form 4 reflecting gifts of common stock on May 25, 2022 (to a family trust) and on July 29, 2024 (to an affiliated entity) was filed for Steven P. Rosenberg on October 31, 2024.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 50

Audit Matters
AUDIT MATTERS
Audit Committee Report
The purpose of the Audit Committee is to oversee the Company’s processes related to financial and regulatory reporting, internal controls, and regulatory and legal compliance. This includes the internal controls over financial and regulatory reporting of the Company, the audits and financial statements of the Company and the performance, independence and qualifications of the independent auditor and internal auditors of the Company. The Audit Committee serves as the primary communication link among the Board, the independent public accounting firm, and the Company’s internal auditors. As noted above, the Audit Committee operates pursuant to a written charter adopted by the Board, and each member has been determined by the Board to be independent under applicable legal requirements.
Company management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and the internal controls over financial reporting. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of the Company’s internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2024.
The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard, Communications with Audit Committees, and as required by the SEC. The Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board regarding communication with audit committees concerning independence, and discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence, and has determined that such independence has been maintained.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to be filed with the SEC on February 11, 2025.
The Audit Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the registered public accounting firm, along with their capabilities, technical expertise, and knowledge of the Company’s operations and industry. Based on these evaluations, the Audit Committee decided to engage Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2025.
This report is submitted on behalf of the Audit Committee of the Board of Texas Capital Bancshares, Inc.

Dated: February 11, 2025	Thomas E. Long, Chair
Jonathan E. Baliff
James H. Browning
David S. Huntley
Charles S. Hyle
Dale W. Tremblay
TCBI 2025|Notice of Annual Meeting and Proxy Statement 51

Audit Matters
Auditor Fees and Services
The Audit Committee has appointed Ernst & Young LLP to continue as the Company’s independent registered public accounting firm for the 2025 fiscal year. Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were:

(in thousands)	2024	2023
Audit fees	$2,620	$2,955
Audit-related fees	400	250
Tax fees	633	645
Total	$3,653	$3,850
Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, the review of periodic reports and other documents filed with the SEC, including the consolidated financial statements included in the Company’s Form 10-Qs, comfort letters, accounting consultations billed as audit services and services that are normally provided in connection with statutory or regulatory filings or engagements. Tax fees included various federal, state and local tax compliance services, as well as tax consultations.
Pre-approval Policies and Procedures
The Audit Committee adopted a policy that requires advance approval of all audit, audit-related and tax services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee delegated to the chairman of the Audit Committee authority to approve permitted services provided that the chairman reports any decisions to the Audit Committee at its next scheduled meeting.
PROPOSAL TWO – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm
The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. The Company is seeking stockholder ratification of the appointment of Ernst & Young LLP for fiscal year 2025. Stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by the Company’s bylaws, state law or otherwise. However, the Board is submitting the appointment of Ernst & Young LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will consider this information when determining whether to retain Ernst & Young LLP for future services. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from the Company’s stockholders. See the discussion at “Auditor Fees and Services” above for information regarding the services provided to the Company by Ernst & Young LLP.
Proposal Two requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of
Ernst & Young LLP as the Company’s independent registered
public accounting firm for fiscal year 2025.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 52

Executive Compensation
EXECUTIVE COMPENSATION
See Annex A to this Proxy Statement for information about the use of certain non-U.S. GAAP financial measures in the Executive Compensation section of this Proxy Statement.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 53

Executive Compensation
PROPOSAL THREE – Advisory Approval of the Company’s Executive Compensation
In accordance with the requirements of Rule 14a-21(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is providing stockholders with an advisory vote to approve executive compensation on an annual basis, commonly referred to as a “Say on Pay” vote. The Company has held a say on pay vote annually since the Company’s 2011 annual meeting of stockholders.
The Company believes that its executive compensation programs effectively align the interests of its named executive officers, or NEOs, with those of its stockholders by creating a combination of incentive compensation arrangements, in both cash and equity-based programs, which are directly tied to performance and creation of stockholder value, coupled with a competitive level of base compensation. The Company's objective is that the NEOs should have a substantial portion of total compensation derived from performance-based incentives.
At the Company’s 2024 Annual Meeting of Stockholders, the Company received the affirmative support of 82.6% of votes cast in favor of its 2023 executive compensation. In response to the stockholder vote, and after engaging with stockholders and stockholder advisory firms during the Company’s Fall 2024 engagement, the Compensation Committee made changes to the disclosure of the Company’s executive compensation programs. See “2024 Say on Pay Vote and Stockholder Engagement” below.
The Board values stockholders’ opinions, and, as in prior years, the Board intends to evaluate the results of the 2025 vote when making future decisions regarding compensation of the NEOs. The Company encourages you to carefully review the “Executive Compensation” section of this Proxy Statement and particularly the “Compensation Discussion and Analysis” for a detailed discussion of the Company’s executive compensation programs.
This annual advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the policies and practices with respect to their compensation described in this Proxy Statement. Your vote on Proposal Three is advisory and, therefore, not binding on the Company, the Board or the Compensation Committee. This advisory vote may not be construed as overruling a decision by the Board, nor create or imply any additional fiduciary duty of the Board.
The Company is asking stockholders to indicate their approval, on an advisory basis, for the 2024 compensation paid to the Company’s NEOs by voting FOR the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the 2024 compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to SEC Regulation S-K, Item 402, including the Compensation Discussion and Analysis, the compensation tables and the narrative executive compensation disclosures to the compensation tables included in this Proxy Statement.
Proposal Three requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.
The Board unanimously recommends that you vote “FOR” approval of this resolution.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the objectives and elements of the Company’s executive compensation program, its alignment with performance decisions regarding the NEOs and actions of the Compensation Committee. In view of the Company’s competitive performance and historical earnings levels and earnings growth, the Compensation Committee believes that the Company’s executive compensation philosophy and practices have been successful in attracting and retaining talented, dedicated executive officers and providing them with competitive compensation levels that are properly aligned with stockholder interests.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 54

Executive Compensation
Executive Summary
The Compensation Committee is committed to an executive compensation program that drives pay-for-performance, appropriately balances risk, rewards the creation of stockholder value, and reinforces individual accountability through a robust performance management program and compensation forfeiture provisions.

Stockholders Should Approve the NEO Compensation
1	Company Performance (see Page 60 for details)	2	Performance Evaluation Framework

▪Substantial and transformative investments over the past three years delivered a higher quality operating model – continued progress on the core components of long-term value creation and leveraged proven capabilities to deliver tech-enabled process improvements
▪Expanded product and services offerings in 2024, including Texas Capital Securities Energy Equity Research, Texas Capital Direct Lending, Public Finance capabilities
▪Highlights
▪Strong fee income from areas of focus of $177.7 million, related to Investment Banking & Advisory Fees, Trading Income, Treasury Product Fees[1] and Wealth Management & Trust Fee Income, up 36%
▪Diluted earnings per common share declined 64% year over year; increased 15% on an adjusted basis†
▪Peer-leading balance sheet strength – 11.4% CET 1 Ratio[2] and growth in book value per share and tangible book value per share to record highs for the Firm
▪Strategic acquisition of ~$400 million committed loan exposure in healthcare, a focus area
▪Continued rebalancing deposit base by shifting away from a reliance on higher-cost, index deposit sources
▪Numerous awards and recognitions
For more information, see “Company Performance” below.

•Total incentive compensation awarded for 2024 directly tied to overall performance
•Overall performance evaluated through robust performance management program, including assessment of Company performance on two financial metrics, Return on Average Assets and Efficiency Ratio, and individual performance
•Strategic performance assessment considered individual contributions towards numerous customized management strategic objectives
•All financial and strategic performance measures evaluated against a detailed scorecard
See “Performance Assessment Framework” and “Compensation Determination Framework” below.

3	NEO 2024 Compensation

▪NEO incentive compensation for 2024 relative to target reflects Company performance against financial targets including individual performance on individualized management strategic objectives
▪NEO short-term incentive plan is based on financial (70%) and strategic (30%) goals, ensuring strong pay-for-performance alignment
▪In assessing and determining NEO performance and compensation, the Compensation Committee evaluated Company performance and determined payout at an aggregate of 123% of target on the financial metrics
▪Performance on the management strategic objectives ranged for the NEOs from 100% to 150%, which resulted in an aggregate 116% - 131% of target payout for the NEOs for the 2024 performance year
▪Compensation Committee certified a payout of 172.4% of target on the 2022 performance-based RSUs

▪For 2024 performance, the Compensation Committee awarded Mr. Holmes total direct compensation of $11,702,922, comprised primarily of the following:
▪$1,042,708 in base salary
▪the balance in variable compensation, comprised of
•$2,736,062 annual incentive plan (cash) bonus (131.3% of target)
▪$7,745,908 long-term incentive compensation (allocated between performance-based RSUs and time-based RSUs)
See “NEO 2024 Compensation” below.

4	Pay Practices	5	Risk Management and Accountability

▪Incentive compensation tied directly to NEOs’ overall performance (e.g., Company and individual), following sound compensation governance principles
▪Awarded majority of 2024 target incentive compensation in long-term equity (evenly split between performance-based RSUs and time-based RSUs, except for a special, time-based RSU award)
▪Over recent years, pay practices adjusted to address stockholder concerns
For more information, see “2024 Say on Pay Vote and Stockholder Engagement” and “Pay Practices” below.

▪Risk balancing features, such as awarding a majority of variable compensation in long-term equity (with hold requirements), and imposing caps on incentive compensation payouts, discourage excessive risk-taking
▪Recoupment and Forfeiture Policy adopted in 2022, expanded in 2023, strengthens the Firm’s ability to recover / cancel cash incentive compensation and long-term equity awards under appropriate circumstances, including certain financial restatements
See “Risk Management and Accountability” below.

[1] Includes service charges on deposit accounts, as well as fees related to commercial card program, merchant transactions and FX transactions. [2] Common Equity Tier 1 capital divided by risk-weighted assets. † Non-GAAP financial measure. See Annex A for information concerning this measure, including a description of how this measure is calculated and a reconciliation to the most comparable GAAP financial measure.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 55

Executive Compensation
Executive Officers
The Company’s current NEOs, and the positions held by them as of the date of this Proxy Statement, are:
Rob C. Holmes, CEO and President of the Company and Texas Capital Bank. Mr. Holmes, age 60, has served as CEO and President of the Company and Texas Capital Bank and as a member of the Board since January 2021. He worked for JPMorgan Chase & Co. and its predecessor firms from 1989 until 2020, where he served as Global Head of Corporate Client Banking and Specialized Industries from 2011 until 2020. During that time, he had end-to-end responsibility for the business, providing global treasury management services, credit, and investment banking solutions to clients in North America, as well as select countries in Europe and Asia. He also shared oversight of the Commercial Banking Credit Markets business, which provided Asset Based Lending and other credit solutions, and of Business Transformation efforts for large, multinational corporations. Mr. Holmes was a member of JPMorgan’s Commercial Banking Operating Committee and served on the Board of Managers of J.P. Morgan Securities LLC. Prior to serving as head of JPMorgan’s Corporate Client Banking and Specialized Industries, he was the co-head of JPMorgan’s North American Retail Industries Investment Banking practice and the head of Investment Banking for the southern region of the U.S. Mr. Holmes serves on the Board of Directors for Dillard’s, Inc. as well as the advisory board of The University of Texas at Austin McCombs School of Business. He is also a member of the Development Board for the University and an inaugural member of the executive committee. In addition, he is active on the boards of Dillard’s, Inc. and the Baylor Health Care System Foundation.
Anna M. Alvarado, Managing Director, CLO and Corporate Secretary of the Company and Texas Capital Bank. Ms. Alvarado, age 46, has served as Executive Vice President, Chief Legal Officer (“CLO”) and Corporate Secretary of the Company and Texas Capital Bank since October 2021, and Managing Director since March 1, 2023. She served as global General Counsel at FirstCash, Inc., a Fort Worth-based consumer financial services and retail company and the leading international operator of pawn stores from January 2015 through October 2021. While there, Ms. Alvarado oversaw an international team of more than 50 and led important initiatives including the company’s Latin American expansion and several domestic and international acquisitions. Prior to joining FirstCash, Ms. Alvarado served as an attorney at Texas-based firms Tanner & Associates PC and Hill Gilstrap PC.
John W. Cummings, Managing Director and CAO of the Company and Texas Capital Bank. Mr. Cummings, age 64, has served as the Company’s Chief Administrative Officer (“CAO”) since October 2022, Texas Capital Bank’s CAO since January 2022, and Managing Director since March 1, 2023. Prior to joining the Company, he spent nine years at Citigroup Inc., serving most recently as head of its Wealth Advisory business. He previously served as Chief Operating Officer and Head of U.S. Investment Products for Citigroup Personal Wealth Management. Before Citigroup, Inc., Mr. Cummings was with Merrill Lynch & Co. for 27 years, where he began his career and advanced through assignments within Finance, Corporate Services, Sales and Head of Global Technology & Operations before serving as Chief Operating Officer of the Global Private Client business and Head of the Retirement, Trust Company, Clearing and Digital Investments businesses. Mr. Cummings has served on the Board of Directors of the Depository Trust Company, Level 8 and on the Advisory Board for Columbia University Master of Science in Technology Management program.
J. Matthew Scurlock, Managing Director and CFO of the Company and Texas Capital Bank. Mr. Scurlock, age 43, has served as the Company’s Chief Financial Officer (“CFO”) since January 2022 and Managing Director since March 1, 2023, and served as Executive Vice President, Corporate Treasurer from May 2019 through December 2021, where he was responsible for managing the Corporate Finance, Investor Relations, Corporate Treasury, and Corporate Strategy initiatives. He was Director of Finance from July 2017 through April 2019, and Capital Analytics & Stress Testing Manager from August 2013 to June 2017. Prior to joining the Company, Mr. Scurlock worked for Deloitte & Touche LLP, where he provided strategic consulting to financial services clients. He previously served as a Vice President in the Corporate Finance group for Zions Bancorporation, leading financial modeling and balance sheet management efforts.
David W. Oman, Managing Director and CRO of the Company and Texas Capital Bank. Mr. Oman, age 57, assumed the role of Managing Director and Chief Risk Officer (“CRO”) of the Company and Texas Capital Bank on June 10, 2024, succeeding Tim W. Storms, who retired. He brings to his role more than 30 years of experience specializing in financial and non-financial risk management. Most recently, Mr. Oman served as a Managing Director in the Financial Risk Practice at PricewaterhouseCoopers (“PwC”) beginning in May 2023,
TCBI 2025|Notice of Annual Meeting and Proxy Statement 56

Executive Compensation
where he provided financial and non-financial risk management solutions for clients that included fintech companies, regional banks, international banks and GSIBs. Prior to PwC, Mr. Oman worked at various global banks as a risk management practitioner in both wholesale and retail banking, most recently at BNY Mellon (from June 2018 to October 2022). Mr. Oman started his banking career at one of the predecessor J.P. Morgan banks and has covered credit, market and operational risks during his career.
Named Executive Officers
The NEOs for 2024 are:

Named Executive Officer	Title
Rob C. Holmes	Chief Executive Officer, President[1] and Director
J. Matthew Scurlock	Managing Director and CFO[1]
John W. Cummings	Managing Director and CAO[1]
David W. Oman	Managing Director and CRO[1]
Anna M. Alvarado	Managing Director, CLO and Corporate Secretary[1]

[1] Also serves in the same capacity for Texas Capital Bank.
2024 Say on Pay Vote and Stockholder Engagement
The Company’s annual Say on Pay vote is one of the opportunities to receive feedback from stockholders regarding the Company’s executive compensation program, and as such is taken very seriously by the Compensation Committee and the Board. The Company’s fiscal 2023 executive compensation program received the support of approximately 82.6% of the votes cast at the 2024 annual meeting of stockholders. This reflected an increase in support from the prior year, but at a level below the Company’s goal, which indicated that there was an opportunity to understand stockholders’ feedback and take action to be responsive. As a result, the Company continued to actively seek feedback from stockholders, reaching out during the fall of 2024 to stockholders owning more than 68.8% of the outstanding common stock, with directors and management speaking with stockholders holding approximately 44.8% of the common stock, to better understand what motivated their votes and attempt to address any ongoing concerns. In addition, several of the largest holders indicated that they did not need to meet with the Company this year (representing an aggregate of an additional 12.5% of the outstanding common stock). The Company had conversations with, together with those stockholders who declined conversations, an aggregate of 57.3% of the outstanding common stock.
Two directors, the Chairman (Mr. Stallings) and the Compensation Committee Chair (Mr. Huntley), and members of executive management participated in conversations with stockholders owning approximately 44.8% of the common stock. Overall, the engagement meetings were positive and constructive, with many investors expressing appreciation for the milestone accomplishments under the Company’s 2021 strategic plan, the build-out of the executive team, and additional discussion concerning the compensation plans. All feedback was shared with the Compensation Committee and the Board and helped to shape changes made to the Company’s executive compensation program disclosure, as set forth below and elsewhere in this CD&A.
Through this engagement, the Company learned that stockholders were largely supportive of the executive compensation program design for fiscal year 2023, which was the subject of the Say on Pay Vote at the 2024 annual meeting of stockholders. Furthermore, stockholders appreciated the Company’s responsiveness to their prior feedback concerning enhanced disclosure regarding prior year payout determinations and the annual incentive plan structure. Stockholders wanted to further understand the rationale for Mr. Holmes’ amended employment agreement and the one-time equity awards made to Mr. Holmes and the other NEOs in July 2024. During these conversations, Messrs. Stallings and Huntley discussed the components of Mr. Holmes’ 2023 and 2024 compensation, including the methodology and rationale for setting the levels of
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his target short- and long-term compensation (based in part on peer company compensation) and the amounts awarded as 2023 incentive compensation. Messrs. Stallings and Huntley explained the importance of the Company substantially achieving certain goals of the 2021 strategic plan during 2023 and 2024 and the reasons for the attendant compensation levels.
Messrs. Stallings and Huntley also specifically discussed with stockholders that given the positive response to the structure of the incentive plans and the fact that the Company would be entering into the final year of the 2021 strategic plan, there would not be any changes to the performance metrics and weightings used in the 2025 incentive plan design and that there would be continued enhanced disclosures.
Messrs. Stallings and Huntley also discussed with stockholders the remaining performance measures used in the annual incentive plan and the performance measures used in the 2024 long-term (equity) incentive plan (with a three-year performance period). Several stockholders understood the continued need for including qualitative metrics in the annual incentive plan given the turnaround of the Company and the time horizon required to create long-term value, but also expressed a preference for the quantitative measures that were added after the fiscal 2022 incentive plans. Stockholders asked for earlier disclosure of the metrics and general targets for incentive plans, and more detailed disclosure around the strategic objectives included in the annual incentive plan.
The Compensation Committee and the Board greatly value these engagements with stockholders and are committed to maintaining ongoing dialogue and incorporating stockholder feedback into the design of the executive compensation program going forward.
The following table summarizes feedback themes heard from stockholders and responsive actions:

What the Board Heard	Our Perspective and How the Board Responded
Preference for enhanced disclosure of the incentive compensation metrics
It is Company policy to disclose the target and actual performance hurdles for the short- and long-term performance metrics after the performance period has concluded. This Proxy Statement includes the detailed plan hurdles and performance for the 2024 annual incentive (bonus) plan and the 2022 long-term incentive plan performance-based awards, for which the performance period recently concluded. For more information about the rationale for our performance metrics, see “Performance Assessment Framework” and “Compensation Determination Framework”

Rationale regarding the one-time equity award for NEOs	It is the view of the Board that recognition and retention are critical to meet the strategic plan established in 2021. After a review of compensation peers and beyond, the Board made the decision to provide a one-time equity award to the NEOs in 2024, in recognition of performance through the challenging macroeconomic environment and to reinforce to management the Board’s support and desire to retain key talent.
Continued focus on Board composition	The Board will continue to take this into account when evaluating director candidates.
Future advisory votes on executive compensation and continued dialogue with stockholders will continue to be an additional tool to guide the Board and Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.
Executive Compensation Supports Business Transformation
The Compensation Committee continues to make changes to the Company’s executive compensation program to reflect the ongoing transformation of the Company and its long-term strategic goals. The Compensation Committee views executive compensation as instrumental in the Company’s ability to drive stockholder value through plans and programs that reinforce shared success, serve to attract the talent needed to effectively develop and execute on the Company’s strategic priorities, align the interests of executives with those of stockholders over the short-, medium-, and long-term, and discourage imprudent or excessive risk-taking and hold individuals accountable, as appropriate.
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Enhancements to the Compensation Program
To foster and reinforce alignment between the interests of the NEOs and those of stockholders, the Compensation Committee made a number of enhancements to the Company’s executive compensation program over the last few years, specifically:

Annual (Cash) Incentive Compensation Plan Design

For 2023:
Performance measures have substantially greater emphasis on quantitative measures: Financial Measures (70% weighting): Return on Average Assets (35% weighting) and Efficiency Ratio (35% weighting), and Management Strategic Objectives (“MSOs”) (30% weighting). MSOs are customized for each NEO based on the four Company-wide strategic goals. See “Performance Assessment Framework” below.
For 2024:
No change.
For 2025:
No change.

Long-Term (Equity) Incentive Compensation Plan Design

For 2023:
Performance measures were Three-Year Average ROTCE (60% weighting) and Relative TSR against peers (40% weighting) over a three-year performance period. The performance hurdles for the full three-year performance period were determined at the time of grant.
For 2024:
No change, except that Relative TSR will be measured against the KBW Regional Bank Index, instead of a peer group of banks. The performance hurdles for the full three-year performance period were determined at the time of grant.
For 2025:
No change in design. The performance hurdles for the full three-year performance period were determined at the time of grant.

Enhanced Recoupment and Forfeiture Policy
The Company’s recoupment policy was expanded in 2023 to comply with NASDAQ listing standards and, among other things, now covers both cash incentive and equity awards made in the prior 4 years to designated classes of employees, including the NEOs, requiring return, reimbursement and/or forfeiture of awards (or return of the proceeds received from the sale of equity awards) in case (1) of a financial restatement due (a) to the gross negligence, intentional misconduct or fraud by a current or former employee, or (b) to a material financial reporting violation under the federal securities laws, (2) the Company suffers extraordinary financial loss, reputational damage or similar adverse impact resulting from the acts or omissions made by the employee, or (3) of an act or omission of a covered employee that constitutes a violation of a Company policy or a non-competition, non-solicitation or other restrictive covenant.

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1	Company Performance

2024 Financial Performance

$60.3 Million Net Income[1] $208.3 Million Net Income (Adj.)† up 11.3%[2]	$1.28 Diluted EPS[3] $4.43 Diluted EPS (Adj.)† up 15.1%[2]	0.25% ROAA[4] 0.74% ROAA (Adj.)† up 7.2%%[2]	81.3% Efficiency Ratio[5] 66.8% Efficiency Ratio (Adj.)† down 2.5%[2]

11.4% CET1 Ratio[6]	2.0% ROACE[7] 7.1% ROACE (Adj.)† up 5.2%[2]	$3.37 Billion Stockholders’ Equity up 5.3%[2]	21.0% 1-Year TSR[8] 29.8% 3-Year TSR

2024 Company Achievements

▪Substantial and transformative investments over the past three years delivered a higher quality operating model – continued progress on the core components of long-term value creation and leveraged proven capabilities to deliver tech-enabled process improvements
▪ Transforming the Company into Texas’ flagship financial services firm
▪ Creating a Texas-based platform providing our clients with the widest possible range of differentiated products and services, on parity with the largest money center banks. In 2024, the Firm expanded products and capabilities to include:
•Texas Capital Securities Energy Equity Research
•Texas Capital Direct Lending
•Public Finance capabilities
•Enhanced payment capabilities, including commercial card offerings and consumer digital payments
•Broader business banking services, including SBA lending
•Private Bank platform and capabilities modernized to enhance client experience

▪Highlights include:
▪Strong fee income from areas of focus of $177.7 million, related to Investment Banking & Advisory Fees, Trading Income, Treasury Product Fees[9] and Wealth Management & Trust Fee Income, which experienced 36% growth year over year
▪Earnings per common share declined 63.8% year over year; increased 15.1% on an adjusted basis†
▪Non-interest income declined 80.8% year over year, primarily due to the loss on sale of the securities portfolio; increased 30.5% on an adjusted basis†
▪Pre-Provision Net Revenue[10] declined 45.4% year over year, primarily due to the loss on sale of the securities portfolio; increased 9.1% on an adjusted basis† achieving operating leverage in the third quarter

▪Peer-leading balance sheet strength – Growth in book value per share and tangible book value per share[11] (each up 8.1% in 2024) to record levels for the firm of $66.36 and $66.32, respectively
•Maintenance of strong capital position (CET1 ratio[12] of 11.4%) provides solid and financially resilient foundation, demonstrating prudent deployment of capital into best-in-class clients
•Throughout the year, maintained a top-decile ratio of tangible common equity to tangible assets amongst all U.S. banks with assets over $200 billion, inclusive of the mark-to-market impact of the Firm’s bond portfolio
•Maintain higher levels of cash, as a percentage of total asset base, than the average bank to serve clients
•Further improved deposit base by shifting away from a reliance on higher-cost, index deposit sources
▪Prioritized financial stability over potential growth and earnings during the past four years to ensure the Firm is prepared to deal with, and to help clients navigate, uncertain financial times, as witnessed in March 2023 with bank failures

▪Accomplishments:
▪Strategic acquisition of approximately $400 million committed loan exposure in healthcare, a focus area
▪Repositioned balance sheet through a sale of $1.2 billion legacy low-yield securities (with a $179.6 million pre-tax loss on sale) and purchased $1.1 billion of securities yielding > 5.25%
▪Best Regional Bank 2024 and 2025 (Bankrate); America’s Best Regional Banks and Credit Unions 2025 (Newsweek)
▪Best Money Market Accounts 2024 and 2025 (GoBankingRates)

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[1] Net income available to common stockholders. [2] Percentage change over the prior fiscal year. [3] Diluted earnings per common share. [4] Return on Average Assets. [5] Non-interest expense divided by the sum of net interest income and non-interest expense. [6] Common Equity Tier 1 capital divided by risk-weighted assets. [7] Return on Average Common Equity. [8] Total stockholder return. [9] Includes service charges on deposit accounts, as well as fees related to commercial card program, merchant transactions and FX transactions. [10] Net interest income plus non-interest income, less non-interest expense. [11] Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end. [12] Common Equity Tier 1 capital divided by risk-weighted assets. † Non-GAAP financial measures. See Annex A for information concerning these measures, including a description of how these measures are calculated and a reconciliation to the most comparable GAAP financial measure.

2	Performance Assessment and Compensation Determination Framework

To make compensation decisions that drive long-term stockholder value, the Compensation Committee provides strong oversight and relies on a sound set of compensation principles, a disciplined performance assessment framework, consultation by and engagement of an independent advisor, and is informed by market data.
Committee Oversight
The Compensation Committee oversees the Company’s executive compensation programs. Each member of the Compensation Committee is an “independent director” as defined by the Nasdaq Stock Market Listing Standards and SEC rules. With approval of the Board, the Compensation Committee applies a compensation philosophy that focuses on a combination of competitive base salary and incentive compensation, including cash and equity-based programs, which are directly tied to performance and creation of stockholder value. That philosophy includes the tenet that a significant amount of the executive’s compensation should be variable.
The Compensation Committee meets throughout the year, including formal meetings, informal conferences and discussions with other directors, management and consultants. The Compensation Committee works with executive management, primarily the CEO, to assess the compensation approach and compensation levels for the executive officers and key employees other than the CEO. The Compensation Committee makes recommendations to the Board with respect to the overall executive compensation programs, philosophy and objectives of the Company. The Compensation Committee establishes objectives for the Company’s CEO and makes a recommendation to the full Board regarding the CEO’s compensation based, in part, on the evaluation of market data provided by its independent compensation consultant in addition to Board-approved financial plans for the Company. The Compensation Committee also reviews and approves the Company’s annual and long-term incentive plans for the NEOs (other than the CEO). Additional Compensation Committee oversight responsibilities are included in its Committee charter.
The Compensation Committee regularly reviews the Company’s compensation programs to ensure that compensation levels and incentive opportunities are competitive and reflect performance, and do not incentivize excessive risk taking. Factors considered in assessing the compensation of individual officers may include the Company’s overall performance, the officer’s experience, performance and contribution to the Company, the achievement of strategic goals, external equity and market value, internal equity, fairness and retention. There are no material differences in compensation policies and approach among the NEOs, as all relate primarily to performance and contribution in achieving consolidated results. In the case of NEOs other than the CEO, the CEO makes recommendations to the Compensation Committee regarding salary increases, annual incentive amounts and total compensation levels.
Compensation Philosophy and Objectives
The Company provides a compensation package for the NEOs that is primarily driven by the overall economic performance of the Company and progress on the Company’s transformational strategic plan, together with a focus on the performance of each executive, which the Company believes impacts its overall long-term profitability. The objectives of the Company’s executive compensation programs are:
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▪to attract and retain highly qualified executive officers by providing total compensation opportunities that are competitive with those provided in the industry and commensurate with the Company’s business strategy and performance objectives;
▪to provide incentive and motivation for the executive officers to enhance stockholder value by linking their compensation to the value of common stock;
▪to provide an appropriate mix of fixed and variable pay components in order to establish a “pay-for-performance” oriented compensation program and require a significant amount of the executive’s compensation to be variable (See “2024 Target Pay Mix” below); and
▪to provide competitive compensation opportunities and financial incentives without imposing excessive risk to the Company, and to ensure that appropriate standards related to asset quality, capital management and expense management are maintained.
Except for base salaries, all compensation opportunity is based on a rigorous assessment of a combination of Company and individual performance. Accordingly, the compensation paid to our NEOs and employees as a group has fluctuated from year to year, reflecting changes in the Company’s performance and financial results, in addition to individual performance, consistent with market practice in our industry.
The Compensation Committee targets total compensation paid to the Company’s NEOs to be aligned with the 50th percentile of the Company’s peer group and market. Some executive officers may be below the 50th percentile, while some may be above, depending on the facts and circumstances of each executive including experience, time in position and performance.
The Compensation Committee believes that direct ownership of substantial amounts of common stock together with stock-settled incentive awards with multi-year service vesting and performance conditions (for PRSUs) combine to strongly align the interests of the Company’s NEOs with the interests of stockholders. The Company’s NEO compensation arrangements place a large amount of each individual’s future compensation “at risk” relative to the performance of the Company’s common stock. The NEOs’ significant investments in common stock, as required by the Company’s executive stock ownership guidelines that were expanded in 2022, also make executives sensitive to declines in stock price.
The Compensation Committee generally considers the returns realized by stockholders through increases or decreases in the price of the Company’s common stock in the course of establishing NEO equity incentive compensation performance targets and determining annual incentive compensation and vesting of long-term performance-based incentives.
The Company’s long-term performance-based incentives are earned based on achievement of performance measures. These performance measures are based on the Company’s financial performance and take into account the importance of balancing the risk appetite and risk management framework established by the Board, regulatory expectations for safe and sound operation of a federally insured bank and the desire and ability of executive leadership and employees to achieve long-term, sustainable growth in stockholder value.
Performance Assessment
The cornerstone of the compensation program is the performance assessment, which is guided by a robust performance assessment framework and supported by a process overseen by the Compensation Committee. This directly drives the outcome of incentive compensation awarded.
Performance Assessment Process
The Compensation Committee directly oversees the performance management of the NEOs and approves their compensation after considering overall performance against their annual objectives. The Compensation Committee reviews and approves the annual financial and non-financial performance objectives set by the CEO. These objectives are aligned with the Company’s strategic plan, risk appetite, and risk and control framework. The objectives then flow through to each NEO, with individually aligned goals that are reviewed by the Compensation Committee.
For the Company performance component, the Compensation Committee evaluates Company results after the end of the performance year, taking into account financial outcomes, consistency with the strategic plan
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and risk appetite, prior year performance, and execution of key initiatives and other qualitative factors. The CEO and Compensation Committee assess Company performance as a starting point for determining compensation for NEOs. Additional details on the Company performance determination for 2024 are discussed under “Company Performance” above.
For the individual performance and risk accountability (risk overlay) components, at the end of a performance period, the CEO evaluates the performance of the other NEOs against their objectives. The performance evaluation of each NEO includes performance related to risk accountability, group financial performance, quantitative measurable achievements on financial and strategic goals, and overall management effectiveness. For Mr. Holmes, a formal performance assessment framework, including quantitative and qualitative objectives, was used to assess his performance and determine his compensation for the 2024 performance year.
Performance Assessment Framework
The Company’s performance assessment framework evaluates the performance of the NEOs on the basis of the following categories:

Company Performance	Reflects two financial metrics: Return on Average Assets and Efficiency Ratio

Strategic Performance
Reflects execution by the NEOs against Management Strategic Objectives, tailored for each NEO’s role, based on the following four strategic goals:
▪Employer of choice in Texas for people interested in growing their career in financial services
▪Strong execution on the core set of financial products coupled with industry expertise and higher-touch service that earns us the right to provide advice when it counts
▪Financially resilient bank that is easy to do business with and is both proactive and responsive to client, employee and community needs
▪Build trusted relationships in our core markets and industries that leads us to being a “first call” from top clients and prospects

Within the performance assessment framework, NEOs have actionable and measurable objectives that are used by the CEO in connection with his recommendations to the Compensation Committee for its consideration and to assess and provide ongoing feedback on performance.
Compensation Determination Framework
The determination of actual annual incentive compensation for 2024 was determined by the Compensation Committee based on a holistic assessment of Company performance, individual performance, and risk accountability. Each NEO has a base salary and total incentive compensation target (comprised of annual cash bonus and long-term equity targets), which are established by the Compensation Committee after careful consideration of market data from the Company’s Market Peer Group, the value and importance of the role to the organization, key differentiating factors, and input from the Compensation Committee’s independent compensation consultant.
Based on the factors set forth above, including an overall performance assessment, the Compensation Committee determined each NEO’s total incentive compensation for 2024. Consistent with the compensation principles of paying for performance and promoting effective risk management, the Compensation Committee weights target incentive compensation opportunities – and thus incentive compensation awards – more heavily toward compensation that vests over time, pays out based on performance that creates long-term value, and is subject to forfeiture or recovery (as appropriate). See “Pay Practices” below for further detail.
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Role of Compensation Consultant
The Compensation Committee engaged Pearl Meyer as its independent executive compensation consulting firm for 2024 to provide:
▪expertise on compensation strategy and program design;
▪information relating to the selection of the Company’s peer group and compensation practices employed by the peer group and overall market;
▪advice regarding structuring and establishing executive compensation plans or arrangements that are aligned with the objectives of the Company and the interests of stockholders;
▪recommendations to the Compensation Committee concerning the existing executive compensation programs and changes to such programs; and
▪benchmarking of director pay.
Pearl Meyer provided its executive compensation consulting services under the direction of the Compensation Committee and did not provide any additional services to the Company (other than a review of director pay for the Board). Management provides input to the compensation consultant but does not direct or oversee its activities with respect to the Company’s executive compensation programs. In order not to impair the independence of the compensation consultant or create the appearance of an impairment, the Compensation Committee follows a policy that the compensation consulting firm may not provide other services to the Company. The Compensation Committee has evaluated Pearl Meyer’s independence, including the factors relating to independence specified in Nasdaq Stock Market Listing Standards, and determined Pearl Meyer to be independent.
Compensation Peer Group
The Compensation Committee works with the independent compensation consultant to collect and review competitive market compensation practices. As one point of reference, the Compensation Committee reviews compensation practices for a peer group of publicly traded banks and bank holding companies. The peer group used in evaluating and setting 2024 NEO target compensation included the following:

Associated Banc-Corp	Hancock Whitney Corporation
BankUnited, Inc.	Pinnacle Financial Partners, Inc.
Bank OZK	Prosperity Bancshares Inc.
BOK Financial Corporation	Simmons First National Corporation
Comerica Incorporated	Synovus Financial Corp.
Cullen/Frost Bankers, Inc.	Western Alliance Bancorporation
F.N.B. Corporation	Wintrust Financial Corporation
Pearl Meyer conducted a review of the Company’s peer group in mid-2024 and, based on that review and discussions with the Compensation Committee, the Compensation Committee approved several adjustments to the peer group to be used in compensation-setting for 2025. Given the complexity of the Company’s platform, the Compensation Committee determined the need to select a peer group that more closely aligns with the breadth of products and services offered by the Firm. The new peer group for setting 2025 compensation includes the following:

Bank OZK	Pinnacle Financial Partners, Inc.
Comerica Incorporated	Piper Sandler Companies
Cullen/Frost Bankers, Inc.	Prosperity Bancshares Inc.
Evercore Inc.	Stifel Financial Corp.
Hilltop Holdings Inc.	Synovus Financial Corp.
KeyCorp	Western Alliance Bancorporation
Lazard, Inc.
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3	Named Executive Officer 2024 Compensation

2024 Target Pay Mix
The following is the 2024 target pay mix for the CEO and the average of the other NEOs:
The CEO’s and the other NEO’s 2024 Target Pay Mix, established in early 2024, does not include the impact of the special, one-time equity award made in July 2024 in connection with Mr. Homes’ employment contract extension. See “Additional Information Concerning Executive Compensation – Employment Agreement” below.

2024 Annual Incentive Plan Performance Summary
The Compensation Committee assessed the Company’s performance as a factor for determining incentive compensation award levels for the NEOs. In evaluating fiscal 2024 performance, the Compensation Committee reviewed the Company’s performance on two financial performance measures, Return on Average Assets (“ROAA”) (35% weighting) and Efficiency Ratio (35% weighting), and a series of management strategic objectives customized for each NEO (30% weighting).
The Compensation Committee confirmed performance on the two financial metrics at an aggregate 123% of target, with target representing estimated expected performance levels. For additional information of the performance on the financial goals, see “Elements of the Compensation Program – Annual Incentive Compensation” below.
The Compensation Committee determined aggregate individual NEO performance on the management strategic objectives from 100% to 150% of target, with differences in the strategic performance measures applied to each of the NEOs based on specific individual contributions. The key achievements leading to the Compensation Committee’s decisions include:
▪Prioritizing the strength of the Firm through a multi-year emphasis on financial resiliency
▪Continued maintenance of robust capital and liquidity metrics relative to peers
▪Effective capital allocation, including core franchise growth, targeted portfolio acquisitions, and $81 million of tangible book value accretive share repurchases
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▪Strong execution on platform build and successful delivery of multiple significant new product capabilities
▪Multi-year reallocation of the expense base consistent with established strategic priorities
▪Realized technology- and operations-enabled efficiencies while improving client and employee experience
▪Built and delivered best-in-class payments and cash management capabilities
▪Several external recognitions

In setting the amount of the bonus pool under the annual performance bonus plan, the Compensation Committee considered the ratio of incentives in relation to pre-tax net income and capital generation.
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Individual Performance Summaries

Rob C. Holmes
Chief Executive Officer and President	2024 Compensation Summary
Responsibilities:
Mr. Holmes is the President and Chief Executive Officer (“CEO”) of the Company. He develops and guides the Company’s long-term strategic direction to deliver value for stockholders, employees and other stakeholders.
He is responsible for senior leadership development and succession planning, defining and reinforcing the Company’s mission and culture, and engaging with stockholders, customers, and regulators.

	Base Salary	$1,042,708
	Annual Incentive Award - Cash	2,736,062
	Long-Term Equity Awards	7,745,908
	Other	178,244
	Total	$11,702,922
In 2024, the Company achieved above target performance on the two financial goals in the Company’s annual incentive (cash bonus) plan, Return on Average Assets and Efficiency Ratio, with a payout of 123% of target on the financial measures. Further, the Company continued to make progress on the strategic plan even in light of the financial industry challenges during the year. Additionally, Mr. Holmes achieved material progress with respect to the four pillars within the management strategic objectives.
Based on this performance assessment, the Compensation Committee awarded Mr. Holmes an annual incentive plan (cash) award of $2,736,062 (131% of target), and set Mr. Holmes’ 2024 total compensation at $11,702,922, up 76% from 2023.

Performance Category	Performance Highlights
Financial Performance
Under Mr. Holmes’ leadership, the Company:
▪Diluted earnings per share declined 63.8% year over year; on an adjusted basis diluted earnings per share[1] grew 15.1%
▪Strong fee income from areas of focus of $177.7 million, predominantly related to Investment Banking & Advisory Fees and Trading Income, which experienced a 47% year over year increase
▪Maintained peer leading capital, liquidity and credit reserves

Management Strategic Objectives
▪“Employer of Choice”
Completed build out of Texas Capital Center and moved Operations and Technology teams to new North Dallas Campus, with additional amenities and upgraded work environment for employees; Launched first Executive Director / Managing Director nomination and appointment process; Established standardized interview framework with guides to ensure consistency, efficiency, and a positive candidate experience; Filled over 500 roles, with nearly 25% filled by internal candidates; Enhanced pre-onboarding support and Day 1 onboarding process for new hires, achieving 95% satisfaction survey feedback; Decreased attrition for employees with less than one year of service by roughly half compared to 2023; Launched first employee engagement survey and garnered 82% response rate; Created online learning journeys for new employees and managers; Increased average learning hours per employee by 15%; Launched technology application to support employee and manager self-service, with over 4000+ article views and 200+ support cases resolved

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Management Strategic Objectives (cont.)
▪“Earning the Right”
Expanded products and capabilities to further serve clients, including: Texas Capital Energy Equity Research (initiated coverage in January 2025), Texas Capital Public Finance (launched first public underwrite in January 2025), Texas Capital SBA Lending (expanded tailored services for Business Banking clients), and announced the formation of Texas Capital Direct Lending; Introduced international banking and trading platform; Enabled enterprise-wide foreign currency capabilities; Expanded product offerings and improved client experience across Texas Capital Bank Consumer and Bask Bank; Enabled Treasury Solutions business to compete for larger commercial and corporate prospects, with leading year-over-year commercial card growth; Launched company-wide go to market framework to evaluate, track and deliver on opportunities and commitments; delivered modernized Private Banking platform, broadening available products and enhancing client experience

▪“Financially Resilient”
On an adjusted basis[1]: Full year return on average assets of 0.74%, return on average common equity of 7%, pre-provision net revenue of $369MM; Non-interest income of $211MM, and diluted earnings per share of $4.43 all reached record levels since the beginning of the transformation; Higher ratio of tangible common equity to tangible assets than any U.S. bank with assets over $200 billion, with cash and securities of 25% of total assets; Executed $1.2 billion bond portfolio repositioning by selling available-for-sale securities with an average book yield of 1.23% purchased prior to 2021 and reinvesting proceeds into securities at a yield of 5.26%; Completed acquisition of $400 million healthcare loan portfolio in commitments supported by sector-focused sponsors with notable track records; Executed on structural expense reductions after a period of multi-year investments into the operating platform, with anticipated savings of approximately $30 million pre-tax in 2025
▪“First Call”
Onboarded all LOBs to a firm-wide CRM system, enabling a single platform to collect and manage sales activities, including leads, calls, and pipelines; Updated service model and processes by optimizing digital technology and tools to deliver client centric approach with dedicated client service officers, omni channel support, integrated platforms, 24/7 assistance, and enhanced controls; Enhanced processes to measure on-going performance and effectiveness of the front line; Triple-digit number of client meetings to better know and understand our clients and offer proactive support; Hosted events for clients that included key note speakers with expertise in the external environment; Record new client growth; Advisor, bookrunner or lead arranger on more than 30 leveraged finance transactions

[1] Non-GAAP financial measures. See Annex A for information concerning these measures, including a description of how these measures are calculated and a reconciliation to the most comparable GAAP financial measure.

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Executive Compensation

J. Matthew Scurlock
Managing Director and Chief Financial Officer	2024 Compensation Summary
Responsibilities:
As Chief Financial Officer (“CFO”), Mr. Scurlock is responsible for managing the Company’s overall financial condition, including resource and capital allocation and expense discipline.
He is also responsible for overseeing all corporate finance functions, including Financial Planning and Analysis, Accounting, Tax, Treasury, Banking Sales Enablement, Procurement, Business Transformation, Corporate Development, and Investor Relations.
He also regularly personally engages with stockholders, analysts, and rating agencies.

	Base Salary	$598,334
	Annual Incentive Award - Cash	686,533
	Long-Term Equity Awards	1,687,254
	Other	21,358
	Total	$2,993,479
Performance Highlights
During 2024, Mr. Scurlock:
▪Effectively managed divisional and entity-wide non-interest expense below the annual operating plan
▪Supported material team contributions to capacity management and work planning construct employed in Operations
▪Led the CFO team in defining, organizing, and delivering significant expense savings across the Firm
▪Successfully implemented technology-focused cost allocation tool, enabling consumption-based allocation and benchmarking on substantial portion of the Firm’s non-interest expense base
▪Managed successful adherence to TCBI Capital Menu, maximizing financial returns in the confines of established risk appetite of 11% CET1 ratio, while maintaining industry leading tangible common equity levels
▪Repurchased $81 million shares outstanding, led $1.2 billion bond repositioning resulting in approximately $40 million improvement to annual pre-tax earnings, and partnered across the Firm to diligence, purchase, and onboard an approximately $400 million healthcare portfolio
▪Delivered material enhancements to Liquidity Risk Framework
▪Introduced new centralized and functional group alignment to better manage tools, integrate workflows, and align outputs – in doing do so, centralized vendor spend, reducing annual costs
▪Initiated CFO “Culture Tiger Team” focused on enhancing employee development and succession

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John W. Cummings
Managing Director and Chief Administrative Officer	2024 Compensation Summary
Responsibilities:
Mr. Cummings is the Chief Administrative Officer (“CAO”) of the Company, reporting to the CEO.
He is responsible for Consumer Banking, Marketing, Real Estate, Operations, Private Wealth Management, and Community Development.

	Base Salary	$500,000
	Annual Incentive Award - Cash	588,197
	Long-Term Equity Awards	905,174
	Other	20,700
	Total	$2,014,071
Performance Highlights
During 2024, Mr. Cummings:
▪Led the continued delivery against multi-year consumer and private banking roadmaps, growing average deposits balances and new clients in excess of annual operating plan goals
▪Oversaw significant enhancements to the private banking platform, while increasing annual Wealth Management and Trust Fee Income by 10% year-over-year
▪Expanded digital capabilities to enable improved client experience and increasingly scalability
▪Successfully reengineered the client service model, improving client and employee experience
▪Delivered on high quality office space commitments across markets
▪Partnered to deliver significant structural efficiencies

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David W. Oman
Managing Director and Chief Risk Officer	2024 Compensation Summary
Responsibilities:
Mr. Oman is the Chief Risk Officer (“CRO”) responsible for management of the Risk Organization, as well Chair of the Executive Risk Committee (“ERC”), which includes the development of, and adherence to, the Risk Appetite Statement of the Company.
Mr. Oman plays an active role to ensure that risk management is properly balanced in the implementation of the Strategic Plan.

	Base Salary	$309,375
	Annual Incentive Award - Cash	511,856
	Long-Term Equity Awards	500,020
	Sign-on Bonus	350,000
	Other	8,250
	Total	$1,679,501
Performance Highlights
Mr. Oman joined the Company in June 2024. Under Mr. Oman’s leadership:
▪Maintained credit quality resulting in acceptable charge-offs and provision for loan losses consistent with the Risk Appetite Statement
▪Provided oversight, consultation and collaboration with the advancement of the data governance program
▪Met expense targets for 2024
▪Continue advancement of the Issues Management processes to ensure transparency of risks and assist the First Line of Defense through oversight and feedback on resolutions to strengthen their Risk Control Self Assessments, enhance controls, and mitigate residual risk
▪Restructured Reputational Risk Committee and created new guidelines that will create more proactive and responsive risk management while providing greater collaboration across the Firm
▪Established Employee Engagement Committee to represent all areas within Credit and Risk organization

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Anna M. Alvarado
Managing Director, Chief Legal Officer and Corporate Secretary	2024 Compensation Summary
Responsibilities:
Ms. Alvarado is the Chief Legal Officer (“CLO”) responsible for supervising and coordinating all legal matters for the Company and the Bank, and is also the Corporate Secretary, serving as key legal advisor to the Board of Directors, and a member of the Operating Committee.
As CLO, she oversees legal compliance with the securities laws and banking regulations, oversees the Company’s insurance liability program, serves as the lead legal advisor on all the Firm’s strategic initiatives and commercial and transactional matters, oversees the Company’s Stewardship Council, and advises the Bank on litigation risks.

	Base Salary	$570,000
	Annual Incentive Award - Cash	564,669
	Long-Term Equity Awards	857,125
	Other	19,113
	Total	$2,010,907
Performance Highlights
Under Ms. Alvarado’s leadership:
▪Structured and set up legal components of the Firm’s Direct Lending fund resulting in timely formation
▪Key role in structure and set up of capital-enhancing credit structures
▪Drove the timely closing of acquired healthcare portfolio
▪Partnered with lines of business and executed loan and security agreement documents for middle market, and asset-based lending, and simplified vendor agreements
▪Implemented efficient and smooth new-director onboarding process; worked with the Chairman of the Board and the Chairwoman of the Governance Committee to help with board and committee succession planning
▪Collaborated with Compliance in building and evolution of enterprise-wide regulatory change management process
▪Legal participation in all regulatory exam meetings driving consistent engagement with regulators

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4	Pay Practices

Elements of the Compensation Program
The following table sets forth a high-level summary of NEO direct pay elements and key design features for 2024 compensation. The Company’s variable compensation program is comprised of an annual incentive cash bonus and long-term equity, both of which are directly tied to Company and individual performance.
Compensation paid upon the vesting of performance-based restricted stock units is based on Company performance over a three-year performance period. For 2024, excluding the July 2024 one-time equity award, Mr. Holmes and the other executive officers received half of their long-term equity in the form of performance-based RSUs and the other half in time-based RSUs. The Compensation Committee believes a mix of performance-based and time-based awards is consistent with peer company compensation practices and appropriately balances driving long-term Company performance and retaining senior leadership to advance the Company’s transformation. The Compensation Committee will continue to evaluate the appropriate mix of long-term equity awarded to the Company’s senior leaders, including the CEO, and performance metrics for alignment with the Company’s strategy priorities at the time.

2024	Compensation Element	Description	Rationale
Short- Term[1]	Base Salary	▪Fixed component of pay targeted at the median of the market	▪Provides fixed compensation for executive to perform job functions
Annual Cash Incentive
▪Delivered in cash annually
▪Tied to achievement of financial goals (70% weighting)[4] and management strategic objectives customized for each NEO (30% weighting)[5] evaluated against a detailed scorecard
▪Executives can earn 0-150% of their target award based on achievement of pre-established targets
▪Rewards key drivers of annual operating and strategic plans ▪Provides tangible, achievable goals and reinforces key priorities of the organization
Long- Term1 2 3	Performance-Based Restricted Stock Units (50% of LTI)
▪Vests at the end of the three-year period, if earned
▪Executives can earn 0-200% of their target award based on achievement of pre-established targets:
▪Average ROTCE over the 3-year performance period (60% weighting)
▪Relative TSR to peer group achieved vs. target over a three-year performance period (40% weighting)
▪No dividend equivalents are paid or accrued on these RSUs

▪Focuses executives on achievement of a return goal, which is strongly tied to stockholder value creation
▪Provides tangible, achievable goal as senior leaders have the greatest ability to drive ROTCE
▪Assures performance is aligned with stockholders and peers
▪Vesting period is consistent with market practice and assists with retention

	Time-Based Restricted Stock Units (50% of LTI)	▪Ratable vesting over a three-year period, subject to continued employment on the vesting date ▪No dividend equivalents are paid or accrued on these RSUs	▪Vesting period is consistent with market practice and assists with retention
[1] All annual incentive compensation (bonus) and long-term equity awards are subject to recoupment and/or forfeiture under the terms of the Company’s Recoupment and Forfeiture Policy. See “Recoupment of Incentive Compensation” below.
[2] Long-term equity awards are subject to the Company’s stock ownership guidelines and equity hold policy. See “Executive Stock Ownership Guidelines” below.
[3] Messrs. Holmes, Scurlock and Cummings and Ms. Alvarado each received a one-time award of 3-year cliff vesting time-based RSUs on July 29, 2024, which was not part of the original plan design. See “2024 Performance-Based Equity Awards” below for additional information.
[4] For 2024, the financial metrics utilized by the Compensation Committee were Return on Average Assets (“ROAA”) (35% weighting) and Efficiency Ratio (35% weighting).
[5] For 2024, the management strategic objectives were designed for each NEO, based on four company-wide strategic goals: Employer of Choice, Earn the Right, Financial Resilience, First Call. See “Performance Assessment Framework” above.

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Base Salary
Base salaries are designed to provide competitive levels of fixed compensation that reflects the NEOs’ experience, duties and scope of responsibilities. The Company pays competitive base salaries to recruit and retain executives of the quality necessary to ensure its success. Base salaries for the NEOs are subject to annual review, but are not always adjusted on an annual basis. The Compensation Committee determines the appropriate level and timing of changes in base compensation for all of the NEOs (other than the CEO), based on the recommendation of the CEO. The Compensation Committee makes a recommendation to the full Board regarding the appropriate level and timing of changes in base compensation for the CEO, which is subject to approval of the Board. In making determinations of salary levels for the NEOs, the Compensation Committee considers the entire compensation package for each NEO, including annual incentive compensation and equity-based compensation provided under the Company’s long-term incentive compensation plan.
The Compensation Committee determines the level of periodic salary increases after reviewing:
▪the qualifications, experience and performance of each NEO;
▪the compensation paid to persons having similar duties and responsibilities in the Company’s peer group companies; and
▪the nature of the Company’s business, the complexity of its activities and the importance of the executive’s experience to the success of the business.
After considering these factors and discussing proposed salaries for the other NEOs with the CEO, the Compensation Committee approved no change to annual salaries for the NEOs then serving in February 2024, except Mr. Scurlock. Mr. Oman’s base salary was established when he joined the Firm.
Annual Incentive Compensation
The Company provides annual cash incentive opportunities to motivate and reward the NEOs for achievement of financial results as well as strategic and business objectives. A target bonus opportunity is set for each NEO as a percentage of base salary, with the percentage varying depending on their position. For 2024, the annual incentive target amounts for the NEOs were as follows:

Executive Officer	Target Incentive (% of Base Salary)	Target Incentive ($)

Rob C. Holmes	200%	$2,083,333
J. Matthew Scurlock	85%	522,750
John W. Cummings	95%	475,000
David W. Oman	80%	440,000
Anna M. Alvarado	80%	456,000
Actual incentive amounts that could be earned by the NEOs for 2024 were based on the level of achievement of performance goals relating to the following key metrics: financial metrics (70% weighting) and management strategic objectives for each NEO (30% weighting).
In addition, in determining the amount of annual incentives earned, the Compensation Committee considers the entire compensation package of each of the NEOs and the performance of that individual and may make discretionary adjustments as are deemed necessary.
The Compensation Committee met in January 2025 to consider the Company’s performance against incentive goals for 2024 and to determine the annual incentive bonuses to be paid to the NEOs. For 2024, the following results were achieved and considered in determining NEO incentive compensation:
•An aggregate payout determined at 123% of target for the financial performance goals: Return on Average Assets (35% weighting) and Efficiency Ratio (35% weighting) as described further below
•Achievement of individual NEO performance toward the individualized management strategic objectives and the Compensation Committee approved a range of 100% - 150% of target for this performance measure for the NEOs
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2024 Annual Incentive Plan
Performance Measure	Metric Weighting	Goals			Performance
		Threshold[1]	Target[1]	Maximum[1]	Actual	Achievement Percent	Payout
Return on Average Assets[2]	35%	0.45%	0.65%	0.80%	0.76%	137%	48.0%
Efficiency Ratio[3]	35%	73%	68%	63%	67%	110%	38.5%
Payout for 2024 Annual Incentive Award Financial Measures[4]							86.5%
Management Strategic Objectives	30%	50% of goals achieved	85% of goals achieved	100% of goals achieved	Varies by NEO
Aggregate 2024 Annual Incentive Award Payout Range[4]						116% - 131%
[1] Payouts at Threshold, Target and Maximum are 50%, 100% and 150%, respectively.
[2] For purposes of the 2024 annual incentive plan, the Compensation Committee defined Return on Average Assets as net income, adjusted for the after tax loss on sale of securities, and certain non-recurring restructuring, severance, legal and FDIC special assessment expenses (all net of tax), divided by average assets.

[3] For purposes of the 2024 annual incentive plan, the Compensation Committee defined Efficiency Ratio as non-interest expense, adjusted for certain non-recurring restructuring, severance, legal and FDIC special assessment expenses, divided by the sum of net interest income and non-interest income, adjusted for the loss on sale of securities.

[4] Aggregate payout percentage for the two financial performance measures only. Corresponds to 123.3% of target for the financial measures only. Does not include contribution from Management Strategic Objectives. No payout on any performance measure if the actual performance is below the Threshold level.

Based on the achievement of the financial, business and individual performance goals described above, the Compensation Committee awarded the following annual incentive plan (bonus) compensation to the NEOs for fiscal year 2024 (with full Board approval for the CEO):

Executive Officer	Target Incentive (Bonus) ($)	Aggregate Incentive Earned (% of Target)	Incentive Earned (Bonus) ($)

Rob C. Holmes	$2,083,333	131.3%	$2,736,062
J. Matthew Scurlock	$522,750	131.3%	$686,533
John W. Cummings	$475,000	123.8%	$588,197
David W. Oman	$440,000	116.3%	$511,856
Anna M. Alvarado	$456,000	123.8%	$564,669

2024 Performance-Based and Other Equity Awards
Long-term incentive awards for the NEOs include equity-based awards designed to directly align the interests of the NEOs with those of stockholders and to motivate the NEOs to increase the value of the Company to stockholders over the long term. Equity awards were made pursuant to the Company’s 2022 Long-Term Incentive Plan (“2022 LTIP”).
The Company made an annual grant of equity awards to each of the NEOs in February 2024 (“2024 NEO equity awards”). The 2024 NEO equity awards consisted of RSUs, 50% of which were performance-based awards and 50% of which were time-based awards. The performance-based RSUs may be earned in amounts ranging from 0% to 200% of the target award, based on the Company’s level of achievement of performance goals relating to (i) Three-Year Average Return on Average Tangible Common Equity (ROTCE) (60% weighting) and (ii) total stockholder return (“TSR”) relative to a peer group, the KBW Regional Bank Index (40% weighting), each for the three-year performance period ending December 31, 2026. The performance-based awards contain a feature limiting the payment for the TSR component. If the Company’s TSR over the performance period is negative, then the payout for that portion of the award shall not exceed
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100% of the target shares (instead of the potential 200%). ROTCE is an important metric to determine the operating performance of the Company. In February 2024, the Compensation Committee set the range of performance expectations for the performance years covered by the performance award. The Company discloses the financial metrics associated with these performance measures in the proxy statement for the year in which the final performance is determined. The time-based RSUs vest ratably over three years, subject to the executive’s continued employment with the Company.
When considering the amount or level of the 2024 NEO equity awards, the Compensation Committee started with an intended target value for each NEO, which was based on a percentage of his or her base salary. The target values for the 2024 NEO equity awards, as a percentage of their respective base salaries, were approximately as follows: Mr. Holmes, 350%, Mr. Scurlock, 106%, Mr. Cummings, 105%, Mr. Oman, 105%, and Ms. Alvarado, 80%. The amounts of the grants were based on a variety of factors deemed relevant by the Compensation Committee, including the Company’s performance, the NEO’s level of responsibility, an assessment of individual performance made by the Compensation Committee, including discussion of the performance of the other NEOs with the CEO, and competitive market data.
On July 29, 2024, the Compensation Committee approved special, one-time equity awards consisting of time-based restricted stock units for the NEOs listed below in recognition of outstanding leadership, sustained relative performance through unforeseen macro environment challenges and the Board’s confidence in such executives to direct the Company through the transformation and beyond. The Compensation Committee also awarded these RSUs to deserving individuals in management below the NEOs. The RSUs cliff vest on the third anniversary of the date of grant, subject to continued employment and subject to certain exceptions. The Compensation Committee also took into account the Company’s increased stock price during 2024.

Executive Officer	No. of RSUs	Grant Value

Rob C. Holmes	61,491	$4,045,493
J. Matthew Scurlock	15,200	1,000,008
John W. Cummings	5,320	350,003
Anna M. Alvarado	5,700	375,003
The number of time-based RSUs and the target number of performance-based RSUs (including the threshold and maximum number of performance-based RSUs that could be earned) granted to each NEO during 2024 are set forth below in the “2024 Grants of Plan-Based Awards Table”.
All of the 2024 equity awards are subject to the Company’s Recoupment and Forfeiture Policy, and the shares received upon vesting are subject to the Company’s equity hold requirements for executives.
Additional Performance Awards Outstanding
2022 Grants of Performance Equity Awards
The Company made an annual grant of equity awards to Mr. Holmes, Mr. Scurlock and Ms. Alvarado in 2022. The 2022 awards were comprised of 50% performance-based RSU awards and 50% time-based RSU awards. The performance-based RSUs could be earned in amounts ranging from 0% to 200% of the target award, based on the Company’s level of achievement of performance goals relating to (i) three-year Average ROTCE (60% weighting) and (ii) total stockholder return (“TSR”) relative to the peer group (40% weighting) for the three-year period ending December 31, 2024. ROTCE is an important metric to determine the operating performance of the Company. See “Pay Versus Performance” and “Outstanding Equity Awards at Fiscal Year-End Table” for additional information.
Based on the Company’s performance on these metrics, the Compensation Committee approved an overall payout of 172.4% of target on the 2022 performance-based RSU awards.

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2022 Performance-Based Restricted Stock Unit Award
		Goals			Performance
Performance Measure	Metric Weighting	Threshold	Target	Max	Actual	Achievement Percent	Payout
3-Year Average ROTCE[1]	60%	7.2%	8.0%	9.2%	8.7%	154%	93%
TSR Relative to Peers[2]	40%	25th %ile	50th %ile	75th %ile	81st %ile	200%	80%
Aggregate 2022 Performance-based RSU Award Payout[3]							172.4%
[1] For purposes of the 2022 Performance-based RSU Award, the Compensation Committee defined Three-Year Average ROTCE, for each of the respective years, as Return on Tangible Common Equity, which represents the measure of net income available to common stockholders as a percentage of average tangible common equity, with ROTCE adjusted to exclude non-recurring items, net of tax, totaling $13.8mm in FY 2022, $19.1mm in FY 2023 and $154.0mm in FY 2024.

[2] Three-year performance period. For this award, the peer group is the 2022 compensation peer group. Payout is capped at 100% on this performance measure if the Company’s TSR is negative over the performance period.

[3] Percentage of target. No payout on any performance measure if the actual performance is below Threshold.
All of the 2022 equity awards are subject to the Company’s Recoupment and Forfeiture Policy, and the shares received upon vesting are subject to the Company’s equity hold requirements for executives.
Perquisites and Other Compensation
The Compensation Committee intentionally limits perquisites to the NEOs. The Company permits personal use of the Company’s fractional ownership in aircrafts in accordance with an aircraft use policy. In general, executive benefits make up a very small percentage of total compensation (less than 1%) for the NEOs. The Company does not gross-up payments to cover personal income taxes that may pertain to any of the executive benefits. The Compensation Committee reviews these arrangements regularly to assure they continue to fulfill business needs.
After evaluating the perquisites provided to other CEOs, both of peer and non-peer companies, the Compensation Committee in 2024 provided additional benefits to Mr. Holmes. Under the Second Amended Executive Employment Agreement with Mr. Holmes dated as of July 29, 2024, Mr. Holmes will receive an annual allowance of up to $150,000 for personal use of the Company’s fractional jet interests at the Company’s corporate rate, an annual perquisite allowance of up to $25,000 and other benefits. See “Additional Information Concerning Executive Compensation – Employment Agreement” below.
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5	Risk Management and Accountability

The Company’s executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking, and an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event NEOs’ actions, or inactions, result in specified types of negative outcomes for the Company.
Risk-Balancing Features
To discourage imprudent risk-taking, the Company embedded risk-balancing features throughout its compensation program for 2024.

Pay Element	Risk-Balancing Features
Base Salary	▪Salaries are a form of fixed compensation ▪Promotes retention of NEOs by providing a basic level of compensation
Short-Term Incentive
▪Annual performance (cash) bonus represents minority of variable compensation
▪Target award opportunity of 200% of base salary for CEO with lower opportunities for other NEOs, with maximum payout of 150% of target
▪Award level based on achievement of financial goals (70% weighting) and non-financial management strategic objectives (30% weighting), including risk outcomes
▪Subject to recovery under the Company’s Recoupment and Forfeiture Policy

Long-Term Equity
▪Majority of variable compensation delivered in long-term equity
▪Retirement does not trigger acceleration of payment from the original payment schedule
▪Shares are subject to a robust holding requirement
▪Executive officers are prohibited from pledging Company stock in connection with a margin or similar loan and from entering into derivative/hedging transactions involving Company stock
▪No dividend equivalents are paid or accrued on unvested RSUs
▪Subject to forfeiture or recovery as described under the Company’s Recoupment and Forfeiture Policy

Performance-Based RSUs
▪Long-term, three-year performance period, with cliff vesting
▪Upside compensation capped, with upside leverage of 200% of target for NEOs
▪With respect to a portion of the 2024 performance-based RSUs, if the Company’s TSR over the performance period is negative, then the payout for that portion of the award shall not exceed 100% of the target shares
▪Subject to downward adjustment by Compensation Committee under a wide variety of circumstances

Time-Based RSUs	▪Promotes retention of NEOs by providing shares subject to time-based vesting
Additional information on the Company’s stock ownership holding requirements and anti-hedging / anti-pledging policies are included under “Executive Stock Ownership Guidelines” and “Prohibition on Hedging and Pledging” below.

Compensation Risk Assessment
The Compensation Committee regularly reviews all compensation plans to identify whether any of the Company’s or the Bank’s compensatory policies or practices incent behavior that creates excessive or unnecessary risk to the Company. The Compensation Committee receives regular updates from management to ensure that the current compensation programs do not create imprudent or excessive risk. Furthermore, periodically, the Compensation Committee conducts a risk assessment with the assistance of its independent compensation consultant. Based on the results of these reviews, the Compensation Committee determined that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.
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Compensation and Other Policies
Executive Stock Ownership Guidelines
The Company’s Corporate Governance Guidelines include stock ownership guidelines for the CEO and the other NEOs to further align their interests with the long-term interests of stockholders. The CEO is expected to beneficially own common stock having a value of at least six times his or her base compensation (four times for the other NEOs). Such executives may not dispose of any shares of the Company’s common stock unless they own, and will continue to own, common stock at that level. In addition, beginning in 2022, senior executives who are not NEOs have a 3x base salary ownership guideline. The types of securities that count toward the required ownership guideline include only (i) shares of common stock owned outright, whether individually or through beneficial ownership in a trust or entity, (ii) vested or unvested time-based RSUs, and (iii) to the extent vested, restricted stock, stock appreciation rights and performance-based RSUs based upon, payable in, or otherwise related to, common stock that are awarded under a Company incentive compensation plan which fluctuate in value based upon the market price of common stock, until such time as they are forfeited, converted into a cash payment or their cash value becomes fixed. As of the computation date, December 31, 2024, Mr. Holmes, Mr. Scurlock and Ms. Alvarado had attained the minimum stock ownership levels based on holdings.
Recoupment of Incentive Compensation (Clawback Policy)
The Company’s 2022 Long-Term Incentive Plan and award agreements contain language that makes all awards to executives subject to a recoupment or clawback policy adopted by the Board from time to time. The Board initially adopted a recoupment policy in 2022, and the Board updated, expanded and strengthened the policy as the Incentive Award Recoupment Policy on January 18, 2023. Under the updated policy, incentive compensation payable to the Company’s executive officers and certain other executives under certain of the Company’s incentive compensation arrangements will be subject to recoupment and/or cancellation by the Company if, in the year such compensation is paid, or within four years thereafter, the Company (i) is required to prepare a financial restatement due in whole or in part to the gross negligence, intentional misconduct or fraud by a present or former employee, (ii) restates any of its financial statements due to a material financial reporting violation under applicable securities laws, (iii) suffers extraordinary financial loss, reputational damage or similar adverse impact resulting of or from actions taken or decisions made by the employee, or (iv) ascertains an act or omission of a covered employee that constitutes a violation of a Company policy or a non-competition, non-solicitation or other restrictive covenant. The repayment obligation or forfeiture right applies to the extent repayment is required by applicable law, or to the extent the executive’s compensation is determined to be in excess of the amount that would have been payable taking into account any restatement or correction.
Incentive compensation covered by the policy includes cash awards payable under the Company’s annual incentive plan and equity-based compensation, including time- and performance-based restricted stock units, whether or not vested. The Compensation Committee has the sole discretion to determine whether an executive’s actions have or have not met any particular standard of conduct under law or Company policy, and whether recovery of incentive compensation should be pursued. The recoupment (including if the impacted individual fails to timely pay), may be effectuated through the reduction or forfeiture of awards, cancellation of one or more awards in their entirety, the return of paid-out cash or the proceeds from the sale of exercised or released shares, adjustments to future incentive compensation opportunities or any future bonus payment which would have otherwise been payable, any salary payments or other remuneration which are due or would otherwise have been payable. The foregoing summary of the Incentive Award Recoupment Policy does not purport to be complete and is qualified by reference to the full text of the policy, a copy of which has been filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
In addition, the Sarbanes-Oxley Act of 2002 generally requires the Company’s CEO and CFO to reimburse the Company for any bonus or other incentive- or equity-based compensation, and any profits on sales of the Company’s stock, that they receive within the 12-month period following the issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.
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Limitations on Change in Control Benefits
The Company will not enter into “single trigger” agreements with its executives providing for the payment of benefits or acceleration of rights to compensation following the occurrence of a change in control of the Company solely as a consequence of the change in control. The Company will not enter into agreements with its executives providing for the payment of additional amounts to the executive to reimburse the executive for any excise tax payable by the executive with respect to his or her compensation received in connection with a change in control transaction involving the Company.
No Tax Gross-Ups
The Company does not provide tax gross-ups on perquisites or other Company benefits.
Insider Trading and Anti-Hedging / Anti-Pledging Policy
The Board has adopted a Confidentiality and Securities Trading Policy (“Insider Trading Policy”) governing, among other things, purchases, sales and other transactions in our securities by directors, officers, and employees of the Company and its subsidiaries and other covered persons. The Board believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The Insider Trading Policy prohibits trading in the Company’s securities if a person covered by the Policy is aware of material non-public information (subject to certain exceptions, including transactions made pursuant to a written plan that has been adopted in conformity with Rule 10b5-1 under the Exchange Act and Guidelines for Rule 10b5-1 Plans as set forth in the Policy). The Insider Trading Policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by the Chief Financial Officer of all transactions by directors and executive officers, as well as members of their households. The Insider Trading Policy also prohibits trading in the securities of any other company, including our customers or suppliers, if the director, officer or employee has material, non-public information about that company that was obtained in the course of his or her employment with the Company or Board membership. Under the Insider Trading Policy, directors, officers and employees are also prohibited from disclosing material non-public information about the Company to any other persons. Because our Insider Trading Policy is designed to address transactions in the Company’s securities by our directors, officers, and employees, the Policy does not govern purchases of our securities by the Company. However, it is the policy of the Company that the Company will not engage in transactions in Company securities while in possession of material non-public information relating to the Company or its securities and otherwise will comply with the federal securities laws and applicable listing standards.
Under the Insider Trading Policy, all directors, officers and employees are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of Company securities, and from participating in derivative or speculative transactions with respect to Company securities including, but not limited to, purchasing or selling prepaid variable forward contracts, collars, equity swaps, exchange funds, puts, calls and other derivative instruments. All directors, officers and employees are prohibited from participating in short sales of the Company’s securities. Directors and executive officers are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified by reference to the full text of the Policy, a copy of which has been filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Equity Grant Policy
The Board has adopted an Equity Grant Policy concerning the granting of Equity-Based Awards (as defined). Under the Equity Grant Policy, the Company shall not backdate any Equity-Based Award or manipulate the timing of the public release of material information or the timing of the grant of an Equity-Based Award. To support the Equity Grant Policy, the Board and the Compensation Committee have adopted specific practices and procedures. Equity-Based Awards include, but are not limited to, stock options, common stock, restricted
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stock, restricted stock units, performance-based equity awards, deferred or phantom stock or units and stock appreciation rights. The Board and Compensation Committee believe that establishing fixed grant dates in advance, to the extent possible, helps ensure the integrity of the award granting process and effectively takes material nonpublic information into account with respect to the timing of awards. Accordingly, each grant of Equity-Based Awards shall be made on a pre-determined date. The annual grant of Equity-Based Awards to the CEO, other executive officers and employees shall be made under usual circumstances on the third business day following the Company’s release of earnings for the previously completed fiscal year, and such date shall serve as the grant date of such awards (unless otherwise specified by the Board or Compensation Committee). Off-cycle grants of Equity-Based Awards shall have a grant date as determined by the Compensation Committee (or, if delegated to other persons in accordance with the Compensation Committee Charter, as reasonably determined by such delegates), and in all cases consistent with applicable laws, rules and regulations. Any annual grant of Equity-Based Awards to non-employee directors shall be made under usual circumstances on the third business day following the Company’s release of earnings for the first quarter of the current fiscal year, and such date shall serve as the grant date of such awards unless the Board (or the Compensation Committee, if authorized by the Board) determines otherwise. Non-employee directors who join the Board between annual grant dates will receive upon the date of their appointment a pro-rata grant of equity-based awards (in relation to time to be served between the date of appointment and the next grant date) in consideration for their partial year of service, unless the Board (or the Compensation Committee, if authorized by the Board) determines otherwise. The Compensation Committee does not believe that the Company has timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
No stock options were granted during 2024, and no stock options were outstanding at December 31, 2024.
Conclusion
The Compensation Committee believes that the 2024 compensation decisions for the Company’s named executive officers were reasonable and appropriate and consistent with the Company’s compensation principles.
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Compensation Governance Best Practices
The Compensation Committee and management periodically review the compensation and benefit programs for the NEOs and other employees to ensure alignment with Company’s and the Compensation Committee’s philosophy and objectives. Accordingly, the Company adopted a number of practices over the last several years that are responsive to stockholder feedback and align with market-recognized best practices:

Governance Practices
✓	Pay for performance, including using a high percentage of performance restricted stock units for the annual equity grant to align interests with stockholders
✓	Provide a significant proportion of NEO compensation in the form of performance-based compensation
✓	Consider an appropriate peer group when establishing compensation, which group is evaluated annually to ensure it remains appropriate
✓	Ongoing investor outreach with stockholders by the Compensation Committee Chair and management to receive their feedback on compensation and governance
✓	Maintain robust insider trading, anti-hedging and anti-pledging policy
✓	Balance short- and long-term incentives, aligning long-term incentives with future performance and stockholder returns
✓	Include caps on individual payouts in incentive plans
✓	Maintain a broad recoupment and forfeiture policy, which can be triggered by a financial restatement and other individual or corporate behavior
✓	Maintain an equity grant policy covering the timing of equity awards
✓	Maintain stock ownership guidelines requiring CEO to hold 6x base salary (4x for other NEOs)
✓	Apply double-trigger vesting in the event of a change in control in long-term equity awards (i.e., the executive must terminate after the event to receive benefits)
✓	Conduct an annual “say on pay” advisory vote for stockholders
✓	100% independent directors on the Compensation Committee
✓	Use an independent executive compensation consultant reporting to the Compensation Committee
✓	Review executive compensation consultant and advisors for independence and performance

Practices Avoided
X	No change in control excise tax “gross-up” agreements
X	No excessive perquisites
X	No tax “gross-ups” for perquisites
X	No stock option repricing, reloads or exchange without stockholder approval
X	No dividend equivalents paid or accrued on unvested equity awards
X	No excessive risk-taking in compensation programs
In addition to maintaining good corporate governance, the Company has designed the annual incentive plan and long-term incentive plan to be aligned with best practices that mitigate against excessive risk. See “Compensation Risk Assessment” above.
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Additional Information Concerning Executive Compensation
Other Benefits
Retirement Savings Opportunity. All employees may participate in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”). Each employee may make before-tax contributions of up to 85% of their eligible compensation, subject to current Internal Revenue Service limits. The Company provides a 401(k) Plan to help employees save some amount of their cash compensation for retirement in a tax efficient manner. Since 2006, the Company has matched contributions made by employees to the 401(k) Plan based upon a formula that considers the amount contributed by the respective employee, with a vesting scheduled based upon the employee’s tenure with the Company. The matching contributions for each NEO are set forth in the “2024 All Other Compensation Table”. The Company does not provide an option for employees to invest in common stock through the 401(k) Plan. The Company has not historically provided any retirement plans, such as defined benefit, defined contribution, supplemental executive retirement benefits, retiree medical or deferred compensation plans requiring mandatory Company contributions, to employees or the NEOs, other than the 401(k) Plan and the Nonqualified Deferred Compensation Plan described below.
Nonqualified Deferred Compensation Plan. The Company offers a nonqualified deferred compensation plan for executives and key members of management to assist us in attracting and retaining these individuals. See “2024 Nonqualified Deferred Compensation Table” below for additional information about this plan.
Severance Benefits. Senior and key executives of the Company who do not have employment agreements providing for severance, including the NEOs (other than Mr. Holmes), are eligible for severance benefits in the event of a termination not for cause under the Executive Severance Plan, and for change in control severance benefits in the event of a termination not for cause or for good reason following a change in control under the Executive Change-in-Control Plan. See “2024 Potential Payments Upon Termination or Change in Control Table” for additional information about these plans.
Health and Welfare Benefits. All full-time employees, including the NEOs, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance. The Company provides these benefits to meet the health and welfare needs of employees and their families.
Employment Agreement
The Company entered into an Executive Employment Agreement with Mr. Holmes effective January 24, 2021. The agreement had an initial term of three years (i.e., through January 24, 2024), subject to automatic renewal. The Company entered into an Amended and Restated Executive Employment Agreement with Mr. Holmes dated as of January 23, 2023 (the “First Amended Agreement”). The First Amended Agreement was substantially similar to the original agreement except that it had a new initial term of four years (i.e., through January 2027), subject to automatic renewal for successive one-year terms, unless notice of non-renewal is given by either party in accordance with the agreement.
The Company entered into a new Amended and Restated Executive Employment Agreement with Mr. Holmes dated as of July 29, 2024 (the “Second Amended Agreement”). The Second Amended Agreement is substantially similar to the First Amended Agreement with an initial term of four years (i.e., through July 2028), and thereafter automatically renews for successive one-year terms, unless notice of non-renewal is given by either party in accordance with the agreement. The Board, in a vote of confidence in Mr. Holmes’ leadership ability to continue to effectively lead the Firm through the next important phase of its historic multi-year transformation, unanimously agreed to amend his employment agreement. Mr. Holmes’ strategic vision and decisive actions have not only steered the Firm to excel through the recent macro environment, but also positioned it for future value creation and sustainable growth. This decision was made to accurately reflect the value that the Firm’s leadership has delivered, and continues to deliver, on the long-term value to stockholders, clients and employees.
Upon completion of an analysis of peer group compensation, the Compensation Committee determined that, for each year of the term, Mr. Holmes’ compensation will include annual base salary of not less than $1,100,000, an annual target cash incentive opportunity of not less than 200% of base salary for the
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remainder of 2024, and not less than 180% of base salary beginning in 2025 and thereafter and, beginning in 2025, an annual target long-term incentive award opportunity equal to 400% of base salary (in the form of 50% performance-based stock units and 50% time-based restricted stock units). The reduction in annual (cash) incentive target opportunity and increase in annual long-term (equity) target opportunity, places more of Mr. Holmes’ total compensation at risk. Annual long-term incentive awards will be subject to continued vesting in the event that Mr. Holmes retires, and accelerated vesting in the event of termination without “cause” or resignation for “good reason”, as such terms are defined in the Second Amended Agreement. Under the Second Amended Agreement, Mr. Holmes was granted a one-time equity award in the form of 61,491 time-vesting restricted stock units with a grant date value of approximately $4,045,489, the terms of which are described above at “Pay Practices – Elements of the Compensation Program – 2024 Performance-Based Equity Awards”. In addition, Mr. Holmes will receive a $150,000 annual allowance for personal use of the Company’s fractional aircraft interests at the Company’s corporate rate and a $25,000 annual perquisite allowance for such items as an annual executive physical or club membership fees – all of which align to the compensation peer group.
The Second Amended Agreement terminates upon the executive’s death or disability, upon the executive’s voluntary termination of employment (other than for “good reason”), or upon the executive’s termination for cause, or in the event of non-renewal by the executive. Termination for cause requires a vote of 75% of the members of the Board. “Cause” is defined as: (1) theft, embezzlement, fraud or material dishonesty that has a material adverse effect on the business or reputation of the Company; (2) willful and material misrepresentation by Mr. Holmes that relates to the Company which has a material adverse effect on the Company; (3) willful misconduct or gross negligence related to the Company that has a material adverse effect on the Company, including violation of any laws; (4) violation of fiduciary duties; (5) conviction of a felony or crime of moral turpitude; (6) material violation of the Company’s policies which has a material adverse effect on the Company; (7) willful refusal to substantially perform duties and responsibilities; (8) refusal to follow the lawful directives of the Board; (9) a material breach of a material provision of the agreement; or (10) unlawful use of or possession of illegal drugs on Company premises or while performing duties.
If Mr. Holmes’ employment is terminated by the Company without cause, or by Mr. Holmes for “good reason,” Mr. Holmes would be entitled to a cash payment equal to 24 months’ base salary and two times his target annual incentive, a pro-rated bonus for the year of termination and continued medical insurance and other health and welfare benefits for 24 months following termination, subject to his execution of a release of claims. “Good reason” is defined as any of the following without Mr. Holmes’ consent: (1) a material diminution in position, title, authority, duties or responsibility, or if he ceases to report to the Board; (2) failure to nominate him to the Board of the Company or the Bank while the agreement is in effect, or removal of Mr. Holmes from the Board of the Company or the Bank; (3) a change of employment location that is more than 35 miles from the Company’s current executive offices; (4) a reduction in base salary or short- or long-term incentive opportunity or a material reduction in the aggregate level of employee benefits; (5) material and repeated or continuous interference with Mr. Holmes’ authority or duties; or (6) the Company’s material breach of agreement.
If in connection with a “change-in-control” of the Company, as defined in the Second Amended Agreement, Mr. Holmes’ employment is terminated other than for cause, death, or disability or by executive for “good reason” within a period of 90 days prior to, and up to two years following, the change-in-control, Mr. Holmes would be entitled to the same severance benefits described above, except that it would include a cash payment equal to three times his base salary and three times his target annual incentive, and 36 months’ of health and welfare benefits. The Seconded Amended Agreement does not include any gross-up for taxes on any of the change-in-control benefits.
Following the termination of employment for any reason, Mr. Holmes will be entitled to receive Accrued Obligations (as defined in the Second Amended Agreement), including equity vesting and payout provisions. In addition, Mr. Holmes and his spouse shall each be entitled to a lifetime medical benefit with Mr. Holmes (or his spouse, as applicable) paying the full amount of the employee portion of the premium, which shall be primary coverage, or supplemental to Medicare, at Mr. Holmes’ annual election.
The Second Amended Agreement contains other terms and conditions, including notice and right to cure provisions, non-competition and non-solicitation covenants for the one-year period following termination for
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any reason, confidentiality obligations and restrictions on Mr. Holmes’ ability to be involved with a competing bank or company with a place of business in a location in which the Company is then engaged.
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis that is required by the SEC rules with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.
This report is submitted by the Compensation Committee of the Board of Texas Capital Bancshares, Inc.

Dated: February 11, 2025	David S. Huntley, Chair
Elysia Holt Ragusa
Steven P. Rosenberg
Laura L. Whitley

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COMPENSATION TABLES
2024 Summary Compensation Table*

					Non-Equity Incentive Plan Compensation
Name and Principal Position (A)	Year	Salary	Bonus (B)	Stock Awards (C)	Annual Incentive Plan Compen-sation (D)	Long-Term Incentive Plan Compen-sation (E)	All Other Compen- sation (F)	Total

Rob C. Holmes	2024	$1,042,708	$—	$7,745,908	$2,736,062	$—	$178,244	$11,702,922
President & CEO of the Company	2023	1,000,000	—	4,027,438	1,600,000	—	20,800	6,648,238
and Texas Capital Bank	2022	1,000,000	—	4,039,976	3,000,000	—	12,500	8,052,476

J. Matthew Scurlock	2024	598,334	—	1,687,254	686,533	—	21,358	2,993,479
MD & CFO of the Company and	2023	512,500	—	584,636	309,000	—	22,017	1,428,153
Texas Capital Bank	2022	500,000	—	427,937	406,000	13,616	15,250	1,362,803

John W. Cummings	2024	500,000	—	905,174	588,197	—	20,700	2,014,071
MD & CAO of the Company and	2023	500,000	—	558,027	380,000	—	25,596	1,463,623
Texas Capital Bank	2022	471,591	770,000	330,010	551,000	—	12,505	2,135,106

David W. Oman	2024	309,375	350,000	500,020	511,856	—	8,250	1,679,501
MD & CRO of the Company	—
and Texas Capital Bank	—

Anna M. Alvarado	2024	570,000	—	857,125	564,669	—	19,113	2,010,907
MD, CLO and Secretary of the	2023	570,000	—	484,698	289,252	—	18,925	1,362,875
Company and Texas Capital Bank	2022	570,000	—	487,818	483,360	—	12,825	1,554,003
*Columns for which no amounts are reported have been deleted.
(A)Principal position as of December 31, 2024. Mr. Oman was elected Managing Director and Chief Risk Officer effective June 10, 2024, when he joined the Company.
(B)For Mr. Oman, his offer letter provided for a guaranteed sign-on bonus in 2024 for the amount indicated to (1) replace lost bonus opportunities from his former employer ($250,000) and (2) support relocation ($100,000).
(C)Amounts represent the aggregate grant date fair value of performance- and time-based RSUs, determined in accordance with ASC 718. With respect to the 2024 NEO equity awards granted on February 16, 2024, 50% of the award is time-based with annual vesting over a three-year period, and 50% of the award is performance-based with vesting occurring on the first administratively practicable day following determination by the Compensation Committee that certain performance targets were achieved over a three-year period ending December 31, 2026. The amounts presented for the performance-based portion of the 2024 NEO equity awards reflect the value of the award at target based on the probable outcome of the performance targets determined as of the grant date. The value of the performance-based portion of the 2024 NEO awards for each NEO at the grant date assuming that the highest levels of performance targets are achieved is as follows: Mr. Holmes $3,900,720, Mr. Scurlock $724,444, Mr. Cummings $585,230, and Ms. Alvarado $508,210. See the “2024 Grants of Plan-Based Awards Table” and the “2024 Outstanding Equity Awards at Fiscal Year-End Table” below and applicable stock compensation disclosures in the Company’s Annual Report on Form 10-K for more information.
(D)Amounts represent payouts for 2024 under the Company’s annual incentive (cash bonus) program. For further details of the targets and performance related to the payout of these amounts, refer to the “Pay Practices” section of the “Compensation Discussion and Analysis”.
(E)Amount represents payout related to cash-settled units. In 2018, Mr. Scurlock was awarded a grant of cash-settled stock units the final tranche of which vested during 2022. None of the NEOs have any additional cash-settled awards outstanding.
(F)    See additional description in the “2024 All Other Compensation Table” below.
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2024 All Other Compensation Table

		Company Contributions to 401(k) Plans (A)	Company Contributions to Nonqualified Deferred Compensation Plans	Perquisites and Other Personal Benefits (B)
Name	Year			Perquisite Allowance (C)	Other Perquisites (D)	Personal Use of Aircraft (E)	Total

Rob C. Holmes	2024	$23,633	$—	$25,000	$380	$129,231	$178,244
J. Matthew Scurlock	2024	21,358	—	—	—		$21,358
John W. Cummings	2024	20,700	—	—	—		$20,700
David W. Oman	2024	8,250	—	—	—		$8,250
Anna M. Alvarado	2024	19,113	—	—	—		$19,113
(A)Includes the following amounts contributed in 2024 as employer match true-ups for prior year contributions: Mr. Holmes, $4,800; Mr. Scurlock, $833; Mr. Cummings, $0; Mr. Oman, $0, and Ms. Alvarado, $5,850.
(B)Perquisites and personal benefits were excluded for all of the NEOs to the extent that the total value of all perquisites and personal benefits for an NEO was less than $10,000. In addition, the table does not include any amounts for personal benefits provided to any of the NEOs for which the Company has determined there is no aggregate incremental cost to the Company in 2024, including use of tickets for certain sporting events. The Company does not gross-up payments to cover personal income taxes that may pertain to any of the executives’ benefits.
(C)Represents reimbursement of expenses under the perquisite allowance provided for in Mr. Holmes’ Second Amended Executive Employment Agreement, primarily social club dues.
(D)Represents incremental cost of charges for medical evacuation coverage.
(E)The Company has fractional ownership in aircrafts. Although this is generally used for Company business related purposes only, there is occasional personal use. During 2024, in accordance with the Company’s aircraft use policy, Mr. Holmes used such fractional aircraft ownership related to Company business or which otherwise benefited the Company. Mr. Holmes also used such fractional aircraft ownership for personal travel under the Company’s aircraft use policy and the personal aircraft use allowance provided for in Mr. Holmes’ Second Amended Executive Employment Agreement. The incremental cost for the personal use was determined using a method that takes into account the variable costs such as aircraft fuel charges, taxes and catering. If a Company fractional aircraft ownership flight is already scheduled for business purposes and can accommodate additional passengers, NEOs and their spouse / guests may join that flight for personal travel at no incremental cost.
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2024 Grants of Plan Based Awards Table*

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (A)			Estimated Future Payouts Under Equity Incentive Plan Awards (B)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum

Rob C. Holmes	7/29/2024	(C)	—	—	—	—	—	—	61,491	$4,045,493
	2/16/2024	(D)	—	—	—	—	—	—	29,388	1,750,055
	2/16/2024	(E)	—	—	—	14,694	29,388	58,776	—	1,950,360
	N/A		1,041,667	2,083,333	3,125,000	—	—	—	—	—

J. Matthew Scurlock	7/29/2024	(C)	—	—	—	—	—	—	15,200	1,000,008
	2/16/2024	(D)	—	—	—	—	—	—	5,458	325,024
	2/16/2024	(E)	—	—	—	2,729	5,458	10,916	—	362,222
	N/A		261,375	522,750	784,125	—	—	—	—	—

John W. Cummings	7/29/2024	(C)	—	—	—	—	—	—	5,320	350,003
	2/16/2024	(D)	—	—	—	—	—	—	4,409	262,556
	2/16/2024	(E)	—	—	—	2,205	4,409	8,818	—	292,615
	N/A		237,500	475,000	712,500	—	—	—	—	—

David W. Oman	7/1/2024	(D)	—	—	—	—	—	—	8,243	500,020
	N/A		220,000	440,000	660,000	—	—	—	—	—

Anna M. Alvarado	7/29/2024	(C)	—	—	—	—	—	—	5,700	375,003
	2/16/2024	(D)	—	—	—	—	—	—	3,829	228,017
	2/16/2024	(E)	—	—	—	1,915	3,829	7,658	—	254,105
	N/A		228,000	456,000	684,000	—	—	—	—	—
*Columns for which no amounts are reported have been deleted.
(A)Amounts represent potential payments under the Company’s annual incentive (cash bonus) program. The actual amount earned for 2024 was paid in February 2025 and is shown in the “Non-Equity Incentive Plan Compensation – Annual Incentive Compensation Plan” column of the “2024 Summary Compensation Table”. See the “Pay Practices” section of the “Compensation Discussion and Analysis” for more information regarding the 2024 annual incentive program.
(B)Amounts represent awards of performance-based RSUs granted in 2024 made under the 2022 LTIP that will vest based upon the Company’s achievement of certain performance measures, subject to the NEO’s continued employment by the Company over a three-year period ending December 31, 2026, subject to certain exceptions. Based on the defined objectives of the awards the NEO has the opportunity to vest between 0% and 200% of the target number of the RSUs. The grant date fair value reflects the value of the award at target based on the probable outcome of the performance measures determined as of the grant date in accordance with ASC 718 and pursuant to the 2022 LTIP. See Note (C) to the “2024 Summary Compensation Table” and the “Pay Practices” section of the “Compensation Discussion and Analysis” for more information regarding the 2024 grants of performance-based RSUs.
(C)Amount represents award of time-based RSUs granted in 2024 made under the 2022 LTIP with a grant date fair value of $65.79 that will cliff vest on the third anniversary of the grant date.
(D)Amount represents award of time-based RSUs granted in 2024 made under the 2022 LTIP with a grant date fair value of $59.55 ($60.66 for Mr. Oman) that will vest ratably on each of the three anniversaries of the grant date.
(E)Amount represents award of performance-based RSUs made under the 2022 LTIP with a weighted average grant date fair value of $66.37 that will cliff vest on the third anniversary of the grant date.

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2024 Outstanding Equity Awards at Fiscal Year-End Table*

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (A)	Market Value of Shares or Units of Stock That Have Not Vested (A)(B)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (C)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (B)(C)

Rob C. Holmes (D)	7/29/2024	61,491	$4,808,596	—	—
	2/16/2024	28,697	2,244,105	29,388	$2,298,142
	2/9/2023	17,416	1,361,931	26,124	2,042,897
	2/8/2022	50,740	3,967,868	—	—

J. Matthew Scurlock	7/29/2024	15,200	1,188,640	—	—
	2/16/2024	5,458	426,816	5,458	426,816
	2/9/2023	2,738	214,112	4,106	321,089
	2/8/2022	5,802	453,716	—	—
	2/26/2021	378	29,560	—	—

John W. Cummings	7/29/2024	5,320	416,024	—	—
	2/16/2024	4,409	344,784	4,409	344,784
	2/9/2023	2,613	204,337	3,919	306,466
	2/1/2022	1,725	134,895	—	—

David W. Oman	7/1/2024	8,243	644,603	—	—

Anna M. Alvarado	7/29/2024	5,700	445,740	—	—
	2/16/2024	3,829	299,428	3,829	299,428
	2/9/2023	2,270	177,514	3,404	266,193
	2/8/2022	6,613	517,137	—	—
	11/5/2021	5,170	404,294	—	—
*Columns for which no amounts are reported have been deleted.
(A)Time-based RSU awards granted to Mr. Holmes, Mr. Scurlock, Mr. Cummings and Ms. Alvarado on February 16, 2024, to Mr. Oman on July 1, 2024, to Mr. Holmes, Mr. Scurlock, Mr. Cummings and Ms. Alvarado on February 9, 2023, to Mr. Holmes, Mr. Scurlock and Ms. Alvarado on February 8, 2022, and to Mr. Cummings on February 1, 2022 vest ratably on the first three anniversaries of the grant date. Time-based RSU awards granted to Mr. Holmes, Mr. Scurlock, Mr. Cummings and Ms. Alvarado on July 29, 2024 cliff vest on the third anniversary of the grant date. For Mr. Holmes, 691 RSUs were vested in February 2024, as required to pay FICA taxes on his February 16, 2024 time-based RSU award as a result of his being retirement eligible and such award no longer being subject to forfeiture. Time-based RSU awards granted to Mr. Scurlock on February 26, 2021 and to Ms. Alvarado on November 5, 2021 vest ratably on the first four anniversaries of the grant date. This column also includes the 2022 NEO performance-based RSUs granted to Mr. Holmes, Mr. Scurlock and Ms. Alvarado on February 8, 2022, which vested based upon the Company’s achievement of certain performance targets with vesting occurring on the first administratively practicable day following determination by the Compensation Committee that certain performance targets were achieved over a three-year period ending December 31, 2024 and are shown based on actual aggregate performance through December 31, 2024 of 172.4% of target, as determined by the Compensation Committee. See “Additional Performance Awards Outstanding – 2022 Grants of Performance Equity Awards” above.
(B)Based on the closing market price of common stock of $78.20 on December 31, 2024.
(C)The performance-based equity awards granted on February 16, 2024 and February 9, 2023 will vest based upon the Company’s achievement of certain performance targets and the executive’s continued employment by the Company over the three-year periods ending December 31, 2026 and December 31, 2025, respectively. Those PRSU awards are shown at target.
(D)Supplemental Ownership Information: The following table summarizes Mr. Holmes’ ownership in the Company as of December 31, 2024, and includes amounts listed in the table above.

Shares Owned Outright	Time-Vesting RSUs*	Performance-Vesting RSUs**	Total Shares and Share Equivalents
194,018	158,344	55,512	407,874
* Subject to contractual vesting terms and continued employment.
** Subject to performance conditions and continued performance. PRSU awards Included at target performance except for 24,663 performance-vesting RSUs granted in 2022 for which performance through December 31, 2024 was determined at 172.4% of target.
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2024 Option Exercises and Stock Vested Table*

	Stock Awards
Name	Number of Shares Acquired on Vesting (A)	Value Realized on Vesting (B)

Rob C. Holmes	287,020	$17,246,989
J. Matthew Scurlock	3,481	205,851
John W. Cummings	3,031	181,804
David W. Oman	—	—
Anna M. Alvarado	7,374	529,741
*Columns for which no amounts are reported have been deleted.
(A)The shares included in the table for Mr. Scurlock, Mr. Cummings and Ms. Alvarado represent gross shares vested. Actual shares issued, net of taxes, were as follows: 2,523 to Mr. Scurlock, 2,185 to Mr. Cummings and 5,470 to Ms. Alvarado. The shares included in the table for Mr. Holmes represent gross shares vested as well as shares vested to pay FICA taxes in connection with retirement eligibility. Actual shares issued, net of taxes, were 179,547 to Mr. Holmes.
(B)The value realized by the NEO upon the vesting of RSUs is calculated by multiplying the number of shares of stock vested by the market value of the underlying shares on the vesting date, which is the amount that is taxable to the executive.
2024 Nonqualified Deferred Compensation Table

Name	NEO Contributions in Last Fiscal Year (A)	Company Contributions in Last Fiscal Year (B)	Aggregate Earnings/(Loss) in Last Fiscal Year (C)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End (D)

Rob C. Holmes	$—	$—	$—	$—	$—
J. Matthew Scurlock	—	—	20,618	—	172,746
John W. Cummings	—	—	—	—	—
David W. Oman	—	—	—	—	—
Anna M. Alvarado	—	—	41,193	—	337,300
(A)Participants in the plan may elect to defer up to 75% of their annual salary and/or short-term (annual) incentive plan payout. All participant contributions to the plan and any related earnings are immediately vested and may be withdrawn upon the participant’s separation from service, death or disability, or upon a date specified by the participant. Participant contributions are also included in the Salary or Annual Incentive Plan Compensation columns of the “2024 Summary Compensation Table”.
(B)    The discretionary Company contributions vest based upon the employee’s tenure with the Company. The Company did not make any discretionary contribution in 2024. As of December 31, 2024, all NEOs had met the requirements for immediate vesting.
(C)    Aggregate earnings do not reflect “above market or preferential earnings” and are not included in the “2024 Summary Compensation Table”.
(D)    Amounts represent the total compensation deferred by each NEO and discretionary contributions made to each NEO by the Company, together with any related earnings or losses attributed to either and withdrawals made by NEO in accordance with each NEOs deferral account investment and withdrawal selections. All participant and Company contributions included in these amounts have been reported as compensation in the “2024 Summary Compensation Table” or in Summary Compensation Tables for previous years.
The Company offers a nonqualified deferred compensation plan for executives and key members of management to assist in attracting and retaining these individuals. Participants in the plan may elect to defer up to 75% of their annual salary and/or short-term incentive payout into deferral accounts that mirror the gains or losses of specified investment funds or market indexes selected by the participants. These investment alternatives are similar to the choices under the 401(k) Plan. The gains and losses credited to each participant’s deferral account are subject to the same investment risk as an actual investment in the specified investment funds or market indexes. The Company restores any lost Company match in the 401(k) Plan due to legal limits on qualified plans. In 2024, the Company did not match nonqualified deferred compensation plan contributions. All participant contributions to the plan and any related earnings are immediately vested and may be withdrawn upon the participant’s separation from service, death or disability or upon a date specified by the participant.
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Executive Compensation
2024 Potential Payments Upon Termination or Change in Control Table
The following table summarizes the estimated payments that would be payable to each NEO upon a termination of service for each of the reasons stated below. For the purposes of the quantitative disclosure in the following table, and in accordance with SEC regulations, the Company assumed that the termination took place on December 31, 2024 and that the price per share of common stock was $78.20, the closing market price as of the last business day of the year, December 31, 2024.

Name	Termination Without Cause or For Good Reason	Change in Control: Termination Without Cause or For Good Reason	Death	Disability	Retirement

Rob C. Holmes
Severance (A)	$8,450,000	$11,633,333	$2,083,333	$2,083,333	$—
Accelerated vesting of long-term incentives (B)	16,723,539	16,723,539	16,723,539	16,723,539	11,914,943
Other benefits (C)	44,396	66,595	—	—	—

J. Matthew Scurlock
Severance (D)	1,112,767	1,669,151	—	—	—
Accelerated vesting of long-term incentives (B)	—	3,060,749	3,060,749	3,060,749	—
Other benefits (C)	30,363	45,545	—	—	—

John W. Cummings
Severance (D)	984,099	1,476,149	—	—	—
Accelerated vesting of long-term incentives (B)	—	1,751,290	1,751,290	1,751,290	—
Other benefits (C)	22,198	33,297	—	—	—

David W. Oman
Severance (D)	805,928	1,208,892	—	—	—
Accelerated vesting of long-term incentives (B)	—	644,603	644,603	644,603	—
Other benefits (C)	30,363	45,545	—	—	—

Anna M. Alvarado
Severance (D)	996,961	1,495,442	—	—	—
Accelerated vesting of long-term incentives (B)	—	2,409,734	2,409,734	2,409,734	—
Other benefits (C)	18,227	27,341	—	—	—
(A)Pursuant to his employment agreement, if Mr. Holmes is terminated without cause or for good reason, severance is equal to 24 months of base salary plus a cash payment equal to 2.0 times his target annual incentive and a prorated bonus based on the target annual incentive. If he is terminated in connection with a change in control, severance is equal to 36 months of base salary plus a cash payment equal to 3.0 times his target annual incentive and a prorated bonus based on the target annual incentive.
(B)Includes immediate vesting of unvested time-based RSUs and immediate vesting at target of any performance-based RSUs for which performance conditions have not yet been satisfied, based on the December 31, 2024 closing price of common stock of $78.20. As of December 31, 2024, Mr. Holmes had met the age and service conditions to be eligible for the continued vesting of all long-term incentives granted to him, except for the July 29, 2024 special RSU award which requires 18-months of continued employment in order to receive retirement eligibility. As of December 31, 2024, Mr. Scurlock, Mr. Cummings, Mr. Oman, and Ms. Alvarado had not met the age and service conditions to be eligible for the continued vesting of long-term incentives upon retirement.
(C)Includes medical, dental, and vision benefits to be paid to Mr. Holmes per the terms of his employment agreement for a period of 24 months in the event of termination without cause and for a period of 36 months in the event of a change in control. Includes medical, dental, and vision to be paid to Mr. Scurlock, Mr. Cummings, Mr. Oman, and Ms. Alvarado per the terms of the Executive Severance Plan for a period of 12 months in the event of termination without cause and per the terms of the Executive Change-in-Control Plan for a period of 18 months in the event of a change in control. Cost includes both employer and employee coverage. Excludes the value of employer paid lifetime medical benefits payable to Mr. Holmes upon termination of his employment for any reason pursuant to his employment agreement. As of December 31, 2024 the annual estimated cost of employer paid medical benefits for Mr. Holmes is $15,521.
(D)Pursuant to the Executive Severance Plan, if Mr. Scurlock, Mr. Cummings, Mr. Oman, or Ms. Alvarado is terminated without cause or for good reason, severance is equal to 12 months of base salary plus 1.0 times the average incentive compensation paid during the prior two-year period. Pursuant to the Executive Change in Control Plan, if the NEO’s termination occurs in connection with a change in control, severance is equal to 18 months base salary plus 1.5 times the average incentive compensation paid during the prior two-year period.
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Executive Compensation
Executive Severance Plan
In order to have a competitive benefit that allows for consistent administration without negotiations of special payments, the Company has an executive Severance Plan and related Policy (collectively, the “Severance Plan”) for the NEOs (other than the CEO, whose benefits are covered in his employment agreement). The Severance Plan provides cash payments upon involuntary termination without cause, but is not available in the event of a change in control to individuals that are eligible for change in control benefits under the Change-in-Control Plan described below. See “2024 Potential Payments Upon Termination or Change In Control Table” above for additional information.
The Severance Plan, adopted in 2021, applies to all executive officers and other eligible employees (other than the CEO), and provides, upon involuntary termination without cause or termination by the executive for good reason (as defined), for the payment of (i) 100% of one year’s base salary for the named executive officer; (ii) 100% times the average of the executive's bonuses over the last two years (or a comparable amount determined by the Company); and (iii) at the Company’s discretion, a current year prorated bonus reduced for the period of time during the year in which the employee was not employed. The Severance Plan also provides for a cash payment to cover the cost of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination and out-placement benefits. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive or other equity awards upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause) are not eligible to receive severance benefits under the Severance Plan.
Executive Change in Control Plan
The Company has an executive Change-in-Control Plan and related Policy (collectively, the “Change in Control Plan”) benefiting each of the NEOs (other than the CEO, whose benefits are covered in his employment agreement) to ensure that management will objectively consider potential transactions that may benefit stockholders without regard to potential impact on their continued employment. The Change in Control Plan provides for a cash payment to be made following a termination of employment by the Company without cause or by the NEO with good reason within two years following a change in control. See “2024 Potential Payments Upon Termination or Change In Control Table” above for additional information.
The Change in Control Plan provides for a payment to be made to these officers following a termination of employment by the Company without cause or by the officer with good reason within two years following a change in control or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied. These benefits are in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each executive officer to receive:
▪a lump sum payment equal to up to 150% times the sum of:
▪the named executive officer’s then current annualized base salary, and
▪the average of the cash bonuses paid by the Company to the NEO for the last two fiscal years preceding the date of termination;
▪at the Company’s discretion, a prorated current year bonus award under the annual incentive plan award for the year in which the termination occurs based on actual Company performance;
▪a lump sum amount to cover group health and dental coverage for the NEO and his or her dependents for a period of up to eighteen months following the date of termination; and
▪out-placement benefits for up to 6 months at the option of the executive officer.
The Change in Control Plan does not contain a tax reimbursement or “gross-up” provision.
In approving the Change in Control Plan, the Compensation Committee considered the prevalence and terms of such agreements among similarly situated executives at the companies in the compensation peer group based on data collected for the Company by the Compensation Committee’s then independent compensation
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Executive Compensation
consultant. The Compensation Committee also determined that the agreement and general release of claims contained in the Change in Control Plan provided a significant benefit to the Company.
For purposes of the Change in Control Plan:
▪“cause” means (i) misappropriation of funds or property, fraud or dishonesty within the course of providing services to the Company which evidences a want of integrity or breach of trust; (ii) indictment for a misdemeanor that has caused or may be reasonably expected to cause material injury to the Company, any of its Subsidiaries, any of its affiliates or any of their interests, or indictment for a felony; (iii) any willful or negligent action, inaction, or inattention to duties of the executive within the course of providing services to the Company that causes the Company material harm or damages (as determined in the sole and absolute discretion of the Company); (iv) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled; (v) inexcusable or repeated failure by the executive to follow applicable Company policies and procedures; (vi) conduct of the executive which is materially detrimental to the Company (as determined in the sole and absolute discretion of the Company); or (vii) any material violation of the terms of the executive’s employment agreement, if any.
▪“good reason” means: as defined in the applicable employment agreement or, if none: (i) without his or her express written consent, the assignment of the executive to a position constituting a material demotion, or loss of compensation or job duties by comparison to his or her position with the Company on the Date of Grant; provided, however, that changes, as opposed to a loss, in the executive’s job duties or changes to reporting relationships, at the Board’s discretion, and without a material loss in the executive’s compensation, will not constitute “Good Reason”; (ii) the change of the location where the executive performs the majority of the executive’s job duties on the Date of Grant of the Award (“Base Location”) to a location that is more than fifty (50) miles from the Base Location, without the executive’s written consent; (iii) a reduction by the Company in the executive’s base salary as in effect on the Date of Grant of the Award, unless the reduction is a proportionate reduction of the compensation of the executive and all other senior officers of the Company as a part of a company-wide effort to enhance the Company’s financial condition; or (iv) after the occurrence of a Change in Control, a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position(s) with the Company which the executive held immediately before the Change in Control, or a material reduction in total compensation, including incentive compensation, stock-based compensation and benefits received from the Company compared to the total compensation and benefits to which the executive was entitled immediately before the Change in Control.
▪“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of the Company’s securities representing 51% or more of the combined voting power of the Company’s then outstanding securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding prior to such transaction continuing to represent at least 51% of the combined voting power of the securities of the surviving entity in the transaction, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 51% or more of the combined voting power of the Company’s then outstanding securities or (d) approval by the Company’s stockholders of plan of complete liquidation and dissolution of the Company, or there is consummated an agreement for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition to an entity, at least 51% of the combined voting power of its securities are owned by stockholders of the Company in the same proportions as their ownership immediately prior to such sale. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the applicable plan.

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Executive Compensation
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee of the Board was an officer or employee of the Company during 2024 or any other time. In addition, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on the Board or on the Compensation Committee.
2024 CEO PAY RATIO
Item 402(u) of SEC Regulation S-K, implementing a requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company disclose a ratio that compares the annual total compensation of the Company’s median employee to that of the Company’s CEO.
To determine the median employee, the Company prepared a list of all employees as of December 31, 2024, along with their gross income as reported on IRS form W-2 for 2024. Gross income as reported on IRS form W-2 for 2024 was annualized for those employees that were not employed for the full year. After identifying the median employee, the Company calculated that employee’s annual total compensation using the same methodology the Company uses for NEOs as set forth in the “2024 Summary Compensation Table”.
For the year ended December 31, 2024, the last completed fiscal year:
▪the employee identified at the median of all Company employees (other than the CEO) was a software engineer.
▪the annual total compensation of the median employee was $152,524.
▪the total compensation for the CEO, Mr. Holmes, was $11,702,922, as reported in the “Total” column of the “2024 Summary Compensation Table” on page 86.
▪the estimated ratio of the total compensation of Mr. Holmes, the CEO, to the median of the annual total compensation of all employees was 76.7 to 1.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the methodologies and assumptions described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, exclusions, estimates or assumptions, and which may have a significantly different work force structure, geographic locations, or compensation practices from the Company, are likely not comparable to the Company’s CEO pay ratio.

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Executive Compensation
2024 PAY VERSUS PERFORMANCE
Introduction
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of SEC Regulation S-K, the Company is providing the following information about the relationship between executive compensation actually paid (as defined by the SEC) and the Company’s financial performance against specific metrics for each of the last five fiscal years. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis”.
Pay Versus Performance Table

Year	Summary Compen- sation Table Total for First PEO1 2	Summary Compen- sation Table Total for Second PEO[1] [2]	Compen- sation Actually Paid to First PEO[3]	Compen- sation Actually Paid to Second PEO[3]	Average Summary Compen- sation Table Total for non-PEO NEOs[4]	Average Compen- sation Actually Paid to non-PEO NEOs[5]	Value of Initial Fixed $100 Investment Based on:		Net Income[8]	Company- Selected Financial Measure: Adjusted Earnings Per Share[9]
							Company Total Share- holder Return[6]	Peer Group Total Share- holder Return[7]
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$11,702,922	N/A	$16,368,170	N/A	$2,174,490	$2,738,132	$137.75	$112.02	$60,258	$4.43
2023	6,648,238	N/A	7,647,637	N/A	1,427,590	1,452,494	113.85	96.13	171,891	3.85
2022	8,052,476	N/A	7,889,221	N/A	1,691,250	1,640,899	106.24	102.08	315,228	3.13
2021	23,622,960	$1,196,558	22,378,121	$1,161,996	1,696,160	1,553,822	106.13	124.75	235,218	4.78
2020	4,373,514	934,618	6,180,513	957,222	1,380,084	1,769,005	104.81	89.74	56,539	2.23
1    For 2024, 2023 and 2022, Rob C. Holmes served as the sole principal executive officer (“PEO”) of the Company. For 2021, Rob C. Holmes (first PEO) and Larry L. Helm (second PEO) each served as PEOs for a portion of the year, Mr. Holmes from January 24, 2021 to December 31, 2021, and Mr. Helm from January 1, 2021 to January 24, 2021. For 2020, C. Keith Cargill (first PEO) and Larry L. Helm (second PEO) each served as PEOs for a portion of the year, Mr. Cargill from January 1, 2020 to May 25, 2020, and Mr. Helm from May 25, 2020 to December 31, 2020. Mr. Helm, the then Board Chairman, served as interim Chief Executive Officer after Mr. Cargill’s departure until Mr. Holmes’ election as CEO.
2 The dollar amounts reported in column (b) are the amounts of total compensation reported for the Company’s PEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – 2024 Summary Compensation Table” of this Proxy Statement and the Company’s proxy statements for 2024, 2023, 2022 and 2021.
3    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the Company’s PEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such PEOs during the applicable year. Adjustments for prior fiscal years are included in the Company’s Notice of Annual Meeting and Proxy Statement for 2024 and 2023. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total reported compensation for 2024 to determine the compensation actually paid:

Year	Name of PEO	Reported Summary Compensation Table Total For PEO	[Less] Reported Value of Equity Awards(a)	[Plus/Minus] Equity Award Adjustments(b)	[Less] Reported Change in the Actuarial Present Value of Pension Benefits(c)	[Plus/Minus] Pension Benefit Adjustments(d)	[Equals] Compensation Actually Paid to PEO
2024	Rob C. Holmes	$11,702,922	$(7,745,908)	$12,411,156	$—	$—	$16,368,170
(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.
(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, except that the Company’s outstanding 2022 NEO performance-based RSUs granted on February 8, 2022 are calculated using an aggregate performance factor of 172.4%. The amounts deducted or added in calculating the equity award adjustments are as follows:
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Executive Compensation

Year	Name of PEO	Year End Fair Value of Equity Awards Granted in Current Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	Rob C. Holmes	$9,705,139	$3,827,043	$41,149	$(1,162,175)	$—	$—	$12,411,156
(c)    The amounts included in this column are the amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)    There were no pension benefits adjustments for the years in the table.
4 The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding persons serving as PEOs) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding such PEOs) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, J. Matthew Scurlock, John W. Cummings, David W. Oman and Anna M. Alvarado, (ii) for 2023 and 2022, J. Matthew Scurlock, John W. Cummings, Tim J. Storms and Anna M. Alvarado; (iii) for 2021, Julie L. Anderson, Tim J. Storms and Anna M. Alvarado; and (iv) for 2020, Julie L. Anderson, Vince A. Ackerson and John G. Turpen.
5    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEOs), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEOs) during the applicable year. Adjustments for prior fiscal years are included in the Company’s Notice of Annual Meeting and Proxy Statement for 2024 and 2023. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEOs) for 2024 to determine the compensation actually paid, using the same methodology described in Note 3 above:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	[Less] Average Reported Value of Equity Awards	[Plus/Minus] Average Equity Award Adjustments(a)	[Less] Average Reported Change in the Actuarial Present Value of Pension Benefits	[Plus/Minus] Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2024	$2,174,490	$(987,393)	$1,551,036	$—	$—	$2,738,132
(a)     The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in Current Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$1,250,542	$295,508	$—	$4,986	$—	$—	$1,551,036
6 Cumulative TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends on the Company’s common stock for the measurement period (if any), assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.
7 Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Bank Index (Bloomberg: CBNK), which is the same industry index used in the Company’s Annual Report on Form 10-K. The NASDAQ Bank Index contains securities of NASDAQ-listed companies classified according to the Industry Classification Benchmark as Banks. They include banks providing a broad range of financial services, including retail banking, loans and money transmissions.
8 The dollar amounts reported represent the amount of net income available to common stockholders as reflected in the Company’s audited financial statements for the applicable year (in thousands).
9 Adjusted Earnings Per Share (Adjusted EPS) is a non-GAAP financial measure used by the Company that is defined as fully diluted GAAP earnings per common share as reflected in the Company’s audited financial statements for the applicable year excluding certain items the Company does not believe are indicative of ordinary results of operations. A reconciliation of Adjusted EPS to the most directly comparable GAAP measure, Diluted Earnings Per Share, is presented in Annex A. Although the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.
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Executive Compensation
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both its short-term (cash bonus) and long-term (equity) incentive awards are selected based on an objective of incentivizing the Company’s NEOs to increase the value of the enterprise for stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, to the Company’s performance, for the most recently completed fiscal year, are as follows:
▪Adjusted Earning per Share (EPS)1
▪Net Income
▪Return on Average Assets
▪Efficiency Ratio
▪Return on Average Tangible Common Equity (ROTCE)1
▪Relative TSR to a Peer Group
1 See Annex A for more information about this non-GAAP financial measure.

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in “Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. Although the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “Compensation Actually Paid” (as computed in accordance with SEC Regulation S-K Item 402(v)) for a particular year. In accordance with Item 402(v), the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to the PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the PEOs) is generally aligned with the Company’s cumulative TSR over the five years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to the PEOs and to the other NEOs is comprised of equity awards. As described in more detail in the section entitled “Compensation Discussion and Analysis”, the Company targets that more than 50% of the value of the PEOs’ total target compensation (and more than 30% of the value of the other NEOs’ total target compensation) is comprised of equity awards, including performance-based and time-based restricted stock units.
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Executive Compensation
Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to the PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the PEOs) is generally aligned with the Company’s net income over the five years presented in the graph. For 2024, the CEO received a one-time equity award in connection with the execution of a new employment agreement, which accounts for a portion of the CEO’s higher “Compensation Actually Paid” for the year. Also, in 2024 the Firm continued its multi-year process of effectively rationalizing its legacy balance sheet, selling approximately $1.24 billion of available-for-sale securities purchased prior to 2021. The $139 million after tax loss generated by the repositioning, which had no impact on GAAP equity or on the Company’s industry leading tangible common equity to tangible assets ratio, resulted in a net loss for the third quarter of 2024 before notably improving forward profitability metrics in the fourth quarter of 2024 and subsequent reporting periods. As described in more detail in the section entitled “Compensation Discussion and Analysis”, the Company targets that approximately 30% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company short-term annual incentive compensation plan.
Compensation Actually Paid and Adjusted Earnings Per Share
As demonstrated by the following graph, the amount of compensation actually paid to the Company’s PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the PEOs) is generally aligned with the Company’s Adjusted Earnings Per Share over the five years presented in the graph. Although the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted Earnings Per Share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Earnings Per Share is closely correlated with both of the two financial measures used in the 2024 short-term (annual bonus) incentive compensation plan (Return on Average Assets and Efficiency Ratio) and both of the two financial measures used in the 2024 long-term (equity) incentive plan (Average ROTCE and Relative TSR) with performance-based RSUs granted during 2024. For 2024, the NEOs received a payout of 123% of target on the financial performance measures included in the short-term incentive plan, which correlates in part with the adjusted earnings per share for 2024. While more recently the Company has moved away from utilizing Earnings Per Share as an express performance measure, the Compensation Committee still considers Adjusted Earnings Per Share in setting final overall pay. For more information regarding the information that the Compensation Committee considers when determining compensation, refer to “Compensation Discussion and Analysis”.
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Executive Compensation
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the five year period presented in the table was $137.75, while the cumulative TSR of the peer group presented for this purpose, the Nasdaq Bank Index, was $112.02 over the five years presented in the graph. The Company’s cumulative TSR outperformed the Nasdaq Bank Index during four of the five years presented in the table, representing the Company’s financial performance as compared to the companies comprising the Nasdaq Bank Index peer group. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Compensation Discussion and Analysis”.
Additional Information
The pay versus performance information reported above has been calculated in a manner consistent with SEC rules and interpretations based on payroll and stock plan records and the methodologies and assumptions described above. Companies have flexibility in the design of their compensation plans, in the allocation of targeted compensation to short- and long-term measures, and the selection of the types, features and terms, including vesting schedules, of long-term equity awards used over time, some of which may have been granted before or during the periods covered by the above tables, and the design may have changed year to year, and to make reasonable estimates and assumptions that reflect their compensation practices. Further, companies have discretion in choosing the “company-selected financial measure” used in the table, graphs and narrative. As a result, the ratios and relationships reported by other companies, which may have employed other compensation designs, estimates or assumptions, and which may have a significantly different compensation practices from the Company’s, are likely not comparable to the Company’s pay versus performance disclosures.
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Executive Compensation
INDEBTEDNESS OF MANAGEMENT AND RELATED PARTY TRANSACTIONS
In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to the Bank’s and the Company’s officers, directors and employees. However, it is the Bank’s policy to not extend loans to executive officers of the Bank or the Company, or to directors and their affiliates, unless any such loan is approved in advance by the Board. Each such loan is made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and does not involve more than the normal risk of collectibility or present other unfavorable features. The Bank also provides wealth management services for managed accounts to directors and officers at discounted fees.
The Company has policies and procedures for reviewing related party transactions involving the Company’s and the Bank’s directors, executive officers and their affiliates. Each director and NEO of the Company and the Bank is required to complete a questionnaire annually, and each director who serves on the Audit Committee must complete a certification of independence annually. Both of these documents are designed to disclose all related party transactions, including loans, and this information is reviewed by management, the Audit Committee and the Board, as appropriate. Such transactions are subject to the standards set forth in the Company’s Code of Conduct and in applicable laws and regulations, including Regulation O promulgated by the Federal Reserve Board, SEC rules, and the Nasdaq Stock Market Listing Standards for determining the independence of directors. The questionnaires, certifications and Code of Conduct are all in writing. Other than as described above, these documents did not disclose any related party transactions required to be specifically disclosed in this Proxy Statement.
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2022 Long-Term Incentive Plan, As Amended and Restated
2022 LONG-TERM INCENTIVE PLAN

PROPOSAL FOUR – Approval of the 2022 Long-Term Incentive Plan, as amended and restated
In 2022, stockholders approved the Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan (the “2022 Plan”). At the 2025 Annual Meeting, stockholders will be asked to approve the Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan, as amended and restated (the “Amended 2022 Plan”). The purposes of the amendment and restatement are solely to increase the number of shares reserved for issuance by an additional 1.1 million shares of our common stock and to extend the maturity date of the 2022 Plan by two years.

Introduction
The Board believes that the Amended 2022 Plan is a vital component of our employee compensation programs, since it allows the Company to compensate our employees, consultants and non-employee directors whose contributions are integral to our success by offering them the opportunity to participate in our future performance while at the same time providing an incentive to build long-term stockholder value. The Company operates in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping retain and motivate the Company’s most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with stockholders’ interests.
In February 2025, the Board, based on a recommendation from the Compensation Committee, approved the Amended 2022 Plan, which includes an increase in the shares available under the Plan and a two-year extension of the expiration of the 2022 Plan for the reasons discussed below, subject to approval by stockholders. The Board, the Compensation Committee and management recommend that stockholders approve the Amended 2022 Plan. If stockholders do not approve the Amended 2022 Plan, the 2022 Plan will remain in effect with its current terms and conditions and with its current number of shares reserved for issuance. The 2022 Plan has not been amended since stockholders last approved the 2022 Plan at the 2022 Annual Meeting.
The Amended 2022 Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key employees, consultants and non-employee directors. The Amended 2022 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or stock. The Amended 2022 Plan is expected to provide flexibility to the Company’s compensation methods to adapt the compensation of key employees, consultants and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. It is the judgment of the Board that the Amended 2022 Plan is in the best interest of the Company and its stockholders.
The Compensation Committee believes that the request for an additional 1.1 million shares and a two-year extension of the expiration date of the 2022 Plan, to April 19, 2034, is reasonable and necessary to allow the Company to replenish the share usage since the Company last sought approval of a share increase (in the form of the original adoption of the 2022 Plan), to continue the Compensation Committee’s current grant practices in the future to attract and retain individuals on whom the Company’s success is dependent and to be able to respond to growth (both organic and inorganic), and potential stock price fluctuations.
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2022 Long-Term Incentive Plan, As Amended and Restated
Important Information About the Amended 2022 Plan
Key Data Used to Determine the Number of Shares Needed
Outstanding Equity Awards and Shares Available. The following table includes information regarding equity awards and shares available for future awards under the 2022 Plan, as of December 31, 2024:

2022 Plan
Total shares underlying outstanding stock options	—
Weighted-average exercise price of outstanding stock options	$—
Weighted-average remaining contractual life of outstanding stock options (in years)	—

Total shares underlying outstanding unvested full value awards (including time- and performance-based restricted stock unit awards (with PRSUs at maximum))	854,651
Total shares available for grant (A)	249,423

Common Stock outstanding as of December 31, 2024	46,233,812
Market price of Common Stock as of December 31, 2024	$78.20
(A)    Reflects shares available for issuance under the 2022 Plan as currently constituted.

The following information is provided concerning the Company’s equity awards over the last three years:

Stock-Settled Restricted Stock Units	# of Shares / Units
	Time-Based RSUs	Performance-Based RSUs	Total
Non-Vested at 12/31/2021			1,206,862
Granted	322,530	130,793	453,323
Vested [or Earned]	(302,372)	(6,399)	(308,771)
Forfeited			(195,762)
Non-Vested at 12/31/2022			1,155,652
Granted	234,101	171,333	405,434
Vested [or Earned]	(354,841)	(205)	(355,046)
Forfeited			(124,361)
Non-Vested at 12/31/2023			1,081,679
Granted	317,103	104,539	421,642
Vested [or Earned]	(495,683)	(32,525)	(528,208)
Forfeited			(120,462)
Non-Vested at 12/31/2024			854,651

Significant Historical Award Information. Common measures of a stock plan’s cost include burn rate, overhang and dilution. The burn rate refers to the annual share usage, which measures how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, the Company maintained an average burn rate of 0.88% of shares of common stock outstanding per year. Dilution measures the degree to which stockholders’ ownership has been diluted by stock-based compensation awarded under the Company’s various equity plans, and includes shares that may be awarded under various equity plans in the future, which is commonly referred to as “overhang.”

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2022 Long-Term Incentive Plan, As Amended and Restated

	Fiscal Year
Key Equity Metrics:	2024	2023	2022
Burn Rate (A)	0.91%	0.84%	0.90%
Overhang (B)	2.39%	4.11%	4.71%
Dilution (C)	1.85%	2.29%	2.37%
(A)    Burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period by the total number of shares of common stock outstanding during the applicable fiscal period. Weighted average shares outstanding were 46,559,668 (2024), 48,054,935 (2023), and 50,457,746 (2022).
(B)    Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year. Shares outstanding at year end were 46,233,812 (2024), 47,237,912 (2023), and 48,783,763 (2022).
(C)    Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs. If the Amended 2022 Plan is approved by our stockholders, the total number of shares available for grant will be 1,349,423 (year-end shares available for grant plus the 1.1 million share increase, less any shares granted or awarded since year-end). We expect this amount to last for approximately three years of awards. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our equity program, payout levels under performance awards, and forfeitures of outstanding awards. The total overhang resulting from the share request, including shares available for grant and awards outstanding under the 2022 Plan at year-end, represents approximately 4.77% of the shares of the Company’s common stock outstanding as of December 31, 2024.
Sound Corporate Governance Practices
The Amended 2022 Plan includes a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers, consultants and outside directors with the interests of stockholders and the Company. These features include, but are not limited to, the following:
▪No evergreen provision. The Amended 2022 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Amended 2022 Plan can be automatically replenished.
▪No repricing of stock options or stock appreciation rights. Without the prior approval of stockholders, outstanding stock options and stock appreciation rights (SARs) cannot be repriced, directly or indirectly. “Reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price or base price, directly or indirectly, (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a share of Company common stock in exchange for cash or a stock option, SAR, award of restricted stock or other equity award, (iii) repurchasing a stock option or SAR for value (in cash or otherwise) from a participant at a time when its exercise price or base price exceeds the fair market value of a share of Company common stock, or (iv) taking any other action that is treated as a repricing under generally accepted accounting principles.
▪No discounted stock options or stock appreciation rights. Stock options and SARs may not be granted with exercise prices or base prices, respectively, lower than the fair market value of the underlying shares on the grant date.
▪No liberal share recycling provisions. Shares retained by or delivered to the Company to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with the exercise, vesting or settlement of an award will count against the number of shares remaining available under the Amended 2022 Plan.
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2022 Long-Term Incentive Plan, As Amended and Restated
▪No liberal change-in-control definition. The change-in-control definition contained in the Amended 2022 Plan is not a “liberal” definition that would be activated on stockholder approval of a transaction.
▪No single-trigger change of control vesting. If awards granted under the Amended 2022 Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.
▪Minimum vesting requirements. No more than five percent (5%) of the shares available for issuance under the Amended 2022 Plan may be granted pursuant to awards with a vesting period or performance period of less than one (1) year.
▪No dividends on unearned awards or appreciation awards. The Amended 2022 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards. In addition, no dividends will accrue on options or stock appreciation rights.
▪Limits on awards to outside directors. The Amended 2022 Plan provides that, with respect to any one calendar year, the aggregate compensation that may be granted to any individual outside director, including all meeting fees, cash retainers and retainers granted in the form of stock awards, may not exceed $500,000, subject to exceptions to such limit in extraordinary circumstances as determined by the Board in its sole discretion.
▪Awards subject to recoupment policy. The Amended 2022 Plan provides that the Company may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s recoupment (clawback) policy.
Description of the Amended 2022 Plan
The following is a brief description of the material terms of the Amended 2022 Plan. A copy of the Amended 2022 Plan is attached as Annex B to this Proxy Statement, and the following description is qualified in its entirety by reference to the Amended 2022 Plan.
Effective Date; Termination Date
The 2022 Plan became effective on April 26, 2022. With the two-year extended included in the proposed amendment and restatement, the Amended 2022 Plan will terminate on April 19, 2034, unless sooner terminated by action of the Board.
Shares Available for Issuance
The shares issuable pursuant to awards granted under the Amended 2022 Plan will be shares of common stock. The maximum number of shares that may be issued pursuant to awards granted under the Amended 2022 Plan is described above. The maximum number of shares that can be issued upon the exercise of incentive stock options is limited to such number.
Reuse of Shares
If an award, or portion of an award, expires or terminates without all of the shares covered by that award having been issued, or if an award is settled in cash, the number of shares underlying the expired, terminated or cash settled award will not reduce the number of shares available under the Amended 2022 Plan. If any shares issued pursuant to an award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or reacquired will again become available for issuance under the Amended 2022 Plan. Any shares tendered or withheld (i) to pay the exercise price of an option granted under the Amended 2022 Plan or (ii) to satisfy tax withholding obligations associated with an award granted under the Amended 2022 Plan will not become available again for issuance under the Amended 2022 Plan.
Adjustments
In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase or exchange of the common shares or other securities of the Company, issuance of warrants or other rights to purchase common shares or other securities of the Company or other similar corporate
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2022 Long-Term Incentive Plan, As Amended and Restated
transaction or event affects the fair value of an award, then the Compensation Committee will adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common shares (or other securities or property) subject to outstanding awards; (iii) the option price of each outstanding award; (iv) the amount, if any, the Company pays for forfeited common shares in accordance with the terms of the Amended 2022 Plan; and (v) the number of or exercise price of common shares then subject to outstanding SARs previously granted and unexercised under the Amended 2022 Plan, to the end that the same proportion of the Company’s issued and outstanding common shares in each instance will remain subject to exercise at the same aggregate exercise price; provided however, that the number of common shares (or other securities or property) subject to any award will always be a whole number.
Administration
The Amended 2022 Plan will be administered by the Compensation Committee of the Board. The Board also may at any time take on the powers, authority and duties of the Compensation Committee. The Compensation Committee generally may delegate its power, authority and duties under the Amended 2022 Plan, except the power and authority to grant awards to persons required to file reports with respect to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or as prohibited by law.
The Compensation Committee determines who among those eligible to participate in the Amended 2022 Plan will be granted awards, determines the amounts and types of awards to be granted, determines the terms and conditions of all awards, and construes and interprets the terms of the Amended 2022 Plan. Determinations of the Compensation Committee are final, binding, and conclusive.
Eligibility
Individuals eligible to receive awards under the Amended 2022 Plan include employees of the Company or a subsidiary or affiliate of the Company, outside directors and consultants. As of February 19, 2025, there were twelve (12) outside directors, approximately 500 employees and zero consultants who are eligible to receive awards under the Amended 2022 Plan.
Permissible Awards
The plan authorizes the grant of awards in any of the following forms:
▪Options to purchase shares of common stock, which may be nonqualified stock options or incentive stock options (“ISOs”). The exercise price of an option granted under the plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the plan will have a term of not more than ten (10) years.
▪SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the SAR. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the plan will have a term of not more than ten (10) years.
▪Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee, which may include time-based vesting and/or performance-based vesting.
▪Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee.
▪Performance awards, which may be in the form of shares, cash or units and which, in any case, are contingent upon performance-based vesting conditions.
▪Other stock-based awards consistent with the Amended 2022 Plan in the discretion of the Compensation Committee, including unrestricted stock grants.
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2022 Long-Term Incentive Plan, As Amended and Restated
▪Dividend equivalent rights, which entitle the participant to payments in cash or shares of common stock calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be generally granted with respect to awards. However, options and SARs may not provide for dividends or dividend equivalent rights, and no dividends or dividend equivalent rights may be paid currently on unearned or unvested awards.
All awards will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Compensation Committee.

Provisions Applicable to All Awards
Minimum Vesting
Except with respect to a maximum of five percent (5%) of the shares available under the Amended 2022 Plan, any stock-based awards which vest on the basis of a participant’s continued employment with or provision of service to the Company must have a minimum vesting requirement of one (1) year and any stock-based awards which vest upon the attainment of performance goals must have a performance period of at least one (1) year (subject to automatic acceleration of vesting only in the event of death or disability).
Nontransferability of Awards
Awards granted under the Amended 2022 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Compensation Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of nonqualified stock options or SARs to: (i) the spouse (or former spouse), children or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; (iii) a partnership in which the only partners are (1) Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Internal Revenue Code (the “Code”) or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there may be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Compensation Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred awards are prohibited except those by will or the laws of descent and distribution.
Change in Control
Upon the occurrence of a change of control, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, outstanding awards will be assumed by the surviving entity or otherwise equitably converted or substituted in connection with the transaction, and such converted or substituted awards will provide that if within two years after the effective date of the change of control, a participant’s employment is terminated without “cause” or the participant resigns for “good reason”, then (i) any time-based vesting or exercise restrictions on such participant’s converted or substituted awards will lapse; and (ii) the payout opportunities attainable under such participant’s performance-based converted or substituted awards will be deemed to have been earned as of the date of termination based upon the actual level of achievement of all relevant performance goals against target as of the date of such termination and such participant will receive a prorata payout based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.
Upon the occurrence of a change of control, merger, consolidation or share exchange pursuant to which the surviving entity does not agree to assume or otherwise equitably convert or substitute outstanding awards in connection with the transaction in a manner approved by the Compensation Committee or the Board, the Company may cancel outstanding awards under the Amended 2022 Plan by either: (i) giving notice to each holder at least thirty (30) days in advance of the transaction that his or her awards will be cancelled unless the holder purchases the shares under such awards, including, in the Board’s discretion, some or all of the shares as to which such awards would not otherwise be vested and exercisable; or (ii) in the case of awards that are either (x) settled only in shares of common stock, or (y) at the election of the participant, settled in shares of common stock, paying the holder an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such award to be paid by the participant, multiplied by the number of shares subject to the award.
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2022 Long-Term Incentive Plan, As Amended and Restated
Recoupment of Awards
The Amended 2022 Plan provides that the Company may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s recoupment (clawback) policy.
Amendment and Termination
The Board may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the Amended 2022 Plan in whole or in part; provided, however, that: (i) no amendment that requires stockholder approval to comply with the Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s stockholders entitled to vote on the amendment; and (ii) unless required by law, no amendment or discontinuance of the Amended 2022 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the Amended 2022 Plan without the consent of the affected participant.
Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to awards made pursuant to the Amended 2022 Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with the awards, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than U.S. federal income tax consequences or any state, local or foreign tax consequences that may apply.
Incentive Stock Options (ISOs). An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise (the two-year and one-year periods are referred to as “holding periods”), and the Company is not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies.
If an optionee sells ISO shares before completion of the holding periods, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price of the ISO shares. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.
Nonqualified Stock Options (NQSOs). An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price of the NQSO shares. The Company will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the NQSO.
Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income to the extent and in the first taxable year in which his or her interest in the shares subject to the award becomes either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.
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2022 Long-Term Incentive Plan, As Amended and Restated
A participant may elect to recognize U.S. federal taxable income at the time of grant of restricted stock in an amount equal to the fair market value of the shares subject to the award (less any cash paid for the shares) on the date the award is granted by filing an election under Code Section 83(b) within thirty days of the award.
The Company will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Code Section 83(b) to accelerate recognition of income).
SARs. A participant who exercises a SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received as a result of the exercise. The Company will receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR.
Restricted Stock Units (RSUs). A participant who receives an award of RSUs does not generally recognize taxable income at the time of the award. The participant would generally recognize ordinary income in an amount equal to the fair market value of any shares received (or cash paid) on the date the award is settled or paid. In that taxable year, the Company would receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.
New Plan Benefits
Awards under the Amended 2022 Plan are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Amended 2022 Plan in the future are not determinable at this time. No awards have been granted that are contingent on the approval of the amendments to the Amended 2022 Plan.
Please refer to the “Grants of Plan-Based Awards in Fiscal Year 2024” table contained in this Proxy Statement for information about grants made under the 2022 Plan in fiscal year 2024 to the NEOs.
Pursuant to the terms of the current Non-Employee Director Compensation Policy, eligible independent directors will each receive, on the day of each annual meeting, an annual grant of RSUs under the Amended 2022 Plan, which will vest 100% on the day of the next annual meeting of stockholders. The annual grant for 2025 is anticipated to be valued at approximately $110,000 per director (on the date of grant) and is converted into RSUs as described in “Director Compensation for Fiscal Year 2024 – Equity Awards” in this Proxy Statement. The aggregate dollar value of anticipated awards to be made to the Company’s twelve (12) non-employee directors (assuming Ms. Clark is elected) eligible to receive awards under the Amended 2022 Plan in April 2025, based on the valuation method for fiscal year 2024 described under “Director Compensation-Equity Awards” in this Proxy Statement, is approximately $1,320,000.
As of December 31, 2024, there were 854,651 shares of common stock issuable from outstanding time- and performance-based RSUs (computed at maximum payout with respect to performance shares), including deferred awards, under the 2022 Plan. No stock options or stock appreciation rights have been granted or are outstanding under the 2022 Plan. On February 25, 2025, the fair market value of a share of common stock was $78.91.
Vote Required
Proposal Four requires the affirmative vote of the holders of a majority of the outstanding shares of common shares present, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting.
The Board unanimously recommends that you vote “FOR” approval of the 2022 Long-Term Incentive Plan, as amended and restated.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 108

2022 Long-Term Incentive Plan, As Amended and Restated
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024 regarding common stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	854,651 (A)	—	249,423 (B)
Equity compensation plans not approved by security holders	—	—	—
Total	854,651	—	249,423
(A) Reflects 854,651 shares issuable pursuant to outstanding RSUs. Since RSUs have no exercise price, they are not included in the weighted average exercise price calculation.
(B) All of these shares are available for issuance pursuant to grants of full-value awards.

TCBI 2025|Notice of Annual Meeting and Proxy Statement 109

Additional Information
ADDITIONAL INFORMATION
Stockholder Proposals to Be Included in Next Year’s Proxy Statement
Stockholders interested in submitting a proposal to be included in the proxy materials for the Company’s annual meeting of stockholders in 2026 may do so by following the procedures prescribed in Exchange Act Rule 14a-8. SEC rules establish the eligibility requirements and procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. To be eligible to be included, stockholder proposals must be received by the Company at the following address: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, no later than November 6, 2025.
Stockholder Nominees for Director and Other Business for 2026
Stockholders may also propose other business or submit nominees for director at the Company’s annual meeting of stockholders in 2026 in accordance with the Company’s Bylaws. Under the Company’s Bylaws, a stockholder’s notice to nominate a director or bring other proposals must be in writing and contain the information specified in the Company’s Bylaws and be delivered to the Company’s principal executive offices not later than 100 days (January 5, 2026) and no more than 130 days (December 6, 2025) prior to the one-year anniversary of the preceding year’s annual meeting, provided such meeting is held within 30 days of such anniversary date. Nominations should be directed to: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 14, 2026.
Advance Notice Procedures
Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the board of directors or by a stockholder who has delivered timely notice to the Company and has otherwise satisfied the applicable requirements for such action set forth in the Bylaws. Such notice must contain certain information specified in the Bylaws and generally must be received not later than 100 days and no more than 130 days prior to the one-year anniversary of the preceding year’s annual meeting, provided such meeting is held within 30 days of such anniversary date, to the following address: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
These requirements are separate from the SEC’s requirements that a stockholder must meet to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Annual Report
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 is included in the 2024 Annual Report provided to stockholders with this Proxy Statement, and is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials and on the Company’s website.
Upon written request, the Company will furnish to any stockholder without charge a copy of its 2024 Annual Report on Form 10-K pursuant to the instructions set forth in the Notice of Internet Availability of Proxy Materials or pursuant to a request in writing to the Company’s offices above.
TCBI 2025|Notice of Annual Meeting and Proxy Statement 110

Annex A – Definitions and Non-GAAP Measures
ANNEX A

Definitions and Non-GAAP Financial Measures

A.Definitions. The following terms are used in this Proxy Statement:
1.Net Income: Net income available to common stockholders.
2.Return on Average Assets (ROAA): net earnings divided by average assets.
3.TSR: Total stockholder return over a specified period.
4.Efficiency Ratio: non-interest expense divided by the sum of net interest income and non-interest income.
5.CET 1 Ratio: Common Equity Tier 1 capital divided by risk-weighted assets.
6.Return on Average Common Equity (ROACE): net income available to common stockholders as a percentage of average common equity.
7.Return on Tangible Common Equity (ROTCE): net income available to common stockholders as a percentage of Average Tangible Common Equity.
8.Average Tangible Common Equity: average common equity less average goodwill and intangibles.
9.Book value per share: stockholders’ equity excluding preferred stock, divided by shares outstanding at period end.
10.Tangible book value per share: stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

B.Non-GAAP Financial Measures

This Proxy Statement includes certain adjusted financial measures that are calculated on a non-GAAP basis. The Company believes that these measures are useful to compare the Company’s results across several periods and facilitate an understanding of the Company’s operating results. The Company uses these measures to evaluate the Company’s operating performance and use of equity and the Compensation and Human Capital Committee uses these measures as part of its assessment of the performance of the NEOs. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP, which are included in the reconciliations below.

(1) Return on Tangible Common Equity (ROTCE), also referred to by the Company as Return on Average Tangible Common Equity (ROATCE), is a non-GAAP financial measure used by the Company that represents the measure of net income available to common stockholders as a percentage of average tangible common equity. ROTCE is one of the performance measures used in the Company’s long-term incentive plan performance RSUs. A reconciliation of ROTCE to the most directly comparable GAAP measure, Return on Average Common Equity (ROACE), is presented below.

	2024 ($mm)	2023 ($mm)	2022 ($mm)

Net Income Available to Common Stockholders	$60.3	$171.9	$315.2
Average Common Equity	$2,955.5	$2,795.0	$2,783.3
Less: Average Goodwill and Intangibles	1.5	1.5	14.5
Average Tangible Common Equity	$2,954.0	$2,793.5	$2,768.8

ROACE	2.0%	6.2%	11.3%
ROTCE	2.0%	6.2%	11.4%

TCBI 2025|Notice of Annual Meeting and Proxy Statement A-1

Annex A – Definitions and Non-GAAP Measures
(2) The following items are non-GAAP financial measures: adjusted non-interest income, adjusted non-interest expense, adjusted net income, adjusted net income available to common stockholders, adjusted pre-provision net revenue (“PPNR”), adjusted diluted earnings/(loss) per common share, adjusted return on average assets, adjusted return on average common equity, efficiency ratio, and adjusted efficiency ratio. These are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The table below provides a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures.

	2024 ($mm)	2023 ($mm)	2022 ($mm)	2021 ($mm)	2020 ($mm)
Net interest income	$901.3	$914.1	$875.8	$768.8	$851.3

Non-interest income	31.0	161.4	349.5	138.3	203.0
Available-for-sale debt securities losses, net	179.6	—	—	—	—
Gain on sale of insurance premium finance subsidiary	—	—	(248.5)	—	—
Non-interest income, adjusted	210.6	161.4	101.0	138.3	203.0

Non-interest expense	758.3	756.9	727.5	599.0	704.4
FDIC special assessment	(2.8)	(19.9)	—	—	—
Restructuring expenses	(7.9)	—	(9.8)	(12.0)	(54.0)
Legal settlement	(5.0)	—	—	—	—
Transaction costs	—	—	(29.6)	—	(17.8)
Charitable contribution	—	—	(8.0)	—	—
Non-interest expense, adjusted	742.5	737.1	680.1	587.0	632.6

Provision for credit losses	67.0	72.0	66.0	(30.0)	258.0

Income tax expense/(benefit)	29.6	57.5	99.3	84.1	25.7
Tax effect of adjustments	47.2	4.6	(45.4)	2.7	15.6
Income tax expense/(benefit), adjusted	76.8	62.1	53.9	86.8	41.3

Net income/(loss)[1]	$77.5	$189.1	$332.5	$253.9	$66.3
Net income/(loss), adjusted[1]	$225.6	$204.4	$176.8	$263.2	$122.4

Preferred stock dividends	17.3	17.3	17.3	18.7	9.8

Net income/(loss) to common stockholders[2]	$60.3	$171.9	$315.2	$235.2	$56.5
Net income/(loss) to common stockholders, adjusted[2]	$208.3	$187.1	$159.5	$244.5	$112.6

PPNR[3]	$174.1	$318.6	$497.8	$308.1	$349.9
PPNR[3], adjusted	$369.4	$338.5	$296.6	$320.1	$421.7

Weighted average common shares outstanding, diluted	46,989,204	48,610,206	51,046,742	51,140,974	50,582,979
Diluted earnings/(loss) per common share	$1.28	$3.54	$6.18	$4.60	$1.12
Diluted earnings/(loss) per common share, adjusted	$4.43	$3.85	$3.13	$4.78	$2.23

Average total assets	$30,613.2	$29,537.3	$32,049.8	$38,140.8	$37,516.2
Return on average assets	0.25%	0.64%	1.04%	0.67%	0.18%
Return on average assets, adjusted	0.74%	0.69%	0.55%	0.69%	0.33%

Average common equity	$2,955.5	$2,795.0	$2,783.3	$2,815.7	$2,686.7
Return on average common equity	2.04%	6.15%	11.33%	8.35%	2.10%
Return on average common equity, adjusted	7.05%	6.70%	5.73%	8.68%	4.19%

Efficiency ratio[4]	81.3%	70.4%	59.4%	66.0%	66.8%
Efficiency ratio, adjusted[4]	66.8%	68.5%	69.6%	64.7%	60.0%
[1] Net interest income plus non-interest income, less non-interest expense, provision for credit losses and income tax expense/(benefit). On an adjusted basis, net interest income plus non-interest income, adjusted, less non-interest expense, adjusted, provision for credit losses and income tax expense/(benefit), adjusted. [2] Net income/(loss), less preferred stock dividends. On an adjusted basis, net income/(loss), adjusted, less preferred stock dividends. [3] Net interest income plus non-interest income, less non-interest expense. On an adjusted basis, net interest income plus non-interest income, adjusted, less non-interest expense, adjusted. [4] Non-interest expense divided by the sum of net interest income and non-interest income. On an adjusted basis, non-interest expense, adjusted, divided by the sum of net interest income and non-interest income, adjusted.

TCBI 2025|Notice of Annual Meeting and Proxy Statement A-2

Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
ANNEX B

TEXAS CAPITAL BANCSHARES, INC.
2022 LONG-TERM INCENTIVE PLAN
(as amended and restated as of _____________, 2025)

The Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan (the “Plan”) was originally adopted by the Board of Directors of Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”), on February 8, 2022 and the Company’s stockholders on April 19, 2022. The Plan shall be effective as of April 26, 2022 (the “Effective Date”).
ARTICLE I
PURPOSE
The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, or in tandem, that will:
(a)    increase the interest of such persons in the Company’s welfare;
(b)    furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and
(c)    provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.
With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.
ARTICLE 2
DEFINITIONS
For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
2.1    “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, and any other applicable law, rule or restriction.
2.2    “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).
2.3    “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
2.4    “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
2.5    “Authorized Officer” is defined in Section 3.2(b) hereof.
2.6    “Board” means the board of directors of the Company.
2.7    “Cause”, with respect to a Participant’s Award, shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if the employment agreement does not contain a definition of “cause” or the Participant has not entered into an employment agreement with the Company, “Cause” means any of the following acts by the Participant, as determined in good faith by the Company: (i) misappropriation of funds or property, fraud or dishonesty within the course of providing services to the Company which evidences a want of integrity or breach of trust;
TCBI 2024|Notice of Annual Meeting and Proxy Statement B-1

Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
(ii) indictment for a misdemeanor that has caused or may be reasonably expected to cause material injury to the Company, any of its Subsidiaries, any of its affiliates or any of their interests, or indictment for a felony; (iii) any willful or negligent action, inaction, or inattention to duties of the Participant within the course of providing services to the Company that causes the Company material harm or damages (as determined in the sole and absolute discretion of the Company); (iv) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled; (v) inexcusable or repeated failure by the Participant to follow applicable Company policies and procedures; (vi) conduct of the Participant which is materially detrimental to the Company (as determined in the sole and absolute discretion of the Company); or (vii) any material violation of the terms of the Participant’s employment agreement (or, if Participant is a Contractor, of the Participant’s consulting or contractor agreement), if any.
2.8    “Change in Control” means any of the following, except as otherwise provided herein:
(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 51% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
    (b)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or
    (c)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 51% or more of the combined voting power of the Company’s then outstanding securities; or
    (d)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing provisions of this Section 2.8, if an Award issued under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such Award under the
TCBI 2024|Notice of Annual Meeting and Proxy Statement B-2

Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
Plan unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.
2.9    “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan, or an Award Agreement.
2.10    “Code” means the United States Internal Revenue Code of 1986, as amended.
2.11    “Committee” means the Compensation and Human Capital Committee of the Board, unless the Board appoints or designates a different committee to administer the Plan in accordance with Article 3 of this Plan.
2.12    “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
2.13    “Company” means Texas Capital Bancshares, Inc., a Delaware corporation, and any successor entity.
2.14    “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person (or any entity employing such person) and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.15    “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.
2.16    “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.
2.17    “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.
2.18    “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.
2.19    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
2.20    “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act.
2.21    “Exercise Date” is defined in Section 8.3(b) hereof.
2.22    “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc., formerly known as Pink OTC Markets Inc.; or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.
2.23    “Good Reason”, with respect to a Participant’s Award, shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if the employment agreement does not contain a definition of “good reason” or the Participant has not entered into an employment agreement with the Company, “Good Reason”
TCBI 2024|Notice of Annual Meeting and Proxy Statement B-3

Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
means: (i) without his or her express written consent, the assignment of the Participant to a position constituting a material demotion, or loss of compensation or job duties by comparison to his or her position with the Company on the Date of Grant; provided, however, that changes, as opposed to a loss, in the Participant’s job duties or changes to reporting relationships, at the Board’s discretion, and without a material loss in the Participant’s compensation, will not constitute “Good Reason”; (ii) the change of the location where the Participant performs the majority of the Participant’s job duties on the Date of Grant of the Award (“Base Location”) to a location that is more than fifty (50) miles from the Base Location, without the Participant’s written consent; (iii) a reduction by the Company in the Participant’s base salary as in effect on the Date of Grant of the Award, unless the reduction is a proportionate reduction of the compensation of the Participant and all other senior officers of the Company as a part of a company-wide effort to enhance the Company’s financial condition; or (iv) after the occurrence of a Change in Control, a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position(s) with the Company which the Participant held immediately before the Change in Control, or a material reduction in total compensation, including incentive compensation, stock-based compensation and benefits received from the Company compared to the total compensation and benefits to which the Participant was entitled immediately before the Change in Control.
2.24    “Immediate Family Members” is defined in Section 15.8 hereof.
2.25    “Incentive” is defined in Section 2.2 hereof.
2.26    “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
2.27    “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
2.28    “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
2.29    “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.30    “Other Award” means an Award issued pursuant to Section 6.9 hereof.
2.31    “Outside Director” means a director of the Company who is not an Employee or a Contractor.
2.32    “Participant” means an Employee or Contractor of the Company or a Subsidiary or an Outside Director to whom an Award is granted under this Plan.
2.33    “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
2.34    “Performance Criteria” is defined in Section 6.10 hereof.
2.35    “Performance Goal” means any of the goals set forth in Section 6.10 hereof.
2.36    “Plan” means this Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan, as amended from time to time.
2.37    “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.
2.38    “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
2.39    “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.
2.40    “Restriction Period” is defined in Section 6.4(b)(i) hereof.
TCBI 2024|Notice of Annual Meeting and Proxy Statement B-4

Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
2.41    “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.
2.42    “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
2.43    “Spread” is defined in Section 12.4(b) hereof.
2.44    “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.
2.45    “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
2.46    “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.51, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.47    “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.52, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.48    “Withheld Dividends” is defined in Section 6.4(b)(ii) hereof.
ARTICLE 3
ADMINISTRATION
3.1    General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Committee. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
3.2    Designation of Participants and Awards.
(a)    The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).
(b)    Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees other than Reporting Persons as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award.
3.3    Authority of the Committee. The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules and regulations, as necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.
The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.
With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4
ELIGIBILITY
Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
5.1    Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is two million five hundred thousand (2,500,000) shares, less the net number of shares covering awards made pursuant the Company's 2015 Long-Term Incentive Plan between December 31, 2021 and the Effective Date (the “Shares Available”). One hundred percent (100%) of the Shares Available may be delivered pursuant to Incentive Stock Options.
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
5.2    Reuse of Shares. To the extent that any Awards under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, without the issuance of Shares, then the number of shares of Common Stock covered by the Awards so forfeited, expired, or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, shares forfeited back to the Company, or shares canceled on account of termination, expiration or lapse of an Award shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.
ARTICLE 6
GRANT OF AWARDS
6.1    In General.
(a)    The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.
(b)    If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.
(c)    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
6.2    Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.
6.3    Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
6.4    Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable. The provisions of Restricted Stock need not be the same with respect to each Participant.
(a)    Legend on Shares. The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.
(b)    Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:
(i)    Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and the limitations set forth in Section 7.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.
(ii)    Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided that (A) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account without interest (together, “Withheld Dividends”); and (B) such Withheld Dividends attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Withheld Dividends, if applicable, upon the release of restrictions on such share (i.e., upon vesting) and, if such share is forfeited, the Participant shall forfeit and have no right to such Withheld Dividends. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock lapse. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.
(iii)    The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.
(iv)    Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock and any Withheld Dividends shall be forfeited by the Participant. In the event a Participant has paid any
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock and any Withheld Dividends shall cease and terminate, without any further obligation on the part of the Company.
6.5    SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the Award Agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Appreciation Right granted hereunder.
6.6    Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of a Restricted Stock Unit may provide that the holder may be paid for the value of the Restricted Stock Unit either in cash or in shares of Common Stock, or a combination thereof. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction. If the applicable Award Agreement provides that Restricted Stock Units are eligible for dividends or dividend equivalents, then in no event shall such dividend equivalents be paid or distributed until the vesting restrictions of the underlying Restricted Stock Units lapse.
6.7    Performance Awards.
(a)    The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions. If the applicable Award Agreement provides that Performance Award is eligible for dividends or dividend equivalents, then in no event shall such dividends or dividend equivalents be paid or distributed until the vesting restrictions of the underlying Performance Award lapse.
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.
(b)    Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.
6.8    Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award; provided, however, that no Dividend Equivalent Right may be paid or granted with respect to any Stock Option or SAR. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof) and subject to the same vesting provisions as provided for the host Award, or (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date on which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Award lapse.
6.9    Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant. If the applicable Award Agreement provides that such other form of Award is eligible for dividends or dividend equivalents, then in no event shall such dividends or dividend equivalents be paid or distributed until the vesting restrictions of the underlying Award lapse.
6.10    Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, may consist of one or more or any combination of the following criteria: tangible book value; tangible common equity; growth in interest income and expense; net interest margin; efficiency ratio; growth in non-interest income and non-interest expense and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (including, fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios (including adjusted earnings/full-time equivalent (FTE), pre-tax income/FTE); return on assets; return on equity or stockholders’ equity; economic value of equity (EVE); internal controls; enterprise risk measures (including interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); cost; revenues; revenue ratios (per employee or per customer); ratio of debt to debt plus equity; net borrowing; debt ratings; profit before tax; cash return on capitalization; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); earnings per share growth; operating income; net income; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; return on capital compared to cost of capital; return on invested capital; cash flow; net cash flow before financing activities; cost reductions; cost ratios (per employee or per customer); free cash flow; net profit; sales; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; market share; inventory levels, inventory turn or shrinkage; total return to stockholders; budget goals; customer growth; total market value; dividend payout; or dividend growth (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.
6.11    Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.
6.12    No Repricing of Stock Options or SARs. The Committee may not “reprice” any Stock Option or SAR without the prior approval of the Company’s shareholders. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option or SAR to reduce its exercise price or base price, directly or indirectly, (ii) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, (iii) repurchasing a Stock Option or SAR for value (in cash or otherwise) from a Participant at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.
6.13    Recoupment for Restatements. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.
6.14    Limit on Awards to Outside Directors. With respect to any one calendar year, the aggregate compensation that may be granted to any individual Outside Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $500,000; provided, however, that the Board may, in its sole discretion, make exceptions to such limit in extraordinary circumstances if it determines in its sole discretion that such exception is advisable. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the Outside Director in such year (computed in accordance with applicable financial accounting rules).
ARTICLE 7
AWARD PERIOD; VESTING
7.1    Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.
7.2    Vesting. The Committee, in its sole discretion, shall establish the vesting terms applicable to an Incentive, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 7.2. Except with respect to a maximum of five percent (5%) of the Shares Available, any stock-based Incentives which vest on the basis of a Participant’s continued employment with or provision of service to the Company shall have a minimum vesting requirement of one (1) year and any stock-based Incentives which vest upon the attainment of performance goals shall provide for a Performance Period of at least one (1) year (subject to automatic acceleration of vesting only in the event of death or Total and Permanent Disability of the Participant).
ARTICLE 8
EXERCISE OR CONVERSION OF INCENTIVE
8.1    In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
8.2    Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.
8.3    Exercise of Stock Option.
(a)    In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.
(b)    Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.
Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
(c)    Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.
8.4    SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date thereof, which shall be at least three (3) days after giving such notice unless an earlier time shall
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:
(a)    cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;
(b)    that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or
(c)    the Company may settle such obligation in part with shares of Common Stock and in part with cash.
The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.
8.5    Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.
ARTICLE 9
AMENDMENT OR DISCONTINUANCE
Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.
ARTICLE 10
TERM
The Plan shall be effective from the Effective Date. Unless sooner terminated by action of the Board, the Plan will terminate on April 19, 2034, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.
ARTICLE 11
CAPITAL ADJUSTMENTS
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the Option Price of each outstanding Award, (iv) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (v) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.
Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 12
RECAPITALIZATION, MERGER AND CONSOLIDATION
12.1    No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.2    Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.
12.3    Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any Change in Control, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms (a “Substituted Incentive”); provided, however, that the terms and conditions of such Substituted Incentive shall be approved by the Committee or the Board and provided further, that such Substituted Incentive shall provide that if within two years after the effective date of the transaction, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) any time-based vesting or exercise restrictions on such Participant’s Substituted Incentives shall lapse; and (ii) the payout opportunities attainable under such Participant’s performance-based Substituted Incentives shall be deemed to have been earned as of the date of termination based upon the actual level of achievement of all relevant performance goals against target as of the date of such termination and there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.
12.4    Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event the acquiror or the surviving or resulting corporation does not agree to assume the Incentives, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
(a)    giving notice to each holder thereof or his or her personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or
(b)    in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof. Notwithstanding the foregoing, with respect to Performance Awards, the Committee only may approve the acceleration of vesting and/or cash-out if (i) the amount payable or vested is linked to the achievement of the Performance Goals for such Performance Award as of the date of the Change in Control and/or (ii) the amount to be paid or vested under the Performance Award on the Change in Control is pro-rated based on the time elapsed in the applicable performance period between the Performance Award’s Date of Grant and the Change in Control.
ARTICLE 13
LIQUIDATION OR DISSOLUTION
Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.
ARTICLE 14
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES
Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.
ARTICLE 15
MISCELLANEOUS PROVISIONS
15.1    Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
15.2    No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
15.3    Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.
15.4    Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
15.5    Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
15.6    Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.
15.7    Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, by the actual delivery by the exercising Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) unless otherwise determined by the Committee at the time the Award is granted or thereafter, by withholding from the Award a number of shares having an aggregate Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes; or (iv) by any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
15.8    Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.
Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.
Following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which, with respect to any Award that is a Nonqualified Stock Option and SAR, the Award shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 15.8.
15.9    Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
15.10    Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):
On the face of the certificate:
“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
On the reverse:
“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Texas Capital Bancshares, Inc. 2022 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”
The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”
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Annex B – 2022 Long-Term Incentive Plan, As Amended and Restated
15.11    Governing Law. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. Each Award Agreement shall require the Participant to release and covenant not to sue any Person other than the Company over any Claim. The individuals and entities described above in this Section 15.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 15.11.
A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.
***************
IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of _______________, 2025, by its President and Chief Executive Officer pursuant to prior action taken by the Board.
TEXAS CAPITAL BANCSHARES, INC.

By:________________________________
Rob C. Holmes
President and Chief Executive Officer

TCBI 2024|Notice of Annual Meeting and Proxy Statement B-18

Texas Capital Bancshares, Inc.

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903

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Texas Capital Bancshares, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of February 19, 2025

Tuesday, April 15, 2025 7:30 AM, Central Time

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- Use any touch-tone telephone
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- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby constitues and appoints J. Matthew Scurlock and Anna M. Alvarado, and each of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Texas Capital Bancshares, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 15, 2025 at 7:30 AM, and any adjournment or postponement thereof upon the matters specified, and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Texas Capital Bancshares, Inc.

Texas Capital Bancshares, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD RECOMMENDS A VOTE:
FOR PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect thirteen (13) directors - each to serve until the next annual meeting of stockholders or until their successors are elected and qualified:				
		FOR	WITHHOLD		
	1.01 Paola M. Arbour	☐	☐		FOR
	1.02 Jonathan E. Baliff	☐	☐		FOR
	1.03 Ranjana B. Clark	☐	☐		FOR
	1.04 Rob C. Holmes	☐	☐		FOR
	1.05 David S. Huntley	☐	☐		FOR
	1.06 Charles S. Hyle	☐	☐		FOR
	1.07 Thomas E. Long	☐	☐		FOR
	1.08 Mark W. Midkiff	☐	☐		FOR
	1.09 Elysia Holt Ragusa	☐	☐		FOR
	1.10 Steven P. Rosenberg	☐	☐		FOR
	1.11 Robert W. Stallings	☐	☐		FOR
	1.12 Dale W. Tremblay	☐	☐		FOR
	1.13 Laura L. Whitley	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the apointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025;	☐	☐	☐	FOR
3.	To approve, on an advisory basis, the 2024 compensation of the Company's named executive officers as described in the Proxy Statement;	☐	☐	☐	FOR
4.	To approved the 2022 Long-Term Incentive Plan, as amended and restated, as described in the Proxy Statement; and	☐	☐	☐	FOR
	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.				

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. If signing as attorney, administrator, executor, trustee, guardian or other fiduciary, please include title and authority. If a corporation or partnership, please provide full name of corporation or partnership and title of authorized officer signing the proxy.

Signature (and Title if applicable) Date Signature (if held jointly) Date